UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a-12

CONCERT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Amount Previously Paid: $0
	(2)	Form, Schedule or Registration Statement No.: Schedule 14A
	(3)	Filing Party: Concert Pharmaceuticals, Inc.
	(4)	Date Filed: March 23, 2017

PRELIMINARY PROXY STATEMENT DATED MARCH 23, 2017—SUBJECT TO COMPLETION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on [●], 2017

Dear Stockholders,

You are cordially invited to attend the 2017 annual meeting of stockholders (the “Annual Meeting”) of Concert Pharmaceuticals, Inc. (the “Company”), which will be held on [●], 2017 at [●] Eastern Time, at the offices of the Company, 99 Hayden Avenue, Suite 500, Lexington, MA 02421, to consider and vote upon the following proposals:

1. The election of three Class III Directors (the “Director Nominees”) to our Board of Directors (the “Board”), to serve until the 2020 Annual Meeting of Stockholders (the “Director Proposal”);

2. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (the “Auditor Proposal”);

3. The authorization of the sale (the “Asset Sale”) by the Company to Vertex Pharmaceuticals (Europe) Limited (“Vertex”), a U.K. limited company and wholly-owned subsidiary of Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (“Parent”), of the clinical candidate CTP-656 and other assets related to the treatment of cystic fibrosis pursuant to the terms of the related Asset Purchase Agreement, dated as of March 3, 2017, by and among the Company, Vertex and Parent, as Guarantor (the “Asset Purchase Agreement”), for an aggregate of $160 million in cash upon closing of the transaction (the “Closing”), and an aggregate of up to $90 million following the Closing upon the achievement of certain milestone events (the “Asset Sale Proposal”); and

4. The adjournment of the Annual Meeting, if necessary and to the extent permitted by the Asset Purchase Agreement, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the proposals described above (the “Adjournment Proposal”).

Our Board has fixed the close of business on [●], 2017 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment of that meeting. Each stockholder is entitled to one vote for each share of Company common stock held on the record date.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES, “FOR” THE AUDITOR PROPOSAL, “FOR” THE ASSET SALE PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.

Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on proposal to elect directors or approve the Asset Sale, without your instructions.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Roger D. Tung
Roger D. Tung, Ph.D. President and Chief Executive Officer

This proxy statement is dated [●], 2017 and is first being mailed to stockholders on or about [●], 2017.

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE READ THE PROXY STATEMENT AND PROMPTLY VOTE YOUR PROXY VIA THE INTERNET, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE ANNUAL MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

IF YOU HAVE ALREADY VOTED OR DELIVERED YOUR PROXY FOR THE ANNUAL MEETING, YOUR VOTE WILL BE COUNTED AND YOU DO NOT HAVE TO VOTE YOUR SHARES AGAIN. IF YOU WISH TO CHANGE YOUR VOTE, YOU SHOULD REVOTE YOUR SHARES.

THE PROXY STATEMENT, OUR FORM OF PROXY CARD, AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016 ARE AVAILABLE ON THE INTERNET AT [●].

ADDITIONAL INFORMATION

For additional questions about the Asset Sale Proposal, assistance in submitting proxies or voting shares of the Company’s common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll free: (888) 750-5834

Banks and Brokers may call collect (212) 750-5833

If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should also call your brokerage firm, bank, trust or other nominee for additional information.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON [●], 2017.

These proxy materials are being made available to stockholders on or about [●], 2017 at the following URL: http://ir.concertpharma.com/annuals-proxies.cfm.

Concert Pharmaceuticals, Inc.

Proxy Statement

i

PRELIMINARY PROXY STATEMENT DATED MARCH 23, 2017—SUBJECT TO COMPLETION

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE PROPOSALS

The following are some questions that you, as a holder of common stock (a “Stockholder”) of the Company, may have regarding the 2017 annual meeting of Stockholders (the “Annual Meeting”) of Concert Pharmaceuticals, Inc. (the “Company”) and the proposals and brief answers to such questions. We urge you to carefully read this entire proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement because the information in this section does not provide all the information that may be important to you as a Stockholder of the Company with respect to the proposals. See “Where You Can Find More Information” beginning on page 84.

In this proxy statement, the terms “we,” “us,” “our,” “the Company” and “Concert,” refer to Concert Pharmaceuticals, Inc., the term the “Board” refers to the Board of Directors of the Company, the term “Vertex” refers to Vertex Pharmaceuticals (Europe) Limited, the term “Parent” refers to Vertex Pharmaceuticals, Incorporated, and the term “parties” refers to Concert and Vertex.

THE ANNUAL MEETING

When and where will the Annual Meeting take place?

The Annual Meeting will be held on [●], 2017 at [●] Eastern Time, at the offices of the Company, 99 Hayden Avenue, Suite 500, Lexington, MA 02421.

What proposals are the Stockholders being asked to consider?

At the Annual Meeting, you will be asked to vote upon:

1.	The election of three Class III Directors (the “Director Nominees”) to our board of directors (the “Board”), to serve until the 2020 Annual Meeting of Stockholders (the “Director Proposal”);

2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (the “Auditor Proposal”);

3.	The authorization of the sale (the “Asset Sale”) by the Company to Vertex Pharmaceuticals (Europe) Limited (“Vertex”), a U.K. limited company and wholly-owned subsidiary of Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (“Parent”), of the clinical candidate CTP-656 and other assets related to the treatment of cystic fibrosis (the “CF Enterprise”) pursuant to the terms of the related Asset Purchase Agreement, dated as of March 3, 2017, by and among the Company, Vertex and Parent, as Guarantor (the “Asset Purchase Agreement”), for an aggregate of $160 million in cash upon closing of the transaction (the “Closing”), and an aggregate of up to $90 million following the Closing upon the achievement of certain milestone events (the “Asset Sale Proposal”); and

4.	The adjournment of the Annual Meeting, if necessary and to the extent permitted by the Asset Purchase Agreement, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the proposals described above (the “Adjournment Proposal”).

What are the recommendations of the Board?

The Board has approved the four proposals and unanimously recommends that the Stockholders vote “FOR” each of the Director Nominees, the Auditor Proposal, the Asset Sale Proposal, and the Adjournment Proposal.

What is the Record Date for the Annual Meeting?

Holders of our common stock as of the close of business on [●], 2017, the Record Date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments of the Annual Meeting.

Who can vote at the Annual Meeting?

Stockholders who owned shares of our common stock on the Record Date may attend and vote at the Annual Meeting. There were [●] shares of common stock outstanding on the Record Date. All shares of common stock have one vote per share and vote together as a single class. Information about the stockholdings of our directors and executive officers is contained in the section of this proxy statement entitled “Principal Stockholders” beginning on page 33 of this proxy statement.

What is the proxy card?

The proxy card enables you to appoint Roger D. Tung, D. Ryan Daws and I. Robert Silverman as your proxies at the Annual Meeting. By completing and returning the proxy card as described herein, you are authorizing these people to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we think that it is a good idea to complete and return your proxy card before the Annual Meeting date just in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

What is the difference between holding shares as a Stockholder of record and as a beneficial owner?

Most of our Stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, Inc., you are a “Stockholder of record” who may vote at the Annual Meeting, and we are sending these proxy materials directly to you. As the Stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us, by voting online or to vote in person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card or vote online to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the Stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Annual Meeting. However, since you are not the Stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Annual Meeting.

What is the quorum required for the Annual Meeting?

The representation in person or by proxy of holders of at least a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

Assuming that a quorum is present, what vote is required to approve the proposals to be voted upon at the Annual Meeting?

•	The election of each Director Nominee requires the affirmative vote of a plurality of votes of the shares cast at the election.

•	The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called Annual Meeting.

•	The approval of the Asset Sale Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of the Company.

•	The Annual Meeting may be adjourned by the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

How do I vote?

Stockholders have four voting options. You may vote using one of the following methods:

1.	Internet. If you hold shares directly in your own name and are the holder of record, you can vote over the Internet by accessing the website at [●], and following the instructions on the website. Internet voting is available 24 hours a day. If you vote over the Internet, do not return your proxy card. If, however, you hold the shares through a broker and not in your own name, then follow the specific instructions included in your proxy materials

2.	Telephone. If you hold shares directly in your own name and are the holder of record, you can vote by telephone by calling the telephone number located on the enclosed proxy card. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Telephone voting is available 24 hours a day. If, however, you hold the shares through a broker and not in your own name, then follow the specific instructions included in your proxy materials, including the specific phone number to use to vote your shares by phone.

3.	Mail. You can vote by mail by simply completing, signing, dating and mailing your proxy card in the postage-paid envelope included with this proxy statement.

4.	In Person. You may come to the Annual Meeting and cast your vote there. The Board recommends that you vote by proxy even if you plan to attend the Annual Meeting. If your shares of common stock are held in a stock brokerage account or through a bank, broker or other nominee, or, in other words, in “street name”, and you wish to vote in person at the Annual Meeting, you must bring a letter from your bank, broker or nominee identifying you as the beneficial owner of the shares and authorizing you to vote such shares at the Annual Meeting.

What are the effects of not voting or abstaining? What are the effects of broker non-votes?

If you do not vote by virtue of not being present in person or by proxy at the Annual Meeting, your shares will not be counted for purposes of determining the existence of a quorum.

Abstentions will be counted for the purpose of determining the existence of a quorum. However, they will not be considered in determining the number of votes cast. Accordingly, an abstention will have no effect on the Director Proposal, Auditor Proposal or Adjournment Proposal, but will be treated in the same manner as a vote against the Asset Sale Proposal.

Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Broker non-votes will be counted for the purpose of determining the existence of a quorum. However, the Director Proposal and the Asset Sale Proposal are “non-routine” matters. Thus, in tabulating the voting result for these proposals, shares that constitute broker non-votes are not considered votes cast on those proposals.

What does it mean if I received more than one proxy card?

If your shares are registered differently or in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all of your shares are voted.

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a vote “for” each of the Director Nominees, the Auditor Proposal, the Asset Sale Proposal and the Adjournment Proposal and a vote “for” for all of the other proposals being placed before our Stockholders at the Annual Meeting.

What happens if I sell my shares after the record date but before the Annual Meeting?

The Record Date for the Annual Meeting is earlier than the date of the Annual Meeting and the date on which the Asset Sale is expected to be completed. If you transfer your shares after the Record Date but before the date of the Annual Meeting, you will retain your right to vote at the Annual Meeting (provided that such shares remain outstanding on the date of the Annual Meeting).

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	sending a written notice to our Corporate Secretary at 99 Hayden Avenue, Suite 500, Lexington, MA 02421, stating that you would like to revoke your proxy of a particular date;

•	signing another proxy card with a later date and returning it before the polls close at the Annual Meeting; or

•	attending the Annual Meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend and vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Who can help answer my other questions?

If you have more questions about this proxy statement, the Asset Sale Proposal or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll free: (888) 750-5834

Banks and Brokers may call collect (212) 750-583

QUESTIONS AND ANSWERS REGARDING THE ASSET SALE PROPOSAL

Why did the Company enter into the Asset Purchase Agreement?

The decision by our Board to approve the entry into the Asset Purchase Agreement was based on a number of factors, including, among others, (i) the limited market for CTP-656 as a monotherapy, and the uncertainty of finding a collaboration partner to develop CTP-656 in a combination therapy to treat the majority of cystic fibrosis patients; (ii) the substantial expense and uncertain regulatory approval pathway in the U.S. and Europe for developing CTP-656 as a monotherapy; (iii) our belief that Vertex could effectively and efficiently develop CTP-656 for cystic fibrosis patients; (iv) our belief that Vertex offered the best opportunity for the Company to realize the value of its cystic fibrosis assets; (v) our belief that the Asset Sale would enable us to focus management attention on and more effectively expand and develop our pipeline of other drugs; and (vi) the alternatives available if we did not sell CTP-656, including our continued development of CTP-656 with meaningful risks, financial commitments and uncertainties, none of which, in the view of our Board, were as favorable to the Company and its Stockholders as, nor more favorable to the Company and its Stockholders than, the Asset Sale.

Why is the Asset Sale Subject to Stockholder Approval?

The Company does not believe that the Asset Sale constitutes a sale of “all or substantially all” of the Company’s assets that would require stockholder approval under applicable Delaware law. Nonetheless, the parties have agreed that a condition to Closing under the Asset Purchase Agreement will be the authorization of the Asset Purchase Agreement by an affirmative vote of Stockholders holding a majority of the outstanding shares of the Company’s common stock (the “Requisite Vote”).

What will happen if the Asset Sale is authorized by the Requisite Vote?

If the Asset Sale is authorized by the Requisite Vote and the other conditions to the consummation of the Asset Sale are satisfied or waived, we will sell to Vertex the assets constituting the CF Enterprise. At the Closing of the Asset Sale, we will receive $160 million in cash from Vertex, of which $16 million will be held in escrow for a period of eighteen months to satisfy potential indemnity claims by Vertex. In addition, we will receive up to an additional $90 million in cash from Vertex post-Closing if certain milestones are met. Of this amount, $50 million will become payable to the Company upon receipt of marketing approval by the U.S. Food and Drug Administration (the “FDA”) for a combination treatment regimen containing CTP-656 for patients with cystic fibrosis, and $40 million will become payable to the Company upon completion of a pricing and reimbursement agreement in the first of the United Kingdom, Germany or France with respect to a combination treatment regimen containing CTP-656 for patients with cystic fibrosis. See “Proposal No. 3: The Asset Sale-The Asset Purchase Agreement-Consideration to be Received by the Company” beginning on page 70 of this proxy statement. Following the Asset Sale, the Company will retain all unrelated assets, debts and liabilities, including our non-CF Enterprise business operations and related expenses.

What will happen if the Asset Sale is not authorized by the Requisite Vote?

Pursuant to the terms of the Asset Purchase Agreement, if we fail to obtain the Requisite Vote, the Asset Purchase Agreement may be terminated. In the event of such termination, under certain circumstances we would be required to reimburse Vertex for up to $500,000 of its transaction-related expenses, and in certain other circumstances we would be required to pay Vertex a cash termination fee of $6.4 million (the “Termination Fee”). See “Proposal No. 3: The Asset Sale-The Asset Purchase Agreement-Termination” beginning on page 79, and “Risk Factors Regarding Asset Sale” beginning on page 45 of this proxy statement.

What is the purchase price to be received by the Company?

The consideration to be received by the Company in the Asset Sale is $160 million in cash, payable upon Closing of the Asset Sale, of which $16 million will be held in escrow for a period of eighteen months to satisfy potential indemnity claims by Vertex. In addition, we will receive up to an additional $90 million from Vertex if certain milestones are met. Of this amount, $50 million will become payable to the Company upon receipt of FDA marketing approval for a combination treatment regimen containing CTP-656 for patients with cystic fibrosis, and $40 million will become payable to the Company upon completion of a pricing and reimbursement agreement in the first of the United Kingdom, Germany or France with respect to a combination treatment regimen containing CTP-656 for patients with cystic fibrosis. See “Proposal No. 3: The Asset Sale -The Asset Purchase Agreement-Consideration to be Received by the Company” beginning on page 70 of this proxy statement and “Risk Factors Regarding Asset Sale” beginning on page 45 of this proxy statement.

What are the material terms of the Asset Purchase Agreement?

In addition to the cash consideration we will receive at the Closing of the Asset Sale, the Asset Purchase Agreement contains other important terms and provisions, including our obligation to indemnify Vertex from certain damages as set forth in the Asset Purchase Agreement. See “Proposal No. 3: The Asset Sale-The Asset Purchase Agreement” beginning on page 68 of this proxy statement.

What are the Interests of Certain Persons in the Asset Sale?

The Asset Sale will not constitute a change of control pursuant to outstanding employment agreements and under the terms of our outstanding equity incentive plan. As a result, none of our officers, directors or employees will receive any separate benefit from the Asset Sale. As noted in the section entitled “Use of Proceeds and Activities Following the Asset Sale” beginning on page 42 of this proxy statement, we will use the proceeds from the Asset Sale to fund our future business activities and for general working capital purposes.

How would the proceeds from the Asset Sale be used?

The proceeds from the Asset Sale will be received by the Company, not our Stockholders. As noted in the Section entitled “Use of Proceeds and Activities Following the Asset Sale” beginning on page 42 of this proxy statement, the Company will use a portion of the proceeds to pay for transaction costs associated with the Asset Sale. The balance of the proceeds will be used to fund our future business activities and for general working capital purposes.

What does the Board recommend regarding the Asset Sale Proposal?

Our Board has determined that the terms and conditions of the Asset Purchase Agreement and the transactions contemplated thereby, including the Asset Sale, are desirable to and in the best interests of the Company. Our Board unanimously recommends that you vote “FOR” the Asset Sale Proposal.

Do I have appraisal or dissenters’ rights in connection with the Asset Sale?

No. Stockholders may vote against the authorization of the Asset Sale Proposal, but under Delaware law, appraisal or dissenters’ rights are not provided to Stockholders in connection with the Asset Sale because, among other reasons, the Asset Sale does not constitute a merger or consolidation under applicable Delaware law.

Are there any risks to the Asset Sale?

Yes. You should carefully read the section entitled “Risk Factors Regarding Asset Sale” beginning on page 45 of this proxy statement.

What are the U.S. federal income tax consequences of the Asset Sale to U.S. Stockholders?

Our U.S. Stockholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Asset Sale. See “Proposal No. 3: The Asset Sale- Certain U.S. Federal Income Tax Considerations of the Asset Sale” beginning on page 67 of this proxy statement.

When is the Closing of the Asset Sale expected to occur?

If the Asset Sale is authorized by our Stockholders and all other conditions to completing the Asset Sale are satisfied or waived, the Closing of the Asset Sale is currently expected to occur by October 31, 2017 (the date on which the Closing occurs, the “Closing Date”).

THE ANNUAL MEETING

Time, Date and Place

The Annual Meeting will be held on [●], 2017 at [●] Eastern Time, at the offices of the Company at 99 Hayden Avenue, Suite 500, Lexington, MA 02421.

Proposals

At the Annual Meeting, you will be asked to vote upon:

1.	The election of three Class III Directors (the “Director Nominees”) to our board of directors (the “Board”), to serve until the 2020 Annual Meeting of Stockholders (the “Director Proposal”);

2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (the “Auditor Proposal”);

3.	The authorization of the sale (the “Asset Sale”) by the Company to Vertex Pharmaceuticals (Europe) Limited (“Vertex”), a U.K. limited company and wholly-owned subsidiary of Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (“Parent”), of the clinical candidate CTP-656 and other assets related to the treatment of cystic fibrosis (the “CF Enterprise”) pursuant to the terms of the related Asset Purchase Agreement, dated as of March 3, 2017, by and among the Company, Vertex and Parent, as Guarantor (the “Asset Purchase Agreement”), for an aggregate of $160 million in cash upon closing of the transaction (the “Closing”), and an aggregate of up to $90 million following the Closing upon the achievement of certain milestone events (the “Asset Sale Proposal”); and

4.	The adjournment of the Annual Meeting, if necessary and to the extent permitted by the Asset Purchase Agreement, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the proposals described above (the “Adjournment Proposal”).

A description of each of the proposals is included in this proxy statement. A copy of the Asset Purchase Agreement related to the Asset Sale Proposal is attached as Annex A to this proxy statement.

Required Vote

Proposal No. 1: The Director Proposal

The election of each Director Nominee requires the affirmative vote of a plurality of votes of the shares cast at the election. For each Director Nominee, you may vote “FOR,” or “WITHHOLD” your vote for such nominee. Failures to vote, abstentions and broker non-votes will have no effect on the Director Proposal.

Proposal No. 2: The Auditor Proposal

The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting. You may vote “FOR,” “AGAINST” or “ABSTAIN.” Failures to vote and abstentions will have no effect on the Auditor Proposal. Because the Auditor Proposal is a “routine” matter, brokers may vote on this matter without instruction from the beneficial owner as long as no instruction is given.

Proposal No. 3: The Asset Sale Proposal

The authorization of the Asset Sale Proposal requires the affirmative vote of a majority of the issued and outstanding shares of common stock entitled to vote thereon. You may vote “FOR,” “AGAINST” or “ABSTAIN.” Failures to vote, abstentions and broker non-votes will all be counted in the same manner as votes “AGAINST” the Asset Sale Proposal.

Proposal No. 4: The Adjournment Proposal

The Annual Meeting may be adjourned by the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting. You may vote “FOR,” “AGAINST” or “ABSTAIN.” Failures to vote and abstentions will have no effect on the Auditor Proposal. Because the Auditor Proposal is a “routine” matter, brokers may vote on this matter without instruction from the beneficial owner as long as no instruction is given.

Board Recommendation

Our Board unanimously recommends that you vote:

FOR each of the Director Nominees;

FOR the Auditor Proposal;

FOR the Asset Sale Proposal; and

FOR the Adjournment Proposal.

Record Date; Outstanding Shares; Shares Entitled to Vote

Holders of our common stock as of the close of business on [●], 2017, the Record Date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments of the Annual Meeting. On the Record Date there were [●] shares of common stock outstanding and entitled to vote at the Annual Meeting and any postponements or adjournments of the Annual Meeting; no other shares of capital stock were outstanding on such date.

Ownership of Directors and Executive Officers

As of the Record Date our directors and executive officers beneficially held approximately [●]% in the aggregate of our shares of common stock entitled to vote at the Annual Meeting.

Quorum and Voting

The presence at the Annual Meeting in person or by proxy of the holders of shares entitled to cast a majority of the votes at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted as present at the Annual Meeting. Each share of common stock issued and outstanding on the Record Date is entitled to one vote.

Proxies; Revocation of Proxies

If you are unable to attend the Annual Meeting, we urge you to submit your proxy by completing and returning the enclosed proxy card or vote your proxy via the Internet or by telephone. If your shares of common stock are held in “street name” (i.e., through a bank, broker or other nominee), you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you elect to vote in person at the Annual Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Annual Meeting a legal proxy from the broker, bank or other nominee authorizing you to vote your shares of common stock.

Unless contrary instructions are indicated on the proxy card, all shares of common stock represented by valid proxies will be voted “FOR” each of the Director Nominees, the Auditor Proposal, the Asset Sale Proposal, and the Adjournment Proposal and will be voted at the discretion of the persons named as proxies in respect of such other business as may properly be brought before the Annual Meeting. As of the date of this proxy statement, our Board knows of no other business that will be presented for consideration at the Annual Meeting other than the Director Proposal, Auditor Proposal, Asset Sale Proposal and the Adjournment Proposal.

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting by:

•	giving written, dated notice to the Secretary of the Company stating that you would like to revoke your proxy;

•	signing and returning to us in a timely manner another proxy card with a later date;

•	voting again at a later time, but prior to the date of the Annual Meeting, via the Internet or telephone;

•	if you are a Stockholder of record or have a legal proxy from the Stockholder of record, attending the Annual Meeting in person and voting by written ballot; or

•	if your shares are held in “street name,” following the instructions of your bank, broker or other nominee with respect to the revocation of proxies.

Simply attending the Annual Meeting will not constitute a revocation of your proxy.

Other Business

We do not expect that any matter other than the proposals presented in this proxy statement will be brought before the Annual Meeting. However, if other matters incident to the conduct of the Annual Meeting are properly presented at the Annual Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Adjournments

The Annual Meeting may be adjourned by the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting by the holders of shares entitled to vote. The Annual Meeting may be adjourned for any purpose to the extent permitted in the Asset Purchase Agreement, including for the purpose of obtaining a quorum or soliciting additional proxies if there are insufficient votes to authorize the Asset Sale or any other proposals, including, without limitation, adjourning the Annual Meeting for the sole purpose of soliciting additional votes as to one proposal while closing the polls and registering the approval of the other proposal. Any adjournment may be made without notice (if a new record date is not fixed for the adjourned meeting), other than by an announcement made at the Annual Meeting of the time, date and place of the adjourned meeting. Any adjournment will allow our Stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned.

Broker Non-Votes

Broker non-votes occur when a broker holding stock in “street name” does not vote the shares on some or all matters. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instructions from the beneficial owner of the stock but are not permitted to vote on non-routine matters. Uncast votes on non-routine matters are referred to as “broker non-votes.” Because the Director Proposal and Asset Sale Proposal are non-routine matters, shares of our common stock as to which brokers have not received any voting instructions will not be permitted to vote on these proposals.

The inspector of elections will treat broker non-votes as shares that are present for purposes of determining the existence of a quorum. Broker non-votes will not be considered in determining the number of votes cast for each of the Director Nominees or the Asset Sale Proposal.

Solicitation of Proxies

Our directors, officers and employees may solicit proxies on our behalf in person, by telephone, email or facsimile. These persons will not be paid additional remuneration for their efforts. The Company has also retained Innisfree M&A Incorporated (“Innisfree”) to assist in the solicitation of proxies at a fee estimated not to exceed $15,000, plus reasonable out of pocket expenses. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Company common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses. The Company will pay all expenses of filing, printing and mailing this proxy statement, including solicitation expenses. The Company has also agreed to indemnify Innisfree against liabilities arising out of or relating to the rendering of services by Innisfree in connection with the proposed transaction.

Questions and Additional Information

If you have more questions about this proxy statement, the Asset Sale Proposal or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll free: (888) 750-5834

Banks and Brokers may call collect (212) 750-583

PROPOSAL NO. 1—ELECTION OF CLASS III DIRECTORS

Our Board is divided into three classes, with one class of our directors standing for election each year, for a three-year term. Directors for each class are elected at the Annual Meeting of Stockholders held in the year in which the term for their class expires and hold office until their resignation or removal or their successors are duly elected and qualified. In accordance with our certificate of incorporation and bylaws, our directors may fill existing vacancies on the Board by appointment. The members of the classes are divided as follows:

•	the Class I Directors are Peter Barton Hutt, Wilfred E. Jaeger and Roger D. Tung and their term expires at the Annual Meeting of Stockholders to be held in 2018;

•	the Class II Directors are Ronald W. Barrett, Meghan FitzGerald and Wendell Wierenga and their term will expire at the Annual Meeting of Stockholders to be held in 2019; and

•	the Class III Directors are Richard H. Aldrich, Thomas G. Auchincloss, Jr. and Christine van Heek and their term will expire at the Annual Meeting of Stockholders to be held in 2017.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our Board. Our certificate of incorporation and bylaws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that all our Stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office.

Our Board, on the recommendation of our nominating and corporate governance committee, has nominated Richard H. Aldrich, Thomas G. Auchincloss, Jr. and Christine van Heek for re-election as Class III Directors at the Annual Meeting. Each director that is elected at the Annual Meeting will be elected to serve for a three year term that will expire at our Annual Meeting of Stockholders in 2020.

If no contrary indication is made, proxies in the accompanying form are to be voted for Richard H. Aldrich, Thomas G. Auchincloss, Jr. and Christine van Heek or, in the event that any of these candidates is not a candidate or is unable to serve as a director at the time of election (which is not currently expected), for any nominee who is designated by our Board to fill the vacancy.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our Stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape and adherence to high ethical standards. Certain individual skills and qualifications of our directors, which we believe contribute to the effectiveness of the Board as a whole, are described in the paragraph below.

Information Regarding Directors

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Nominees for Election to the Board

For a Three-Year Term Expiring at the

2020 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with Concert Pharmaceuticals, Inc.
Richard H. Aldrich	62	Director
Thomas G. Auchincloss, Jr.	55	Director
Christine van Heek	60	Director

Richard H. Aldrich is our co-founder and has served as a member of our Board and as Chairman of our Board since May 2006. Mr. Aldrich is a co-founder and has been a Partner of Longwood Fund, a venture capital firm, since December 2010. Mr. Aldrich founded RA Capital Management LLC, a hedge fund, in 2001 and served as a Managing Member from 2001 to 2008 and as a Co-Founding Member from 2008 until 2011. Mr. Aldrich has co-founded and helped to build several biotechnology companies including Sirtris Pharmaceuticals, Inc., (acquired by GlaxoSmithKline in 2008), Alnara Pharmaceuticals, Inc. (acquired by Eli Lilly in 2010), Verastem, Inc., OvaScience, Inc. and FlexPharma. Mr. Aldrich was also a founding employee of Vertex Pharmaceuticals Incorporated, where he held the position of Senior Vice President and Chief Business Officer and managed all commercial and operating functions from 1989 to 2001. Prior to joining Vertex, Mr. Aldrich held several management positions at Biogen Inc. Mr. Aldrich serves on the board of directors of OvaScience, Inc., a public life sciences company where he serves as the Lead Director, Mitobridge, Inc., a private biopharmaceutical company, Colorescience, Inc., a private skincare company, and KalVista Pharmaceuticals, a private biopharmaceutical company. During the last five years, Mr. Aldrich also served as a member of the board of directors of PTC Therapeutics, Inc., a public biopharmaceutical company and Verastem, Inc., a public biopharmaceutical company. Mr. Aldrich received his undergraduate degree from Boston College, and an M.B.A. from the Amos Tuck School at Dartmouth College. We believe Mr. Aldrich’s broad-based experience in business, including his leadership and board experience at life science companies, and his familiarity with our business as a co-founder of the Company allow him to be a key contributor to our Board.

Thomas G. Auchincloss, Jr. has served as a member of our Board since December 2014. Since October 2013, Mr. Auchincloss has served as Managing Partner at Counterpoint Trading Company, LLC, a private investment firm. From May 2005 to August 2007, Mr. Auchincloss worked as Chief Financial Officer of Metabolix, Inc., a public biomaterials company. Prior to joining Metabolix, Mr. Auchincloss served as a consultant with Metabolix, from April 2002 to May 2005, providing business development, financial and strategic consulting services. From 1994 to 2001, Mr. Auchincloss served in a variety of positions at Vertex Pharmaceuticals Incorporated, most recently as Vice President, Finance and Treasurer. Mr. Auchincloss is trustee and Treasurer of Kieve Wavus Education, Inc., a not-for-profit camp and education organization. Mr. Auchincloss received a B.S. in Business Administration from Babson College and an M.B.A. in Finance from the Wharton School. We believe that Mr. Auchincloss’ financial and industry experience, including his experience as the chief financial officer of a publicly traded biomaterials company, make him a key contributor to our Board.

Christine van Heek has served as a member of our Board since April 2016. Ms. van Heek has served as an adviser and consultant to several companies in the bio-pharmaceutical industry. From 1991 to 2003, Ms. van Heek served in various roles at Genzyme, Inc., a biotechnology company, including positions as Corporate Officer and President, Therapeutics Division; General Manager, Renal Division; and Vice President, Global Marketing. In addition, she has held various sales and marketing positions at Genentech, Inc. and Caremark/HHCA. During the last five years, Ms. van Heek also served as a member of the board of directors of Affymax, Inc., a public biopharmaceutical company. Ms. van Heek holds an M.B.A. from Lindenwood University in St. Louis and a B.S.N. from the University of Iowa. We believe that Ms. van Heek’s industry experience, including her extensive experience in strategic roles of a publicly traded biotechnology company, make her a key contributor to our Board.

Members of the Board Continuing in Office

Term Expiring at the

2019 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with Concert Pharmaceuticals, Inc.
Ronald W. Barrett	61	Director
Meghan FitzGerald, Ph.D.	46	Director
Wendell Wierenga, Ph.D.	69	Director

Ronald W. Barrett, Ph.D. has served as a member of our Board since December 2007. Dr. Barrett was a founder of XenoPort, Inc., a public biopharmaceutical company, and served as its Chief Executive Officer from 2001 to 2015, its Chief Scientific Officer from 1999 to 2001 and as a member of its board of directors from 1999 to 2015. Prior to XenoPort, Dr. Barrett held various positions at Affymax Research Institute, a drug discovery company now owned by GlaxoSmithKline plc, and Abbott Laboratories, a healthcare company. Dr. Barrett received a B.S. from Bucknell University and a Ph.D. in pharmacology from Rutgers University. We believe that Dr. Barrett’s industry and board experience, including his experience as the chief executive officer of a publicly traded biopharmaceutical company, makes him a key contributor to our Board.

Meghan FitzGerald, Ph.D. has served as a member of our Board since March 2016. Since May 2015, Ms. FitzGerald has served as Executive Vice President of Strategy and Policy at Cardinal Health. From October 2010 until May 2015, she served as President, Cardinal Health Specialty Solutions. From March 2008 to July 2010, she was Senior Vice President, New Markets International Division and Business Development, with Medco Health Solutions, Inc. Currently, she is also a member of the board of directors of SeniorLink, a privately held provider of in-home elder care and GELESIS, a privately held biotechnology company. Ms. FitzGerald obtained a doctor of public health degree at New York Medical College, focusing on health policy. She also earned a master’s degree in public health from Columbia University and a bachelor’s degree in nursing from Fairfield University. Ms. FitzGerald’s broad-based experience in business, including her leadership and board experience in the healthcare industry, allow her to be a key contributor to our Board.

Wendell Wierenga, Ph.D. has served as a member of our Board since March 2014. From June 2011 to February 2014, Dr. Wierenga served as Executive Vice President, Research and Development of Santarus, Inc., a public biopharmaceutical company that was acquired by Salix Pharmaceuticals, Ltd. in January 2014. From 2007 to May 2011, Dr. Wierenga served as Executive Vice President, Research and Development of Ambit Biosciences Corporation, a biopharmaceutical company engaged in the discovery and development of small-molecule kinase inhibitors. From 2003 to 2007, he served as Executive Vice President, Research and Development of Neurocrine Biosciences, Inc., a biopharmaceutical company developing therapeutics for neuropsychiatric, neuroinflammatory and neurodegenerative diseases. From 2000 to 2003, Dr. Wierenga served as the Chief Executive Officer of Syrrx, Inc., a biotechnology company focused on small-molecule drug compounds. Prior to joining Syrrx, from 1990 to 2000, he was senior vice president of worldwide pharmaceutical sciences, technologies and development at Parke-Davis, a division of Warner Lambert Co., a pharmaceutical company that was acquired by Pfizer Inc. in 2000. Prior to Parke-Davis, Dr. Wierenga worked at Upjohn Co., later Pharmacia & Upjohn, Inc., a pharmaceutical and biotechnology company, for 16 years in various positions, most recently as executive director of discovery research. Pfizer acquired Pharmacia & Upjohn, then named Pharmacia Corp., in 2002. Dr. Wierenga received a B.S. from Hope College and a Ph.D. in chemistry from Stanford University. Dr. Wierenga is a member of the boards of directors of Anacor Pharmaceuticals, Inc., Apricus Biosciences, Inc., Cytokinetics, Incorporated, Ocera Therapeutics, Inc. and XenoPort, Inc., which are publicly traded biopharmaceutical companies. During the last five years, Dr. Wierenga also served as a member of the boards of directors of Onyx Pharmaceuticals, Inc., a public biopharmaceutical company that was acquired by Amgen in 2013. We believe that Dr. Wierenga’s extensive experience in biopharmaceutical research and development and his service on the boards of directors of several public biopharmaceutical companies allow him to be a key contributor to our Board.

Members of the Board Continuing in Office

Term Expiring at the

2018 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with Concert Pharmaceuticals, Inc.
Peter Barton Hutt	82	Director
Wilfred E. Jaeger	61	Director
Roger D. Tung	57	Director, Chief Executive Officer and President

Peter Barton Hutt has served as a member of our Board since December 2006. Mr. Hutt has practiced law at Covington & Burling LLP, specializing in food and drug law, since 1960 (except for the period from 1971 to 1975) and currently serves as senior counsel. From 1971 to 1975, he was Chief Counsel for the Food and Drug Administration. Mr. Hutt is a member of the board of directors of Flex Pharma, Inc., BIND Therapeutics, Inc., Seres Health, Inc., Q Therapeutics, Inc. and Xoma Ltd., each of which is a public biotechnology company, as well as numerous private companies. During the last five years, Mr. Hutt also served as a member of the board of directors of Celera Genomics, a public biotechnology company that was acquired by Quest Diagnostics, Inc. in 2011, CV Therapeutics, Inc., a public biotechnology company that was acquired by Gilead Sciences, Inc. in 2009, Ista Pharmaceuticals, Inc., a public pharmaceuticals company that was acquired by Bausch & Lomb Inc. in 2012, DBV Technologies SA, a public biotechnology company, and Momenta Pharmaceuticals, Inc., a public biotechnology company. Mr. Hutt received a B.A. from Yale University, an LL.B. from Harvard Law School and an LL.M. from New York University School of Law. We believe Mr. Hutt’s extensive knowledge of regulatory and legal issues related to drug development and his service on numerous boards of directors allow him to be a key contributor to our Board.

Wilfred E. Jaeger, M.D. has served as a member of our Board since May 2006. Dr. Jaeger co-founded Three Arch Partners, a venture capital firm, in 1993 and has served as a Partner since that time. Prior to co-founding Three Arch Partners, Dr. Jaeger was a general partner at Schroder Ventures. He is also a member of the board of directors of Threshold Pharmaceuticals, Inc., a public pharmaceutical company, and Nevro Corporation, a public medical device company, as well as numerous private companies. Dr. Jaeger received a B.S. in Biology from the University of British Columbia, his M.D. from the University of British Columbia School of Medicine and an M.B.A. from Stanford University. We believe that Dr. Jaeger’s financial and medical knowledge and experience allow him to be a key contributor to our Board.

Roger D. Tung, Ph.D. is our co-founder and has served as our President and Chief Executive Officer and as a member of our Board since April 2006. Before Concert, Dr. Tung was a founding scientist at Vertex Pharmaceuticals Incorporated, a pharmaceutical company, where he was employed from 1989 to 2005, most recently as its Vice President of Drug Discovery. Prior to Vertex, he held various positions at Merck, Sharp & Dohme Research Laboratories, a global healthcare provider, and The Squibb Institute for Medicinal Chemistry. Dr. Tung received a B.A. in Chemistry from Reed College and a Ph.D. in medicinal chemistry at the University of Wisconsin-Madison. We believe that Dr. Tung’s detailed knowledge of the Company and his 31-year career in the global pharmaceutical and biotechnology industries, including his roles at Vertex, provide a critical contribution to our Board.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our Stockholders. This section describes key corporate governance practices that we have adopted. We have adopted a code of business conduct and ethics, which applies to all of our officers, directors and employees, and corporate governance guidelines and charters for our audit committee, our compensation committee, and our nominating and governance committee. We have posted copies of our code of business conduct and ethics and corporate governance guidelines, as well as each of our committee charters, on the “Corporate Governance” page of the “Investors” section of our website, www.concertpharma.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We intend to disclose on our website any amendments to, or waivers from, our code of business conduct and ethics that are required to be disclosed by law or NASDAQ listing standards. We will also provide copies of these documents as well as our other corporate governance documents, free of charge, to any Stockholder upon written request to Concert Pharmaceuticals, Inc., 99 Hayden Avenue, Suite 500, Lexington, MA 02421, Attention: Investor Relations.

Director Independence

Rule 5605 of the NASDAQ Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent, that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and that compensation committee members also satisfy heightened independence requirements contained in the NASDAQ Listing Rules as well as Rule 10C-1 under the Exchange Act.

Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

When determining the independence of the members of our compensation committee under the heightened independence requirements contained in the NASDAQ Listing Rules and Rule 10C-1, our Board is required to consider all factors specifically relevant to determining whether a director has a relationship with us that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of that director, including any consulting, advisory or other compensatory fee paid by us to that director; and (2) whether that director is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

Our Board has reviewed the composition of our Board and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board has determined that each of our directors, with the exception of Dr. Tung, is an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Listing Rules. Our Board also determined that Mr. Auchincloss, Dr. Jaeger and Ms. van Heek, who comprise our audit committee, and Mr. Aldrich, Dr. Barrett and Ms. FitzGerald, who comprise our compensation committee, satisfy the independence standards for such committees established by the SEC and the NASDAQ Listing Rules, as applicable. In making such determinations, our Board considered the relationships that each such non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

Our Board is currently chaired by Mr. Aldrich, an independent director, who possesses an in-depth knowledge of our business, opportunities and challenges. We believe he is the person best positioned to ensure that our Board’s time and attention is focused on the most critical matters.

The Board’s Role in Risk Oversight

Our Board has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, the potential impact of these risks on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the Board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board as a whole.

Board Meetings

Our Board met five times during our fiscal year 2016, including telephonic meetings. During the year, each of our directors attended 75% or more of the combined total number of meetings of the Board and the committees on which he or she served.

Committees of the Board

We have three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Each of these committees has a written charter approved by our Board. A copy of each charter can be found on the “Corporate Governance” page of the “Investors” section of our website at www.concertpharma.com.

Audit Committee

The members of our audit committee are Mr. Auchincloss, Dr. Jaeger and Ms. van Heek. Mr. Auchincloss is the chair of the audit committee. Our Board has determined that each of Mr. Auchincloss and Dr. Jaeger qualifies as an audit committee financial expert within the meaning of SEC regulations and the NASDAQ Listing Rules.

In making this determination, our board has considered the formal education and nature and scope of each such director’s previous experience, coupled with past and present service on various audit committees. Our audit committee assists our Board in its oversight of our accounting and financial reporting process and the audits of our financial statements. The audit committee met nine times during fiscal year 2016, including telephonic meetings. The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function, if any;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt, retention and treatment of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.

We believe that the composition of our audit committee meets the requirements for independence under current NASDAQ listing standards and SEC rules and regulations. Our Board has determined that Mr. Auchincloss, Dr. Jaeger and Ms. van Heek are independent as independence is currently defined in applicable NASDAQ listing standards.

Compensation Committee

The members of our compensation committee are Mr. Aldrich, Dr. Barrett and Ms. FitzGerald. Dr. Barrett is the chair of the compensation committee. Our compensation committee assists our Board in the discharge of its responsibilities relating to the compensation of our executive officers. The compensation committee met six times during fiscal year 2016. The compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our Board with respect to, the compensation of our chief executive officer and our other executive officers;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our Board with respect to director compensation;

•	reviewing and discussing with management our director and executive compensation disclosure required to be included in our annual report on Form 10-K or proxy statement; and

•	preparing the compensation committee report required by SEC rules, if applicable.

The compensation committee may delegate to one or more executive officers the power to grant options or other stock awards pursuant to our equity incentive plans to employees who are not directors or executive officers, subject to certain limitations. The compensation committee may also form and delegate its responsibilities to one or more subcommittees of the Board.

We believe that the composition of our compensation committee meets the requirements for independence under current NASDAQ listing standards and SEC rules and regulations. Our Board has determined that Mr. Aldrich, Dr. Barrett and Ms. FitzGerald are independent as independence is currently defined in applicable NASDAQ listing standards.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Mr. Aldrich, Mr. Hutt and Dr. Wierenga. Mr. Aldrich is the chair of the nominating and corporate governance committee. The nominating and corporate governance committee met two times during fiscal year 2016. The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to our board the persons to be nominated for election as directors and to each committee of our Board;

•	reviewing and making recommendations to our board with respect to management success planning;

•	developing and recommending corporate governance principles to the Board; and

•	overseeing periodic evaluations of the Board.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current NASDAQ listing standards and SEC rules and regulations. Our Board has determined that Mr. Aldrich, Mr. Hutt and Dr. Wierenga are independent as independence is currently defined in applicable NASDAQ listing standards.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. In the “Corporate Governance” page of the “Investors” section on our website, www.concertpharma.com, we have posted a current copy of the code of business conduct and ethics and all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of this code. Information contained on our website is not incorporated by reference in, or considered part of, this proxy statement.

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board, and recommending the persons to be nominated for election as directors.

Director Qualifications

In evaluating director nominees, the nominating and corporate governance committee will consider, among other things, the following factors:

•	reputation for personal and professional integrity, honesty and adherence to high ethical standards;

•	demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company;

•	strong finance experience;

•	commitment to understand the Company and its industry;

•	interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include Stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all Stockholders;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience; and

•	practical and mature business judgment, including the ability to make independent analytical inquiries.

The nominating and corporate governance committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating and corporate governance committee believes that the background and qualifications of the Board, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

The nominating and corporate governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the Board. The committee may consider such other facts, including, without limitation, diversity, as it may deem are in the best interests of the Company and its Stockholders. The committee further believes it is appropriate for at least one member of our Board to meet the criteria for an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC, and that a majority of the members of our Board be independent as required under the NASDAQ qualification standards. The committee believes it is appropriate for our chief executive officer to serve as a member of our Board. Our directors’ performance and qualification criteria are reviewed periodically by the nominating and corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our Board willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for Board service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective or expertise.

If any member of our Board does not wish to continue in service or if our Board decides not to re-nominate a member for re-election, the nominating and corporate governance committee identifies a new nominee that meets the criteria above. The committee generally inquires of our Board and members of management for their recommendations. The committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of suggested candidates. Final candidates, if other than our current directors, would be interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best contribute to the success of the Company and represent Stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our Board. To date, the nominating and corporate governance committee has not utilized third-party search firms to identify Board candidates. The nominating and corporate governance committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

We have not received director candidate recommendations from our Stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from Stockholders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated. We do not intend to treat Stockholder recommendations in any manner different from other recommendations.

Under our bylaws, Stockholders wishing to nominate a candidate for director should write to our corporate secretary. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2017 Annual Meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals” beginning on page 86 of this proxy statement. Such submissions must state the nominee’s name, together with appropriate biographical information and background materials, and information with respect to the Stockholder or group of Stockholders making the recommendation, including the number of shares of common stock owned by such Stockholder or group of Stockholders, as well as other information required by our bylaws. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable Stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Director Attendance at Annual Meetings

Although the Company does not have a formal policy regarding attendance by members of our Board at our Annual Meeting, we encourage all of our directors to attend. Seven directors attended our 2016 Annual Meeting of Stockholders.

Communications with Our Board

Stockholders seeking to communicate with our Board should submit their written comments to Concert Pharmaceuticals, Inc., 99 Hayden Avenue, Suite 500, Lexington, MA 02421, Attention: Corporate Secretary. The corporate secretary will forward such communications to each member of our Board; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular Stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Director Compensation

During 2016, we did not provide any compensation to Dr. Tung, our President and Chief Executive Officer, for his service as a member of our Board. Dr. Tung’s compensation as an executive officer is set forth above under “Executive Compensation—2016 Summary Compensation Table.”

Non-employee director compensation is set by our Board at the recommendation of our compensation committee. In March 2016, we retained Radford to assist in assessing our non-employee director compensation program and provide recommendations for changes to the program, if any. The updated peer group companies were used in the analysis, as well as other market data. The Board, based upon the recommendation of the compensation committee, approved an increase in the base retainer for board members effective as of the date of the 2016 annual meeting of Stockholders and reflected in the table below.

Under our director compensation program, we pay our non-employee directors a cash retainer for their service on the Board and for their service on each committee of which the director is a member. The Chairman of the Board and the chairs of each committee receive higher retainers for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our Board. The fees paid to non-employee directors for their service on the Board and for their service on each committee of the Board of which the director is a member are as follows:

	Annual Member Fee	Chairman Annual Fee
Board	$35,000	$65,000
Audit Committee	7,500	15,000
Compensation Committee	5,000	10,000
Nominating and Corporate Governance Committee	3,000	7,000

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board and committee meetings.

In addition, under our director compensation program, each new non-employee director elected to our Board receives an option to purchase 25,000 shares of our common stock. Each of these options will vest in equal quarterly installments over a three-year period measured from the date of grant, subject to the director’s continued service as a director, and will become vested and exercisable in full upon a change in control of the Company. Further, on the date of the first Board meeting held after each annual meeting of Stockholders, each non-employee director that has served on our Board for at least six months will receive an option to purchase 10,000 shares of our common stock. Each of these options vest in equal quarterly installments over a one-year period measured from the date of grant, subject to the director’s continued service as a director, and will become vested and exercisable in full upon a change in control of the Company. The exercise price of each option will equal the fair market value of a share of our common stock on the date of grant.

This program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as our directors and to align our directors’ interests with those of our Stockholders.

In accordance with our director compensation program, in June 2016 we granted an option to purchase 10,000 shares of our common stock to each of Mr. Aldrich, Mr. Auchincloss, Dr. Barrett, Mr. Hutt, Dr. Jaeger and Dr. Wierenga. In accordance with our director compensation program, we granted an option to purchase 25,000 shares of our common stock to each of Dr. FitzGerald and Ms. van Heek, in March 2016 and June 2016, respectively, in connection with their appointments to our Board.

The following table sets forth information regarding compensation earned by our non-employee directors during 2016.

Name	Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)
Richard H. Aldrich	74,802	87,201	162,003
Thomas G. Auchincloss, Jr.	47,802	87,201	135,003
Ronald W. Barrett, Ph.D.	42,802	87,201	130,003
Meghan FitzGerald, Ph.D.	29,876	231,335	261,211
Christine van Heek	30,103	218,003	248,106
Peter Barton Hutt	35,802	87,201	123,003
Wilfred E. Jaeger, M.D.	45,302	87,201	132,503
Helmut M. Schühsler, Ph.D.(2)	7,762	0	7,762
Wendell Wierenga, Ph.D.	35,802	87,201	123,003

(1)

The amounts included in the “Option awards” column reflect the aggregate grant date fair value of options granted during 2016 calculated in accordance with FASB ASC Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the director upon exercise of the options. Assumptions used in the calculation of these amounts are included in Note 9 to the consolidated financial statements appearing elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

As of December 31, 2016:

•	Mr. Aldrich held stock options to purchase 41,236 shares of common stock in the aggregate, of which 36,236 shares were vested, with the remaining shares scheduled to vest through and including June 9, 2017;

•	Mr. Auchincloss held stock options to purchase 45,000 shares of common stock in the aggregate, of which 31,667 shares were vested, with the remaining shares scheduled to vest through and including December 11, 2017;

•	Dr. Barrett held stock options to purchase 34,156 shares of common stock in the aggregate, of which 29,156 shares were vested, with the remaining shares scheduled to vest through and including June 9, 2017;

•	Dr. FitzGerald held stock options to purchase 25,000 shares of common stock in the aggregate, of which 6,250 shares were vested, with the remaining shares scheduled to vest through and including March 22, 2019;

•	Ms. van Heek held stock options to purchase 25,000 shares of common stock in the aggregate, of which 4,167 shares were vested, with the remaining shares scheduled to vest through and including June 9, 2019;

•	Mr. Hutt held stock options to purchase 34,156 shares of common stock in the aggregate, of which 29,156 shares were vested, with the remaining shares scheduled to vest through and including June 9, 2017;

•	Dr. Jaeger held a stock option to purchase 20,000 shares of common stock, of which 15,000 shares were vested, with the remaining shares scheduled to vest through and including June 9, 2017; and

•	Dr. Wierenga held a stock option to purchase 48,538 shares of common stock, of which 41,455 shares were vested, with the remaining shares scheduled to vest through and including June 9, 2017.

(2)	Dr. Schühsler provided notice of his resignation from our Board effective as of the close of business on April 8, 2016. Dr. Schühsler held vested stock options to purchase 7,500 shares of common stock as of his resignation date, which were exercisable through July 7, 2016.

Compensation Committee Interlocks and Insider Participation

During 2016, the members of our compensation committee were Dr. Barrett, Mr. Aldrich and Dr. FitzGerald. None of our executive officers serves, or in the past has served, as a member of the Board or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or our compensation committee. None of the members of our compensation committee is an officer or employee of the Company, nor have they ever been an officer or employee of the Company.

Compensation Committee Report

The compensation committee reviewed and discussed the disclosure included in the section of this proxy statement entitled “Executive Compensation” with management. Based on the review and discussions, the compensation committee recommended to the Board that the section of this proxy statement entitled “Executive Compensation” be included in this proxy statement.

THE COMPENSATION COMMITTEE OF THE BOARD OF CONCERT PHARMACEUTICALS, INC.

Ronald R. Barrett, Ph.D., Chairman

Richard H. Aldrich

Meghan FitzGerald

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF CONCERT PHARMACEUTICALS, INC.

The audit committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of our financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of our independent registered public accounting firm, (3) the performance of our internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the Board.

Management is responsible for the preparation of the Company’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or PCAOB, and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2016. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard 1301, Communication with Audit Committees. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited consolidated financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, that was filed with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF

DIRECTORS OF CONCERT

PHARMACEUTICALS, INC.

Thomas G. Auchincloss, Chairman

Wilfred E. Jaeger

Christine van Heek

March 6, 2017

EXECUTIVE OFFICERS

The following table sets forth the name, age and positions of each of our executive officers and directors as of February 28, 2017.

Name	Age	Position(s)
Executive Officers
Roger D. Tung, Ph. D.	57	President and Chief Executive Officer, Director
James V. Cassella, Ph.D.	62	Senior Vice President and Chief Development Officer
David Ryan Daws	43	Chief Financial Officer
Ian Robert Silverman, J.D., Ph. D.	64	Senior Vice President and General Counsel
Nancy Stuart	58	Chief Operating Officer

Executive Officers

Roger D. Tung, Ph.D. is our co-founder and has served as our President and Chief Executive Officer and as a member of our Board since April 2006. Before Concert, Dr. Tung was a founding scientist at Vertex Pharmaceuticals Incorporated, a pharmaceutical company, where he was employed from 1989 to 2005, most recently as its Vice President of Drug Discovery. Prior to Vertex, he held various positions at Merck, Sharp & Dohme Research Laboratories, a global healthcare provider, and The Squibb Institute for Medicinal Chemistry. Dr. Tung received a B.A. in Chemistry from Reed College and a Ph.D. in Medicinal Chemistry at the University of Wisconsin-Madison. We believe that Dr. Tung’s detailed knowledge of the Company and his 32 year career in the global pharmaceutical and biotechnology industries, including his roles at Vertex, provide a critical contribution to our Board.

James V. Cassella, Ph.D. has served as our Senior Vice President and Chief Development Officer since February 2015. Prior to joining Concert, Dr. Cassella served as Executive Vice President, Research and Development and Chief Scientific Officer of Alexza Pharmaceuticals, Inc. from July 2012 to January 2015 and served as its Senior Vice President, Research and Development from June 2004 to July 2012. From April 1989 to April 2004, Dr. Cassella held various management positions at Neurogen Corporation, a publicly traded biotechnology company. Prior to Neurogen, Dr. Cassella was Assistant Professor of Neuroscience at Oberlin College. Dr. Cassella received a Ph.D. in physiological psychology from Dartmouth College, completed a postdoctoral fellowship in the Department of Psychiatry at the Yale University School of Medicine and received a B.A. in psychology from the University of New Haven.

David Ryan Daws has served as our Chief Financial Officer since January 2014. Prior to joining Concert, Mr. Daws served as an independent consultant from June 2013 to January 2014, including an engagement with Concert from September 2013 to January 2014. Mr. Daws served as a Director in the Healthcare Investment Banking Group at Stifel, Nicolaus & Company, Inc., a financial services company, from September 2010 to June 2013. From March 1999 to June 2010, he served in positions of increasing responsibility within the Healthcare Investment Banking Group of Cowen and Company, LLC, a financial services firm. Mr. Daws holds a B.S. in finance and organizational management from the University of South Carolina and an International M.B.A. from the University of South Carolina’s Moore School of Business.

Ian Robert Silverman, J.D., Ph.D. has served as our Senior Vice President and General Counsel since December 2010 and prior to that was our Vice President and General Counsel from January 2007 to December 2010. Prior to joining Concert, he served in various legal related roles at Millennium Pharmaceuticals, Inc., a pharmaceutical company, Vertex and FMC Corporation, a chemical manufacturing company. Dr. Silverman was a post-doctoral associate in chemistry at Stanford University and received his J.D. from Rutgers-Camden Law School, a Ph.D. in organic chemistry from the University of New Mexico and a B.A. from Lehigh University.

Nancy Stuart has served as our Chief Operating Officer since October 2007 and was our Senior Vice President, Corporate Strategy and Operations from July 2006 to October 2007. Prior to joining Concert,

Ms. Stuart held various business operations and business development positions at Amgen Inc., a biopharmaceutical company, Kinetix Pharmaceuticals, Inc., a pharmaceutical company subsequently acquired by Amgen, Scion Pharmaceuticals, Inc., a pharmaceutical company, Vertex and Genzyme Corporation, a biotechnology company subsequently acquired by Sanofi S.A. Ms. Stuart holds a B.S. from the University of Michigan, and an M.B.A. from the Simmons College Graduate School of Management.

General Counsel Transition. Pursuant to a planned transition, Lynette Herscha, Vice President, Legal Affairs and Associate General Counsel, will be promoted to General Counsel and Corporate Secretary, succeeding Dr. Robert Silverman as of June 1, 2017. Dr. Silverman will remain an employee with the Company in a legal advisory role.

Ms. Herscha has served as our Vice President and Associate General Counsel since July 2014. Prior to joining Concert, she held senior legal positions at Momenta Pharmaceuticals, Inc., a pharmaceutical company and Phase Forward, Incorporated, a technology company. Prior to that, she worked in the law offices of Fulbright & Jaworksi. Ms. Herscha earned her Juris Doctor and Bachelor of Arts from Boston University.

EXECUTIVE COMPENSATION

2016 Summary Compensation Table

The following table sets forth information regarding total compensation awarded to, earned by and paid to each individual who served as our chief executive officer during the year ended December 31, 2016 and our two most highly-compensated executive officers (other than our chief executive officer) who were serving as executive officers as of December 31, 2016 for services rendered in all capacities to the Company for the years indicated below. We refer to these individuals as our “named executive officers”.

Name	Year	Salary ($)		Bonus ($)		Option awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All other compensation ($)(6)	Total ($)
Roger D. Tung, Ph.D.	2016	499,905		—		1,937,609	199,962	9,756	2,647,232
President and Chief Executive Officer	2015	435,537		—		—	262,211	13,256	711,004

James V. Cassella, Ph.D.	2016	392,700		—		569,885	125,664	10,722	1,098,971
Senior Vice President and Chief Development Officer	2015	353,684	(4)	40,000	(5)	1,308,314	129,991	7,364	1,839,353

Nancy Stuart(1)	2016	384,780		—		911,816	123,130	9,756	1,429,482
Chief Operating Officer

(1)	Ms. Stuart was not a named executive officer for the fiscal year ended December 31, 2015, but is a named executive officer for the fiscal year ended December 31, 2016.
(2)	The amounts included in the “Option awards” column reflect the aggregate grant date fair value of option awards in the years indicated, calculated in accordance with FASB ASC Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officer upon exercise of the options. Assumptions used in the calculation of these amounts are included in Note 9 to the consolidated financial statements included elsewhere in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 6, 2017.
(3)	Consists of cash bonuses earned under our 2016 and 2015 executive bonus programs with respect to the years indicated. See the “—Narrative to Summary Compensation Table” described below for a description of the 2016 executive bonus program.
(4)	Amount shown represents a sign-on bonus paid in connection with Dr. Cassella’s commencement of employment with us in February 2015.
(5)	Dr. Cassella joined Concert as our Senior Vice President and Chief Development Officer in February 2015. His annualized base salary for 2015 was $385,000.
(6)	Amounts disclosed under the column “All Other Compensation” for 2016 represent Company matching contributions to 401(k) accounts and life insurance premiums.

Narrative to Summary Compensation Table

We review compensation annually for all employees, including our executives. In setting executive base salaries and target incentive bonus levels, determining actual incentive bonus amounts and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our Stockholders, and a long-term commitment to the Company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.

Our compensation committee has primary responsibility for determining the compensation of our executive officers. Our compensation committee typically reviews and discusses proposed compensation with the chief executive officer for all executives (other than for the chief executive officer). The compensation committee, without the applicable members of management present, discusses recommendations for management and ultimately approves the compensation of our executive officers. Our compensation committee engaged Radford, an AON Hewitt company, during the fiscal years ended December 31, 2015 and 2016 as its independent compensation consultant, to review our executive compensation peer group and program design and to assist with assessing our executives’ compensation relative to those at comparable companies. Our compensation committee considered the relationship that Radford has with us, the members of our Board and our executive officers. Based on the committee’s evaluation, the compensation committee has determined that Radford is independent and that their work has not raised any conflicts of interests.

Radford assisted the committee in conducting a competitive compensation assessment for our executive officers for the fiscal year ended December 31, 2016. In evaluating the total compensation of our executive officers in 2016, the compensation committee, with the assistance of Radford, established a peer group of 19 publicly traded companies in the biopharmaceutical industry that was selected based on companies whose market capitalization, number of employees, maturity of product development pipeline and area of therapeutic focus are similar to ours. Radford then supplemented the peer group proxy information with published survey data, which provided a broader market representation of companies and deeper position reporting.

The peer group for our executive compensation benchmarking is approved by the compensation committee and based on these criteria, our peer group for 2016 was comprised of the following companies:

Achillion Pharmaceuticals, Inc.	Geron Corporation	Proteostasis Therapeutic, Inc.

Akebia Therapeutics, Inc.	GlycoMimetics, Inc.	Regulus Therapeutics, Inc.

Ardelyx, Inc.	Ignyta, Inc.	Sangamo Biosciences, Inc.

Arrowhead Research Corporation	Inovio Pharmaceuticals, Inc.	Trevena, Inc.

Cytokinetics, Inc.	Karyopharm Therapeutics, Inc.	Xencor, Inc.

Epyzime, Inc.	Mirati Therapeutics, Inc.	Ziopharm Oncology, Inc.

Genocea Biosciences, Inc.	OncoMed Pharmaceuticals, Inc.

Base salary. In 2016, the base salaries for Dr. Tung, Ms. Stuart, and Dr. Cassella were $499,905, $384,780 and $392,700, respectively. We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

Annual bonus. Pursuant to our executive bonus program for 2016, our Board established annual bonus targets based and approved a specified corporate goals. Our corporate goals are typically focused on the achievement of specific research, clinical, regulatory, financial and strategic goals. We consider these to be difficult to attain, conducive to the creation of Stockholder value and designed to contribute to our current and future financial success. The corporate goals for 2016 were a research milestone, advancement of our CTP-656, CTP-543 and CTP-730 programs and achievement of financial discipline goals. In January 2017, the Compensation Committee conducted a review to determine and approve the attainment of such goals and to assess the individual performance of each of our named executive officers. For 2016, the compensation committee approved bonuses of $199,962 to Dr. Tung, $123,130 to Ms. Stuart and $125,664 to Dr. Cassella.

Equity incentives. Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our Stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, we typically grant stock option awards at the start of employment to each executive officer and our other employees and our compensation committee and Board periodically review the equity incentive compensation of our named executive officers and other employees, and from time to time, may grant equity incentive awards to them in the form of stock options.

For stock options, the option exercise price is equal to the fair market value of our common stock on the date of grant. Time vested stock option grants made in connection with commencement of employment with us typically vest 25% on the first anniversary of the date of grant or, if earlier, the initial employment date (the “vesting commencement date”), and 6.25% vest per quarter thereafter, through the fourth anniversary of the vesting commencement date. Other stock option grants generally vest 6.25% per quarter through the fourth anniversary of the vesting commencement date.

In January 2016, we granted each of Dr. Tung, Ms. Stuart and Dr. Cassella an option to purchase 170,000, 80,000 and 50,000 shares of our common stock, respectively.

Outstanding Equity Awards at 2016 Fiscal Year End Table

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2016.

	Options Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date
Roger D. Tung, Ph.D.	35,097	—	(1)	4.58	12/19/2018
	38,052	—	(2)	4.41	12/10/2019
	29,202	—	(3)	3.79	12/14/2020
	39,822	—	(4)	3.50	12/15/2021
	127,063	76,237	(5)	8.40	6/10/2024
	31,875	138,125	(6)	16.85	1/7/2026

James V. Cassella, Ph.D.	61,250	78,750	(7)	14.46	3/5/2025
	9,375	40,625	(6)	16.85	1/7/2026

Nancy Stuart	2,098	—	(8)	1.13	12/11/2017
	53,097	—	(1)	4.58	12/19/2018
	34,512	—	(2)	4.41	12/10/2019
	21,238	—	(3)	3.79	12/14/2020
	22,122	—	(4)	3.50	12/15/2021
	62,500	37,500	(5)	8.40	06/10/2024
	15,000	65,000	(6)	16.85	01/07/2026

(1)	This stock option fully vested in accordance with its terms on December 19, 2012 and vested as to 6.25% of the underlying shares at the end of each successive quarter.
(2)	This stock option fully vested in accordance with its terms on December 10, 2013 and vested as to 6.25% of the underlying shares at the end of each successive quarter.
(3)	This stock option fully vested in accordance with its terms on December 14, 2014 and vested as to 6.25% of the underlying shares at the end of each successive quarter.
(4)	This stock option fully vested in accordance with its terms on December 15, 2015 and vested as to 6.25% of the underlying shares at the end of each successive quarter.
(5)	This option was granted under our 2014 Stock Incentive Plan and vested as to 25% of the shares underlying such option on June 10, 2015 and will vest as to an additional 6.25% of the shares at the end of each successive quarter thereafter, through and including June 10, 2018.

(6)	This option was granted under our 2014 Stock Incentive Plan and vests as to 6.25% of the shares underlying such option at the end of each successive quarter thereafter, through and including January 7, 2020.
(7)	This option was granted under our 2014 Stock Incentive Plan and vested as to 25% of the shares underlying such option on March 5, 2016 and will vest as to an additional 6.25% of the shares at the end of each successive quarter thereafter, through and including March 5, 2019.
(8)	This stock option fully vested in accordance with its terms on December 11, 2011 and vested as to 6.25% of the underlying shares at the end of each successive quarter.

Employment Agreements, Severance and Change in Control Arrangements

Employment agreement

We have entered into employment agreements with each of our named executive officers. The employment agreements confirm the executive officers’ titles, compensation arrangements, eligibility for benefits made available to employees generally and also provide for certain benefits upon a termination of employment under specified conditions. Each named executive officer’s employment is at will.

Payments and benefits provided upon a qualifying termination not in connection with a change of control

Under the terms of the employment agreements we have entered into with each of the named executive officers, if an executive’s employment is terminated by us without “cause” and other than as a result of death or disability or by such executive officer for “good reason”, each as defined in such employment agreement, in each case not within the “change of control period”, as defined below, and subject to the executive’s execution of an effective general release of potential claims against us, each named executive officer will be entitled to (1) an amount equal to his then-current monthly base salary for a period of 12 months, or 15 months in the case of Dr. Tung and (2) continued Company paid medical and dental benefits to the extent that the named executive officer was receiving them at the time of termination until the earlier of 12 months following termination (or, in the case of Dr. Tung, 15 months following termination) and the date the named executive officer’s COBRA continuation coverage expires, subject to certain legal restrictions.

Payments and benefits provided upon a qualifying termination

Under the terms of the employment agreements we have entered into with each of the named executive officers, if the executive’s employment is terminated by us or our successor other than for cause or by such executive officer for good reason, in each case, within one year following a “change of control”, as defined in such employment agreement (the “change of control period”), and subject to the executive’s execution of an effective general release of potential claims against us, in lieu of the severance benefits described above, each named executive officer will be entitled to:

•	An amount equal to 12 months (or 15 months in the case of Dr. Tung) of the named executive officer’s base salary, which will be paid as a lump sum if the change in control constitutes a change in control under Section 409A of the Internal Revenue Code.

•	An amount equal his or her current target bonus (or 1.5 times his target bonus in the case of Dr. Tung).

•	Continued Company-paid medical and dental benefits for the executive to the extent that he or she was receiving them at the time of termination until the earlier of 12 months (or 18 months in the case of Dr. Tung) following termination and the date the named executive officer’s COBRA continuation coverage expires, subject to certain legal restrictions.

In addition, if a change of control occurs and within one year following such change of control we or our successor terminate the executive’s employment other than for cause or the executive’s employment ends on death or disability, or the executive terminates his employment for good reason then all stock options held by the executive will immediately vest in full.

If the payments or benefits payable to each named executive officer in connection with a change of control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then those payments or benefits will be reduced to the extent necessary to avoid the imposition of such excise tax but only if such reduction would result in a higher net after-tax benefit to the named executive officer.

The following table summarizes the severance payments and benefits our named executive officers would be entitled to receive, assuming a qualifying termination occurred on December 31, 2016.

Name	Cash Severance ($)(1)	Bonus ($)(2)	COBRA Continuation ($)(3)	Value of Accelerated Vesting of Equity Awards ($)(4)	Total ($)
Roger D. Tung
Qualifying termination not in connection with a change of control	624,881	—	34,214	—	659,095
Qualifying termination in connection with a change of control	749,858	374,929	41,057	144,088	1,309,932

James V. Cassella
Qualifying termination not in connection with a change of control	392,700	—	27,371	—	420,071
Qualifying termination in connection with a change of control	392,700	157,080	27,371	0	577,151

Nancy Stuart
Qualifying termination not in connection with a change of control	384,780	—	27,371	—	412,151
Qualifying termination in connection with a change of control	384,780	153,912	27,371	70,875	636,938

(1)	For a termination by us without cause or by the executive for good reason, in each case not during the change of control period, this amount represents, in the case of Dr. Tung, 15 months’ of base salary, and in the case of Ms. Stuart and Dr. Cassella, 12 months of base salary, each at the rate in effect immediately prior to the executive’s termination of employment.
(2)	In the event of a termination by us without cause or by the executive for good reason, in each case within 12 months of a change of control, this amount represents, in the case of Dr. Tung, 18 months’ base salary, and in the case of Ms. Stuart and Dr. Cassella, 12 months of base salary, each at the rate in effect immediately prior to the executive’s termination of employment.
(3)	In the event of a termination by us without cause or by the executive for good reason, in each case within 12 months of a change of control, amounts represent in the case of Dr. Tung, 150% of his target bonus for 2016, and in the case of Ms. Stuart and Dr. Cassella, 100% of the applicable executive’s target bonus for 2016.
(4)	This amount represents the Company-paid health and dental coverage. In the case of Dr. Tung, the amounts represent 15 months payable following a termination by us without cause or by him for good reason, in each case not during the change of control period, and represents 18 months payable following a termination by us without cause or by him for good reason, in each case within 12 months of a change of control. With respect to Ms. Stuart and Dr. Cassella, amounts represent 12 months of Company-paid health and dental coverage.
(5)	In the event of a termination by us without cause, termination due to death or disability or a termination by the executive for good reason, in each case within 12 months of a change of control, all unvested stock options held by the executive at such time will immediately vest in full. The values for the accelerated vesting of equity awards included in the table above are based on the intrinsic values of such unvested awards on December 31, 2016 (i.e., the difference between the Closing price of the Company’s common stock on the NASDAQ Global Market on that date and the applicable exercise price, multiplied by the number of shares for which vesting would have been accelerated).

Other agreements

We have also entered into employee confidentiality, non-competition and proprietary information agreements with each of our named executive officers. Under the employee confidentiality, non-competition and proprietary information agreements, each named executive officer has agreed (1) not to compete with us during his or her employment and for a period of one year after the termination of his or her employment, (2) not to solicit our employees during his or her employment and for a period of one year after the termination of his or her employment, (3) to protect our confidential and proprietary information and (4) to assign to us related intellectual property developed during the course of his or her employment.

401(k) retirement plan

We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of our employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $18,000 in 2016, and have the amount of the reduction contributed to the 401(k) plan. Participants over the age of 50 are entitled to an additional catch-up contribution up to the statutorily prescribed limit, equal to $6,000 in 2016. Currently, we match 50% of employee contributions up to 6% of the employee’s salary, subject to the statutorily prescribed limit, equal to $7,950 in 2016. The match immediately vests in full.

Golden Parachute Compensation

There are no amounts payable to our named executive officers that are required to be reported pursuant to Item 402(t) of Regulation S-K in connection with the Asset Sale described in this proxy statement. Severance payments payable to our named executive officers, assuming a qualifying termination of employment as of December 31, 2016 are set forth in the table above under the heading “Payments and benefits provided upon a qualifying termination.”

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of January 31, 2017 by:

•	each of our directors and our director nominees;

•	each of our named executive officers;

•	all of our directors, our director nominees and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after January 31, 2017. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to community property laws, where applicable. The information is not necessarily indicative of beneficial ownership for any other purpose.

The percentage ownership calculations for beneficial ownership are based on 22,322,982 shares of common stock outstanding as of January 31, 2017. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Concert Pharmaceuticals, Inc., 99 Hayden Avenue, Suite 500, Lexington, Massachusetts 02421.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after January 31, 2017. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% Stockholders
Entities affiliated with BVF, Inc.(1)	2,616,249	11.7%
Entities affiliated with TVM Capital(2)	1,483,672	6.6%
Entities affiliated with GlaxoSmithKline(3)	1,356,533	6.1%
Entities affiliated with BlackRock Inc.(4)	1,127,145	5.0%

Executive Officers and Directors
Roger D. Tung, Ph.D.(5)	1,010,943	4.5%
James V. Cassella, Ph.D.(6)	82,500	*
Nancy Stuart(7)	260,768	1.2%
Richard H. Aldrich(8)	470,062	2.1%
Thomas G. Auchincloss(9)	38,250	*
Ronald W. Barrett, Ph.D.(10)	31,656	*
Meghan FitzGerald, Ph.D.(11)	8,333	*
Christine van Heek(12)	6,250	*
Peter Barton Hutt, LL.M(13)	36,080	*
Wilfred E. Jaeger, M.D.(14)	17,500	*
Wendell Wierenga, Ph.D.(15)	58,427	*
All current executive officers and directors as a group (13 persons)(16)	2,020,769	10.1%

*	Represents beneficial ownership of less than 1% of our outstanding stock.

(1)	Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2017 by the following entities and individual. Consists of (i) 1,193,342 shares of common stock beneficially owned by Biotechnology Value Fund, L.P. (“BVF”), (ii) 758,494 shares of common stock beneficially owned by Biotechnology Value Fund II, L.P (“BVF2”) and (iii) 238,511 shares of common stock beneficially owned by Biotechnology Value Trading Fund OS LP (“Trading Fund OS”). BVF Partners OS Ltd. (“Partners OS”) as the general partner of Trading Fund OS may be deemed to beneficially own the 238,511 shares of Common Stock beneficially owned by Trading Fund OS. BVF Partners L.P. (“Partners”), as the general partner of BVF, BVF2, the investment manager of Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the 2,232,014 shares of Common Stock beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS, and certain Partners management accounts (the “Partners Management Accounts”), including 425,902 shares of Common Stock held in the Partners Management Accounts. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 2,616,249 shares of Common Stock beneficially owned by Partners. Mr. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the 2,616,249 shares of Common Stock beneficially owned by BVF Inc. Partners OS disclaims beneficial ownership of the shares of Common Stock beneficially owned by Trading Fund OS. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares of Common Stock beneficially owned by BVF, BVF2, Trading Fund OS, and the Partners Management Accounts. The address for Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104 Cayman Islands and the address for each of the other entities and for Mr. Lampert is 1 Sansome Street, 30th Floor, San Francisco, California 94104.

(2)	Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 16, 2016. Consists of 1,104,969 shares of common stock held by TVM Life Science Ventures VI GMBH & Co. KG and 378,703 shares of common stock held by TVM Life Science Ventures VI LP. Alexandra Goll, Helmut Schühsler, Hubert Birner, Stefan Fischer and Axel Polack are members of the investment committee of TVM Life Science Ventures VI Management Limited Partnership, a special limited partner of TVM Life Science Ventures VI GMBH & Co. KG and TVM Life Science Ventures VI LP with voting and dispositive power over the shares held by those entities. TVM Life Science Venture VI Management Limited Partnership and these individuals each disclaim beneficial ownership of such shares except to the extent of any pecuniary interest therein. The address for each of the individuals and entities listed above is c/o TVM Capital GmbH, Maximilianstrasse 35, Entrance C, 80539 Munich, Germany.

(3)	Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2015 by GlaxoSmithKline plc. Consists of 1,179,941 shares of common stock held by Glaxo Group Limited and 176,592 shares of common stock held by S.R. One, Limited, each of which is a wholly owned subsidiary of GlaxoSmithKline plc. The address of these entities is 980 Great West Road, Brentford, Middlesex, United Kingdom TW8 9GS.

(4)	Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on January 23, 2017 by BlackRock, Inc. Consists of 1,127,145 shares of common stock beneficially owned by BlackRock, Inc. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY, 10055.

(5)	In addition to shares of common stock held directly, includes 121,873 shares of common stock held by the Roger D. Tung 2011 GRAT, for which Dr. Tung is the sole trustee, 12,389 shares of common stock held by the RD Tung Irrevocable Trust, for which Dr. Tung’s wife is a co-trustee, and 13,274 shares of common stock held by the Tung Family Investment Trust, for which Dr. Tung is a co-trustee. Includes 324,442 shares of common stock issuable upon the exercise of options exercisable within 60 days after January 31, 2017.

(6)	Consists of 82,500 shares of common stock issuable upon exercise of options exercisable within 60 days after January 31, 2017.

(7)	In addition to shares of common stock held directly, includes 221,817 shares of common stock issuable upon the exercise of options exercisable within 60 days after January 31, 2017.

(8)

In addition to shares of common stock held directly, includes 61,946 shares of common stock held by Little Bear Associates, Inc., formerly known as RA Capital Associates, Inc., of which Mr. Aldrich is the sole stockholder, and 82,405 shares of common stock held by the Little Eagles, LLC, of which the owners of Little Eagles, LLC are Richard H. Aldrich Irrevocable Trust of 2011 and trusts established for the benefit of the Mr. Aldrich’s minor children. The trustees of Richard H. Aldrich Irrevocable Trust of 2011 are Mr. Aldrich’s spouse, Nichole A. Aldrich, and Mr. Aldrich’s brother, Caleb F. Aldrich. The beneficiaries of Richard H. Aldrich Irrevocable Trust of 2011 are Mr. Aldrich’s minor children. Mr. Aldrich disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. Includes 38,736 shares of common stock issuable upon the exercise of options exercisable within 60 days after January 31, 2017.

(9)	In addition to shares of common stock held directly, includes 36,250 shares of common stock issuable upon the exercise of options exercisable within 60 days after January 31, 2017.

(10)	Consists of 31,656 shares of common stock issuable upon the exercise of options exercisable within 60 days after January 31, 2017.

(11)	Consists of 8,333 shares of common stock issuable upon the exercise of options exercisable within 60 days after January 31, 2017.

(12)	Consists of 6,250 shares of common stock issuable upon the exercise of options exercisable within 60 days after January 31, 2017.

(13)	In addition to shares held directly, includes 31,656 shares of common stock issuable upon the exercise of options exercisable within 60 days after January 31, 2017.

(14)	Includes 17,500 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2016.

(15)	In addition to shares held directly, includes 46,038 shares of common stock issuable upon the exercise of options exercisable within 60 days after January 31, 2017.

(16)	Includes 1,167,120 shares of common stock issuable upon the exercise of options exercisable within 60 days after January 31, 2017.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board has adopted a written related person transaction policy that sets forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

Our related person transaction policy contains exceptions for any transaction or interest that is not considered a related person transaction under SEC rules as in effect from time to time. In addition, the policy provides that an interest arising solely from a related person’s position as an executive officer of another entity that is a participant in a transaction with us will not be subject to the policy if each of the following conditions is met:

•	the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity;

•	the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction with us and do not receive any special benefits as a result of the transaction; and

•	the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenue of the company receiving payment under the transaction.

The policy provides that any related person transaction proposed to be entered into by us must be reported to our general counsel and will be reviewed and approved by our audit committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction whenever practicable. The policy provides that if our chief financial officer determines that advance approval of a related person transaction is not practicable under the circumstances, our audit committee will review and, in its discretion, may ratify the related person transaction at the next meeting of the audit committee. The policy also provides that alternatively, our chief financial officer may present a related person transaction arising in the time period between meetings of the audit committee to the chair of the audit committee, who will review and may approve the related person transaction, subject to ratification by the audit committee at the next meeting of the audit committee.

In addition, the policy provides that any related person transaction previously approved by the audit committee or otherwise already existing that is ongoing in nature will be reviewed by the audit committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the audit committee, if any, and that all required disclosures regarding the related person transaction are made.

The policy provides that transactions involving compensation of executive officers will be reviewed and approved by our compensation committee in the manner to be specified in the charter of the compensation committee.

A related person transaction reviewed under this policy will be considered approved or ratified if it is authorized by the audit committee in accordance with the standards set forth in the policy after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, the policy provides that the audit committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business of the Company;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than the terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The policy provides that the audit committee will review all relevant information available to it about the related person transaction. The policy provides that the audit committee may approve or ratify the related person transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The policy provides that the audit committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

No related person transactions were brought to the attention of the audit committee for consideration in 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons holding more than 10% of the Company’s common stock to report their initial ownership of the common stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due.

Based solely on a review of reports furnished to us, or written representations from reporting persons, we believe all directors, executive officers, and 10% owners timely filed all reports regarding transactions in the Company’s securities required to be filed for 2016 by Section 16(a) under the Exchange Act.

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE

FISCAL YEAR ENDING DECEMBER 31, 2017

Stockholders are being asked to ratify the appointment by the audit committee of the Board of Ernst &Young LLP as our independent registered public accounting firm. Ernst & Young LLP has served as the company’s independent registered public accounting firm since 2007.

The audit committee is solely responsible for selecting the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Stockholder approval is not required to appoint Ernst & Young LLP as our independent registered public accounting firm. However, the Board believes that submitting the appointment of Ernst & Young LLP to the Stockholders for ratification is good corporate governance. If Stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its Stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our Stockholders.

The following table summarizes the fees Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	2016	2015
Audit Fees(1)	$423,535	$425,750
Tax Fees(2)	37,960	77,950
All Other Fees(3)	2,000	2,000

Total Fees	$463,495	$505,700

(1)	Audit fees for 2016 and 2015 consist of fees for the audit of our consolidated financial statements and the review of our interim financial statements. Audit fees for 2015 also include fees associated with the March 2015 public offering.
(2)	Tax fees consists of fees incurred for tax compliance and tax return preparation. Tax fees for 2016 and 2015 also include fees incurred in connection with preparation of an ownership analysis pursuant to Section 382 of the Internal Revenue Code to quantify any limitations on the availability of net operating loss carryforwards to offset taxable income.
(3)	All Other Fees represents payment for access to the Ernst & Young LLP online accounting research database.

All such accountant services and fees were pre-approved by our audit committee in accordance with the “Pre-approval Policies and Procedures” described below.

Pre-approval Policy and Procedures

The audit committee of our Board has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by the audit committee, or the engagement to render the service is entered into pursuant to the audit committee’s pre-approval policies and procedures. Notwithstanding the foregoing, pre-approval is not required with respect to the provision of services, other than audit, review or attest services, by the independent auditor if the aggregate amount of all such services is no more than 5% of the total amount paid by us to the independent auditor during the fiscal year in which the services are provided, such services were not recognized by us at the time of the engagement to be non-audit services and such services are promptly brought to the attention of the audit committee and approved prior to completion of the audit by the audit committee.

From time to time, our audit committee may pre-approve services that are expected to be provided to us by the independent auditor during the following 12 months. At the time such pre-approval is granted, the audit committee must identify the particular pre-approved services in a sufficient level of detail so that our management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services and, at each regularly scheduled meeting of the audit committee following such approval, management or the independent auditor shall report to the audit committee regarding each service actually provided to us pursuant to such pre-approval.

During our 2016 and 2015 fiscal years, no services were provided to us by Ernst & Young LLP or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SUMMARY TERM SHEET REGARDING ASSET SALE

This summary highlights information included elsewhere in this proxy statement related to the Asset Sale Proposal (as defined in the section entitled “Proposal No. 3: The Asset Sale—General Description of the Asset Sale” beginning on page 47 of this proxy statement). This summary may not contain all of the information you should consider before voting on the Asset Sale Proposal presented in this proxy statement. You should read the entire proxy statement carefully, including the annexes attached hereto. For your convenience, we have included cross references to direct you to a more complete description of the topics described in this summary.

The Asset Sale. On March 3, 2017, the Company, Vertex Pharmaceuticals (Europe) Limited, a U.K. limited company (“Vertex”), and Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (“Parent”), solely as Guarantor, entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which, subject to the satisfaction or waiver of the conditions therein, the Company will sell and assign to Vertex the clinical candidate CTP-656 and other assets of the Company related to the treatment of cystic fibrosis (the “CF Enterprise”), for an aggregate of $160 million in cash upon the closing of the transaction (the “Closing”), and an aggregate of up to $90 million following the Closing upon the achievement of certain milestone events (the “Asset Sale”). Completion of the Asset Sale is subject to closing conditions including, but not limited to, various regulatory approvals and the approval of the transaction by Stockholders, as further described below and under “Proposal: Asset Sale—The Asset Purchase Agreement—Consideration to be Received by the Company” beginning on page 70 of this proxy statement.

Parties to the Asset Purchase Agreement.

•	Concert Pharmaceuticals, Inc. is a clinical stage biopharmaceutical company applying our extensive knowledge of deuterium chemistry to discover and develop novel small molecule drugs. Selective incorporation of deuterium into known molecules has the potential, on a case-by-case basis, to provide better pharmacokinetic or metabolic properties, thereby enhancing their clinical safety, tolerability or efficacy. The Company currently has five clinical candidates, the most advanced of which are: AVP-786 in Phase 2 and Phase 3 clinical trials by Avanir neurological disorders, CTP-656 in Phase 2 for cystic fibrosis patients with a CFTR gating mutation, and CTP-543, which will soon begin Phase 2 for moderate to severe alopecia areata. The Company was incorporated under the laws of the State of Delaware on April 12, 2006, and it principal executive offices are located at 99 Hayden Avenue, Suite 500, Lexington, Massachusetts, 02421. The Company’s telephone number is (781) 860-0045. Additional information about the Company can be found on our website at http://www.concertpharma.com. The information provided on the Company’s website is not a part of this proxy statement and is not incorporated herein by reference.

•	Vertex Pharmaceuticals (Europe) Limited is a limited liability company organized under the laws of England and Wales, and is a wholly-owned subsidiary of Parent. Vertex’s principal executive offices are located at 2 Kingdom Street, 9th Floor, London W2 6BD U.K and its telephone number is +44 2032 045100.

•	Vertex Pharmaceuticals Incorporated is a global biotechnology company that aims to discover, develop and commercialize innovative medicines so people with serious diseases can lead better lives. In addition to its clinical development programs focused on cystic fibrosis, Parent has a number of ongoing research programs aimed at other serious and life-threatening diseases. Founded in 1989 in Cambridge, Mass., Parent today has research and development sites and commercial offices in the United States, Europe, Canada and Australia. For additional information and the latest updates from Parent, please visit www.vrtx.com. Parent’s principal executive offices are located at 50 Northern Avenue, Boston, Massachusetts and its telephone number is (617) 341-6100.

Reasons for the Asset Sale. In arriving at its determination that the Asset Sale is advisable to, and in the best interests of, the Company and our Stockholders, the Company’s board of directors (the “Board”) consulted with our senior management team, as well as our outside legal and financial advisors, reviewed a significant amount of information and considered a number of factors, including, among other things, the price to be paid by Vertex, the strategic and financial benefits that the Asset Sale will provide to the Company, the extensive review process that led to entering into the Asset Purchase Agreement, the future business prospects of the CF Enterprise and the terms and conditions of the Asset Purchase Agreement. See “Proposal No. 3: The Asset Sale—Reasons for the Asset Sale” beginning on page 56 of this proxy statement.

Board Recommendation. Our Board has determined that the terms and conditions of the Asset Purchase Agreement and the transactions contemplated thereby, including the Asset Sale, are advisable to, and in the best interests of, the Company and its Stockholders. Our Board unanimously recommends that our Stockholders vote “FOR” the approval of the Asset Sale Proposal.

Opinion of the Company’s Financial Advisor. In connection with the Asset Sale, the Company’s financial advisor, Aquilo Partners, L.P. (“Aquilo Partners”), delivered to our Board its opinion, dated March 3, 2017, as to the fairness, from a financial point of view and as of the date of the opinion, to the Company of the consideration to be received by the Company pursuant to the Asset Purchase Agreement. The full text of the opinion, dated March 3, 2017, of Aquilo Partners, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference in its entirety. Aquilo Partners delivered its opinion to our Board for the benefit and use of our Board in connection with and for purposes of its evaluation from a financial point of view of the consideration to be received by the Company pursuant to the Asset Purchase Agreement. Aquilo Partner’s opinion does not address any other aspect of the Asset Sale and does not constitute a recommendation to any Stockholder as to how to vote with respect to the Asset Sale Proposal or any other matter. Stockholders are encouraged to read the opinion carefully and in its entirety. See “Proposal No. 3: The Asset Sale—Opinion of the Company’s Financial Advisor” beginning on page 58 of this proxy statement.

Indemnification of Vertex. Pursuant to the Asset Purchase Agreement, the Company has agreed to indemnify Vertex for certain matters, including breaches of specified representations and warranties, covenants included in the Asset Purchase Agreement, certain liabilities not assumed by Vertex and specified tax claims. Representations and warranties, other than certain fundamental representations and warranties, survive for a period of eighteen (18) months following the Closing. Certain fundamental representations and warranties (and our corresponding indemnification obligations) survive until the date that is sixty (60) days after the expiration of the applicable statute of limitations. The maximum liability of the Company for claims by Vertex related to the breaches of such representations and warranties, with limited exceptions, is capped at the escrow amount, or $16 million. Except in the case of fraud or willful or intentional misconduct, the Company’s aggregate liability for indemnification will not exceed the aggregate purchase price paid by Vertex, including any milestone payments. Eighteen months after the Closing, any remaining balance in the escrow account not subject to indemnity claims by Vertex will be released to the Company. See “Proposal No. 3: The Asset Sale—The Asset Purchase Agreement—Indemnification of Vertex” beginning on page 70 of this proxy statement.

Use of Proceeds and Activities Following the Asset Sale. If the Asset Sale is completed, all of the assets, the goodwill and ongoing business comprising the CF Enterprise will be sold to Vertex. We will retain all of our other assets, including the assets related to our CTP-543 business, our Partnered Programs (as defined in the section entitled “Proposal No. 3: The Asset Sale—Opinion of the Company’s Financial Advisor” beginning on page 58 of this proxy statement) and future product development, whose growth we intend to focus on following the Asset Sale. We will also retain all debts and liabilities of the Company not assumed by Vertex pursuant to the Asset Purchase Agreement. We intend to use the net proceeds from the Asset Sale for the other programs described above and for general working capital purposes. See “Proposal No. 3: The Asset Sale—Activities of the Company Following the Asset Sale” beginning on page 67 of this proxy statement.

Conditions to the Asset Sale. The Closing of the Asset Sale is subject to customary conditions, including, among other things, (i) the absence of a termination of the Asset Purchase Agreement in accordance with its terms, (ii) approval of the Asset Sale by the Stockholders, (iii) that any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the rules and regulations thereunder, shall have expired or otherwise been terminated, (iv) that no event, development or circumstance that has had or would reasonably be expected to have a material adverse effect on the assets constituting the CF Enterprise shall have occurred and (v) no governmental authority shall have enacted any law or order which has the effect of enjoining or otherwise preventing or prohibiting the Asset Purchase Agreement or the Closing. The Closing is also subject to other customary conditions for a transaction of this nature. See “Proposal No. 3: The Asset Sale—The Asset Purchase Agreement—Conditions to the Asset Sale” beginning on page 78 of this proxy statement.

Covenants. The Asset Purchase Agreement contains customary covenants of the Company, including, among others, (i) covenants to conduct the business relating to the assets constituting the CF Enterprise in the ordinary course during the interim period between the execution of the Asset Purchase Agreement and the Closing, and prohibitions against engaging in certain kinds of transactions during such period and (ii) covenants to make commercially reasonable efforts to do all things necessary to cause the Closing, including obtaining governmental approval under the HSR Act.

Termination of the Asset Purchase Agreement. The Asset Purchase Agreement contains certain termination rights for both the Company and Vertex, and provides that, upon termination of the Asset Purchase Agreement under specified circumstances, the Company may be required to pay Vertex a cash termination fee of $6.4 million (the “Termination Fee”), including if the Company accepts a superior acquisition proposal or if our Board effects a change of its recommendation of the approval of the Asset Purchase Agreement to Stockholders. In addition, the Asset Purchase Agreement may be terminated by either party if the Closing of the Asset Sale has not occurred by October 31, 2017, or under certain circumstances involving a breach of the Asset Purchase Agreement. See “Proposal No. 3: The Asset Sale—The Asset Purchase Agreement—Termination” beginning on page 79 of this proxy statement, and “Proposal No. 3: The Asset Sale—The Asset Purchase Agreement—Termination Fee” beginning on page 80 of this proxy statement.

Certain U.S. Federal Income Tax Considerations. Our U.S. Stockholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Asset Sale. See “Proposal No. 3: The Asset Sale—Certain U.S. Federal Income Tax Considerations of the Asset Sale” beginning on page 67 of this proxy statement.

Risk Factors Regarding Asset Sale. The Asset Sale involves a number of risks, including:

•	The announcement and pendency of the Asset Sale, whether or not consummated, may adversely affect our business;

•	Potential delay or non-completion of the Asset Sale;

•	Contingent liabilities to which we may be exposed resulting from the Asset Purchase Agreement, including certain indemnification claims that may be made against us, that could have a material adverse effect on our financial condition; and

•	The fact that our Stockholders will not receive any distribution from the Asset Sale, and may never receive any return of value.

See “Risk Factors Regarding Asset Sale” beginning on page 45 of this proxy statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

THIS PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT HAVE BEEN MADE PURSUANT TO PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS REPRESENT THE COMPANY’S EXPECTATIONS OR BELIEFS CONCERNING FUTURE EVENTS, INCLUDING ANY STATEMENTS REGARDING: THE SATISFACTION OF CERTAIN CLOSING CONDITIONS SPECIFIED IN THE ASSET PURCHASE AGREEMENT, THE COMPANY’S ABILITY TO SUCCESSFULLY CLOSE THE ASSET SALE AND THE TIMING OF SUCH CLOSING, THE DIVERSION OF MANAGEMENT’S FOCUS AND ATTENTION PENDING THE COMPLETION OF THE ASSET SALE, THE COMPANY’S BUSINESS AND THE COMPANY’S RELATIONSHIPS WITH ITS PARTNERS, SUPPLIERS AND EMPLOYEES, THE RECEIPT AND USE OF THE CASH CONSIDERATION TO BE RECEIVED BY THE COMPANY UNDER THE ASSET PURCHASE AGREEMENT, THE RESULTS OF OPERATIONS OF THE COMPANY’S OTHER BUSINESSES, THE SUFFICIENCY OF THE COMPANY’S CASH BALANCES AND CASH USED IN OPERATIONS, FINANCING AND/OR INVESTING ACTIVITIES FOR ITS FUTURE LIQUIDITY AND CAPITAL RESOURCE NEEDS. WITHOUT LIMITING THE FOREGOING, THE WORDS “BELIEVES,” “INTENDS,” “PROJECTS,” “PLANS,” “EXPECTS,” “ANTICIPATES” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THESE PROJECTIONS. INFORMATION REGARDING THE RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE RESULTS IN THESE FORWARD-LOOKING STATEMENTS ARE DISCUSSED UNDER THE SECTION “RISK FACTORS” IN THIS PROXY STATEMENT. PLEASE CAREFULLY CONSIDER THESE FACTORS, AS WELL AS OTHER INFORMATION CONTAINED HEREIN AND IN THE COMPANY’S PERIODIC REPORTS AND DOCUMENTS FILED WITH THE SEC. THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROXY STATEMENT ARE MADE ONLY AS OF THE DATE OF THIS PROXY STATEMENT. WE DO NOT UNDERTAKE ANY OBLIGATION TO UPDATE OR SUPPLEMENT ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES, EXCEPT AS REQUIRED BY LAW.

RISK FACTORS REGARDING ASSET SALE

If the sale of our assets constituting the CF Enterprise, including CTP-656, to Vertex is not completed, we will have incurred substantial expenses without our Stockholders realizing the expected benefits.

On March 3, 2017, we entered into an Asset Purchase Agreement with Vertex Pharmaceuticals (Europe) Limited and Vertex Pharmaceuticals Incorporated (solely as a guarantor), pursuant to which, subject to the satisfaction or waiver of the conditions therein, we will sell and assign to Vertex the assets of the Company related to the synthesis, research and development of compounds as potential therapeutic products for treating cystic fibrosis, including intellectual property associated therewith. Closing of the Asset Sale is subject to closing conditions including, but not limited to, various regulatory approvals and the approval of our Stockholders of the Asset Purchase Agreement. We currently expect that the Closing of the Asset Sale will occur by October 31, 2017. It is possible, however, that factors outside of our control could require the parties to complete the Asset Sale at a later time, or not to complete the Asset Sale at all. In the event that the Asset Sale is not consummated for any reason, we will be subject to many risks, including the costs related to the Asset Sale, such as legal, accounting and advisory fees, which must be paid even if the Asset Sale is not completed, and, potentially, the payment of the Termination Fee under certain circumstances. If the Asset Sale is not consummated, the market price of our common stock could decline. We also could be subject to litigation related to any failure to complete the Asset Sale or related to any enforcement proceeding commenced against us to perform our obligations under the Asset Purchase Agreement.

We will be subject to business uncertainties and contractual restrictions while the Asset Sale is pending.

The pursuit of the Asset Sale and the preparation for the integration of the related assets with Vertex may place a significant burden on management and internal resources. Any significant diversion of management and employee attention away from ongoing business and any difficulties encountered in the transition and integration process could affect our financial results. In addition, the Asset Purchase Agreement generally requires that we operate in the usual, regular and ordinary course of business and restricts us from taking certain actions prior to the consummation of the Asset Sale or termination of the Asset Purchase Agreement without Vertex’s consent. These restrictions may prevent us from pursuing attractive business opportunities that may arise prior to the completion of the Asset Sale. The pendency of this agreement may also adversely affect the enrollment in our ongoing U.S. Phase 2 clinical trial.

Regulatory approvals, including antitrust approval, necessary for closing the transaction may not be received, may take longer than expected or impose conditions that are not presently anticipated.

Before the Asset Sale may be completed, certain approvals or consents must be obtained from the various regulatory authorities in the United States, including antitrust approvals. There can be no assurance as to whether regulatory approval will be received or the timing of the approvals. Vertex is only required to take commercially reasonable efforts to assist us in obtaining regulatory approvals of the Asset Sale and is not obligated to complete the Asset Sale if the regulatory approvals received in connection with the completion of the Asset Sale include any conditions or restrictions that would constitute a “Burdensome Term or Condition” as defined in the Asset Purchase Agreement. There can be no assurance that regulatory approvals will not include such conditions or restrictions and such conditions or restrictions could have the effect of delaying completion of the Asset Purchase Agreement, if it can be completed at all.

The Asset Purchase Agreement includes a termination fee, restrictions on solicitation, and a right for Vertex to match a competing offer, which may discourage other companies from providing a superior offer.

Until the completion of the Asset Sale, with limited exceptions, we are prohibited from soliciting, initiating, encouraging or facilitating any inquiries or proposals that may lead to a proposal or offer for an acquisition, merger or other business combination transaction with any person other than Vertex. In addition, we have agreed to pay the Termination Fee to Vertex in specified circumstances. These provisions could discourage other companies from trying to acquire the CF Enterprise, or us, even though those other companies might be willing to offer greater value to our Stockholders than Vertex has offered in the Asset Purchase Agreement, including proposals that include the sale of our entire Company. The payment of the Termination Fee also could have a material adverse effect on our results of operations.

The Asset Purchase Agreement exposes us to contingent liabilities that could have a material adverse effect on our financial condition.

We have agreed to indemnify Vertex for damages resulting from or arising out of any inaccuracy or breach of our representations, warranties or covenants in the Asset Purchase Agreement, any and all of our liabilities not assumed by Vertex in the Asset Sale and for certain other matters. Significant indemnification claims by Vertex could have a material adverse effect on our financial condition. In the event that claims for indemnification exceed certain thresholds set forth in the Asset Purchase Agreement, we will be obligated to indemnify Vertex for any damages or loss resulting from such breach for up to $16 million, or in some cases, the entire purchase price paid to us by Vertex, including any milestone payments. Any event that results in a right for Vertex to seek indemnity from us could result in a substantial payment from us to Vertex and could adversely affect our results of operations.

PROPOSAL NO. 3: THE ASSET SALE

The following discussion is a summary of the material terms of the Asset Sale. We encourage you to read carefully and in its entirety the Asset Purchase Agreement, which is attached to this proxy statement as Annex A for a more complete understanding of the Asset Sale, as it is the legal document that governs the Asset Sale.

General Description of the Asset Sale

The authorization of the sale (the “Asset Sale”) by the Company to Vertex Pharmaceuticals (Europe) Limited (“Vertex”), a U.K. limited company and wholly-owned subsidiary of Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (“Parent”), of the clinical candidate CTP-656 and other assets related to the treatment of cystic fibrosis (the “CF Enterprise”) pursuant to the terms of the related Asset Purchase Agreement, dated as of March 3, 2017, by and among the Company, Vertex and Parent, as Guarantor (the “Asset Purchase Agreement”), for an aggregate of $160 million in cash upon closing of the transaction (the “Closing”), and an aggregate of up to $90 million following the Closing upon the achievement of certain milestone events (the “Asset Sale Proposal”). Completion of the Asset Sale is subject to closing conditions including, but not limited to, various regulatory approvals and the approval of the transaction by Stockholders, as further described below and under “Proposal: Asset Sale—The Asset Purchase Agreement—Consideration to be Received by the Company” beginning on page 70 of this proxy statement.

Parties to the Asset Sale

Concert Pharmaceuticals, Inc.

99 Hayden Avenue, Suite 500

Lexington, MA 02421

(781) 860-0045

Incorporated under the laws of the State of Delaware on April 12, 2006, Concert Pharmaceuticals, Inc., is a clinical stage biopharmaceutical company applying our extensive knowledge of deuterium chemistry to discover and develop novel small molecule drugs. Selective incorporation of deuterium into known molecules has the potential, on a case-by-case basis, to provide better pharmacokinetic or metabolic properties, thereby enhancing their clinical safety, tolerability or efficacy. Our approach typically starts with approved drugs that may be improved with deuterium substitution. Our technology provides the opportunity to develop products that may compete with the non-deuterated drug in existing markets or to leverage the known activity of approved drugs to expand into new indications. Our deuterated chemical entity platform, or DCE Platform®, has broad potential across numerous therapeutic areas. The following table summarizes our clinical pipeline of product candidates. All of these candidates are small molecules being developed for oral administration.

Our principal executive offices are located at 99 Hayden Avenue, Suite 500, Lexington, Massachusetts, 02421, and our telephone number is (781) 860-0045. Additional information about the Company can be found on our website at http://www.concertpharma.com. The information provided on the Company’s website is not a part of this proxy statement and is not incorporated herein by reference.

Our common stock is traded on the NASDAQ Global Market under the symbol “CNCE.” We file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K with the SEC. These reports, any amendments to these reports, proxy and information statements and certain other documents are filed with the SEC and are available through the SEC’s website at www.sec.gov or free of charge on our website as soon as reasonably practicable after we file the documents with the SEC. The public may also read and copy these reports and any other materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Vertex Pharmaceuticals (Europe) Limited (“Vertex”)

50 Northern Avenue

Boston, MA 02110

Vertex is a limited liability company organized under the laws of England and Wales, and is a wholly-owned subsidiary of Parent.

Vertex Pharmaceuticals Incorporated (“Parent”)

50 Northern Avenue

Boston, MA 02110

(617) 341-6100

Parent is a global biotechnology company that aims to discover, develop and commercialize innovative medicines so people with serious diseases can lead better lives. In addition to its clinical development programs focused on cystic fibrosis, Parent has a number of ongoing research programs aimed at other serious and life-threatening diseases. Founded in 1989 in Cambridge, Mass., Parent today has research and development sites and commercial offices in the United States, Europe, Canada and Australia.

Parent’s common stock is traded on the NASDAQ Global Select Market under the symbol “VRTX.” Parent files annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K with the SEC. For additional information and the latest updates from the company, please visit www.vrtx.com. Parent’s principal executive offices are located at 50 Northern Avenue, Boston, Massachusetts and its telephone number is (617) 341-6100.

Background of the Asset Sale

The following chronology summarizes certain key events and contacts that led to the execution of the Asset Purchase Agreement. It does not purport to catalogue every conversation among the Board, members of Concert’s management or their respective representatives, and other parties.

Concert is a clinical stage biopharmaceutical company focused on applying its DCE Platform® (deuterated chemical entity platform) to create novel medicines designed to address unmet patient needs. Concert selects pipeline candidates based on approved drugs that may be improved with deuterium substitution. Concert’s technology provides the opportunity to develop products that may compete with the non-deuterated drug in existing markets or to leverage the known activity of approved drugs to expand into new indications. Concert has entered into several collaborative arrangements with companies to develop deuterium-modified versions of their marketed products. Concert’s pipeline of drugs includes multiple clinical candidates and additional research compounds. The most advanced clinical candidates are: AVP-786 in Phase 3 clinical trials being developed by Avanir for Alzheimer’s agitation; CTP-656 in Phase 2 for cystic fibrosis and CTP-543 which is poised to enter Phase 2 for alopecia areata. The Asset Purchase Agreement only relates to CTP-656 and other nonclinical cystic fibrosis assets.

Cystic fibrosis is a rare, life-threatening genetic disease affecting approximately 70,000 people worldwide. There is no known cure for cystic fibrosis. Cystic fibrosis patients typically require lifelong treatment that includes multiple daily medications, hospitalization in many cases due to lung infections, and potential lung transplantation. Ivacaftor is a CFTR potentiator drug marketed by Parent under the brand name Kalydeco® and approved for a small subset of patients with cystic fibrosis comprising approximately 5-7% of the cystic fibrosis patient population. Kalydeco is required to be taken every 12 hours with fat-containing food. The majority of cystic fibrosis patients cannot be effectively treated with a CFTR potentiator alone. The Vertex product Orkambi®, which is approved for a larger cystic fibrosis population, comprising approximately 40% of the population, is a combination of ivacaftor and a CFTR corrector called lumacaftor.

CTP-656 is a small molecule drug candidate that may offer once-daily dosing without regard to the fat content of the food with which it is taken. CTP-656 was developed by Concert’s novel application of deuterium chemistry to modify ivacaftor. Concert is developing CTP-656 as a potential monotherapy treatment for the subpopulation of cystic fibrosis patients having gating mutations. Concert sought collaboration partners for developing combination therapies that would be suitable for treating a broader cystic fibrosis patient population.

The Concert Board and management regularly review and evaluate potential collaborations and other strategic opportunities to advance the clinical development of CTP-656 and other product candidates and preclinical programs, finance Concert’s clinical development efforts, expand the range of financial resources available for product candidates and enhance value for Concert’s Stockholders. Members of Concert management keep the Board apprised of potential product development and other strategic opportunities at regularly scheduled Board meetings and through informal updates with individual directors.

On March 12, 2015, Concert announced that it had initiated a Phase 1 clinical trial for CTP-656, and in September 2015, Concert announced positive data from the Phase 1 trial showing that CTP-656 achieved higher plasma levels and a longer half-life than Kalydeco. In connection with these events, Concert contacted, and received interest from, certain biopharmaceutical companies that were interested in discussing potential strategic relationships with Concert regarding CTP-656. Concert entered into confidentiality agreements (none of which contained standstill provisions) with seven of these parties in connection with such discussions. Concert maintained ongoing discussions with four of the parties that executed confidentiality agreements (referred to as “Party A” , “Party B”, “Party C” and “Party D”). As described below, discussions with these parties were preliminary in nature and did not lead to specific proposals with terms that were attractive to Concert.

From October 2015 through October 2016, representatives of Concert had periodic and preliminary ongoing discussions with Parties A, B, C and D and with Vertex as described below. Concert’s interest at the time was primarily focused on potential non-exclusive collaborations regarding CTP-656. However, Party A expressed an interest in a potential strategic transaction involving Concert’s DCE Platform, and Party A engaged in a due diligence review of the DCE Platform business, as well as CTP-656 and CTP-543.

On March 29, 2016, Vertex’s chief financial officer contacted Concert’s chief executive officer and indicated that Vertex was interested in discussing a potential relationship between the parties regarding CTP-656. During this discussion, Concert’s chief executive officer indicated that Concert was primarily focused on pursuing potential non-exclusive collaboration arrangements for CTP-656.

On May 9, 2016, Concert and Vertex entered into a mutual confidentiality agreement (which did not contain a standstill provision) to facilitate the discussions between the parties and permit Concert to share certain non-public information with Vertex. Thereafter, Vertex and Concert executed a material transfer agreement to allow Vertex to perform certain in vitro assays involving CTP-656. Following completion of that work, Vertex informed Concert’s representatives that Vertex was interested in exploring a relationship that provided exclusive access to CTP-656. The parties amended their confidentiality agreement on August 5, 2016 to permit the parties to share confidential information with their outside advisors.

Between April and August 2016, members of Concert’s management and members of Vertex’s management had multiple discussions. During these meetings, Concert and Vertex expressed mutual interest in evaluating a potential relationship between the parties regarding CTP-656. Concert’s interest at the time was primarily focused on a non-exclusive license arrangement with Vertex.

In May and June 2016, members of Concert’s management had brief and preliminary discussion with representatives of Party C regarding a potential partnership involving CTP-656. These discussions did not result in any specific proposals.

On August 29, 2016, members of Concert’s management and representatives of Vertex had a discussion during which Vertex’s management requested that Concert provide Vertex a proposal for a potential transaction regarding CTP-656.

On September 9, 2016, Concert sent Vertex a non-binding preliminary written proposal as a basis for initiating discussions regarding terms for a potential transaction involving CTP-656. The proposal indicated that Concert would be willing to exclusively license CTP-656 to Vertex for upfront consideration of $150 million in cash, plus payments of $25 million in each of the first three years following Closing Date, plus potential double-digit, tiered royalty payments based on products that contained CTP-656.

In October 2016, Party A informed Concert that it no longer had an interest in pursuing a strategic transaction with Concert.

On October 19, 2016, a Vertex representative contacted a Concert representative and indicated that Vertex was not interested in a collaboration on the terms provided in Concert’s September 9 proposal. The Vertex representative indicated that Vertex would be interested in expanding the discussions with Concert to include discussing a potential acquisition of Concert or an acquisition of CTP-656.

Following this discussion and through early November 2016, representatives of Concert and Vertex continued discussions regarding the structure of a potential strategic transaction between the parties. Discussions were also held between the parties’ respective outside tax advisors to analyze the tax impact of various potential transaction structures. The parties did not negotiate price or any other terms for a possible strategic transaction during these meetings.

On November 2, 2016, Vertex’s chief financial officer contacted Concert’s chief executive officer and indicated that Vertex was interested in having an in-person meeting to present the terms of a potential strategic transaction with Concert. The next day, after discussion with members of Concert management, Concert’s chief executive officer informed Vertex’s chief financial officer that Concert preferred to receive any proposal for a strategic transaction from Vertex in writing, and that Concert would review and consider any appropriately-valued proposal.

On November 15, 2016, Vertex’s chief financial officer called Concert’s chief executive officer and indicated that he planned to send a proposal the next day that would outline Vertex’s proposed terms of an acquisition of Concert. The parties did not negotiate the price or any other terms for a possible strategic transaction during this call.

On November 16, 2016, Concert received a written, non-binding proposal from Vertex to acquire all of the outstanding shares of common stock of Concert for upfront consideration of $11.50 per share in cash plus potential payments under contingent value rights in an amount to be mutually agreed to by the parties. On November 16, 2016, the closing price of Concert’s common stock was $9.92. The proposal was subject to completion of due diligence, negotiation of a definitive merger agreement, and receipt of all necessary internal approvals by Vertex. In the letter, Vertex requested a response from Concert by November 25, 2016. Concert’s chief executive officer informed the Board of the receipt of the Vertex proposal.

On November 18, 2016, the Board held a meeting to consider, among other things, Vertex’s November 16 proposal. Members of Concert management, and representatives of Concert’s outside legal counsel, Goodwin Procter LLP (“Goodwin”), were in attendance. Representatives of Goodwin discussed with the Board their fiduciary duties in the context of evaluating Vertex’s November 16 proposal. Goodwin also discussed the Board’s discretion in determining whether and how to pursue any potential transaction. Concert management provided an overview of the status of the discussions with Vertex, their limited diligence efforts to date and their perceived level of interest. The Board engaged in a discussion of the terms of Vertex’s November 16 proposal and concluded that Vertex’s November 16 proposal substantially undervalued the Company as a whole. While the Board concluded to reject Vertex’s November 16 proposal, it was also discussed that based on Vertex’s perceived level of interest and the parties’ discussions to date, there was potential for the parties to continue discussions regarding an asset purchase of CTP-656. At the direction of the Board, following the meeting, Concert’s chief executive officer contacted Vertex’s chief executive officer and chief financial officer and conveyed that Vertex’s November 16 proposal was insufficient to warrant further discussions or diligence.

On December 8, 2016, the Board held a regularly scheduled meeting. During this meeting, Concert management provided its regular update on the status of discussions with various parties regarding their perceived level of interest in a transaction involving CTP-656 and diligence efforts to date.

Following the Board meeting, members of Concert management, including the chief financial officer, discussed with Concert’s chief executive officer and the chairman of the Board the potential opportunity of enhancing value for Concert Stockholders through an asset sale of CTP-656 to Vertex at a price approximate to or greater than the valuation of CTP-656 that Concert perceived was implied in Vertex’s November 16 proposal, following which the Concert Stockholders would retain value from the operations of the remainder of the Company.

On December 14, 2016, Concert’s chief financial officer, acting at the direction of Concert’s chief executive officer and the chairman of the Board, contacted representatives of Vertex and indicated that Concert would review and consider a proposal to acquire CTP-656 in an asset sale that provided Concert with greater value for CTP-656 that what Concert perceived was implied in Vertex’s November 16 proposal.

On December 16, 2016, Vertex’s chief financial officer contacted the chairman of the Board to discuss Vertex’s continued interest in pursuing a transaction, requesting guidance as to Concert’s view on the structure of a potential transaction and the process for further discussions.

On December 19, 2016, following discussion with Concert’s chief executive officer and chief financial officer, the chairman of the Board contacted Vertex’s chief financial officer to discuss Concert’s interest in possibly selling CTP-656 to Vertex, during which discussion the chairman of the Board indicated that Concert would be sending a proposal to Vertex.

On December 20, 2016, Concert sent Vertex a non-binding written proposal indicating that it would be willing to sell CTP-656 to Vertex for upfront consideration of $200 million in cash plus potential single-digit, tiered royalty payments based on net sales of CTP-656 as a monotherapy or as part of a combination regimen. The proposal also included a termination fee of $50 million by Vertex to Concert if the proposed transaction did not close following signing of a definitive agreement.

On December 21, 2016, Concert announced the initiation of a U.S.-based Phase 2 clinical trial evaluating CTP-656 in patients who have gating mutations, including the G551D mutation.

By December 2016, Party B, with whom Concert had periodic and preliminary ongoing discussions since 2015 regarding a potential non-exclusive collaboration partnership for CTP-656, appeared to be no longer interested in pursuing such a partnership with Concert as communications from Party B waned. Concert’s discussions with Party B did not result in any specific proposals.

On January 6, 2017, Vertex sent Concert a non-binding written proposal to acquire CTP-656 for upfront consideration of $210 million with no royalty payments or other potential post-Closing payments. In its proposal, Vertex indicated that the calculation of royalties in combination regimens is highly complex and that they believed it would unnecessarily lengthen the already protracted discussions between the parties. As an alternative, Vertex indicated that it was prepared to buy CTP-656 for an amount in excess of Concert’s last proposed upfront payment, provided there were not post-Closing royalty payments. The proposal was subject to completion of due diligence, negotiation of a definitive merger agreement, and receipt of all necessary internal approvals by Vertex.

On January 8, 2017, Concert’s chief financial officer had a discussion with a representative of Vertex regarding Vertex’s January 6 proposal, including a discussion of post-Closing payments. The Vertex representative confirmed Vertex’s position that it would not agree to utilize royalty payments as a form of post-

Closing consideration. Concert’s chief financial officer indicated Concert’s belief that some form of post-Closing consideration was appropriate in the context of the proposed transaction and that Concert intended to submit a proposal to Vertex that included a milestone payment structure.

During the week of January 9, 2017, at the J.P. Morgan healthcare conference in San Francisco, representatives of Party C informed Concert’s representatives that it was interested in furthering its discussions with Concert. Concert’s representatives informed Party C’s representatives that Party C needed to move quickly, noting that Concert was in discussions with a third party regarding a potential transaction involving CTP-656. On January 25, 2017, Concert and Party C executed a confidentiality agreement (which did not include a standstill provision) and Party C began a due diligence review regarding CTP-656.

On January 10, 2017, acting at the direction of Concert’s chief executive officer and the chairman of the Board, Concert sent Vertex a non-binding written proposal indicating that it would be willing to sell CTP-656 to Vertex for upfront consideration of $210 million in cash plus milestone payments totaling $40 million due upon approval of a product containing CTP-656. The proposal indicated that Concert would be willing to consider dividing the milestone amount into two payments based upon approval in the U.S. and Europe. The proposal also included a termination fee of $50 million to Concert if the transaction did not close following signing of a definitive agreement.

On January 12, 2017, representatives of Vertex contacted Concert’s chief financial officer to discuss Concert’s January 10 proposal. The Vertex representatives indicated that Vertex was prepared to acquire CTP-656 for the amount of upfront consideration and milestone payments specified in Concert’s January 10 proposal, and that Vertex would likely prefer to split the milestone payments based on U.S. and European approval. The Vertex representatives indicated that Vertex would not agree to the proposed $50 million termination fee payable by Vertex to Concert. The Vertex representatives indicated that Vertex was prepared to move expeditiously to complete due diligence and negotiate a definitive asset purchase agreement.

On January 17, 2017, Concert announced that subsequent to the initiation of the Phase 2 trial to evaluate CTP-656, the U.S. Food and Drug Administration (the “FDA”) informed Concert that it may proceed with the Phase 2 trial; however, in order to support dose selection for Phase 3, an adequate washout period, in which Kalydeco treatment is withheld, would be required in addition to a placebo-control. Concert’s Phase 2 trial did not include a washout period. Concert discussed the requirement for a washout period with clinical consultants and study sites who expressed concern that the washout period would result in undue risk to patients. As a result, Concert concluded that the trial would not be feasible with a washout period. Concert decided to continue its ongoing Phase 2 trial as originally designed and intended to further discuss the washout requirement with FDA.

On January 18, 2017, representatives of Vertex, representatives of Concert, White & Case, LLP, counsel to Vertex (“White & Case”), and Goodwin had a call to discuss certain matters regarding the proposed structure for the transaction and the expected timetable for negotiating a definitive asset purchase agreement. During the call, Vertex’s representatives indicated that Vertex expected that approval of the asset sale by the Concert Stockholders would be a condition to Closing. Concert’s representatives indicated that they did not view a potential sale of CTP-656 as being a sale of “all or substantially all” of Concert’s assets requiring Stockholders approval under Delaware law.

On January 19, 2017, Concert granted Vertex access to an electronic due diligence data room, and from this time forward, representatives of Concert and Vertex engaged in various due diligence discussions concerning CTP-656, including numerous meetings and teleconferences held between the representatives and legal advisors to the respective companies.

On January 20, 2017, Concert announced that the FDA granted orphan drug designation for CTP-656.

On January 24, 2017, representatives of White & Case and Goodwin discussed the analysis of whether approval by Concert’s Stockholders would be required under Delaware law. Representatives of White & Case stated that regardless of Concert’s view, Vertex was not willing to take any risk that Delaware law may require approval of the transaction by Concert’s Stockholders. Following this discussion, Goodwin communicated to White & Case that Concert’s Delaware counsel agreed with Concert’s assessment that the sale of CTP-656 did not constitute a sale of “all or substantially all” of Concert’s assets requiring the approval of Concert’s Stockholders under Delaware law.

On February 3, 2017, representatives of Vertex contacted representatives of Concert and indicated that Vertex would be providing a draft asset purchase agreement to Concert with a revised upfront consideration amount of $160 million and a revised aggregate milestone amount of $90 million, for an aggregate potential transaction value of $250 million, the same as previously proposed by Vertex. The Vertex representatives indicated that the reallocation of a portion of the upfront consideration to the milestone payments was due to the results of Vertex’s due diligence review. In these discussions, Vertex indicated that this would be their best and final offer on the amount and allocation of the transaction consideration.

Later on February 3, 2017, representatives of White & Case circulated a first draft of the Asset Purchase Agreement to Goodwin and Concert management. The draft Asset Purchase Agreement structured the transaction as an acquisition of Concert’s cystic fibrosis assets, including CTP-656, by Vertex in exchange for upfront consideration of $160 million and two potential milestone payments of up to an aggregate of $90 million. One milestone payment of $50 million was contingent on FDA approval of once daily combination treatment containing CTP-656. The second milestone payment of $40 million was contingent on both (i) marketing approval from the European Medicines Agency of a once daily combination treatment containing CTP-656 and (ii) completion of a pricing reimbursement agreement with respect to such treatment in the first of the United Kingdom, Germany or France. The draft Asset Purchase Agreement provided for $48 million (or 30%) of the upfront consideration to be placed in escrow at the Closing for a period of 24 months to be available for indemnification by Concert for breaches of its representations and warranties. However, indemnification for certain fundamental representations and warranties, including those relating to intellectual property, would not be limited to the escrow amount. The draft Asset Purchase Agreement provided that approval of the transaction by Concert’s Stockholders was condition to Closing. The draft Asset Purchase Agreement also provided, among other things, for the payment by Concert of a termination fee equal to $6.4 million (or 4% of upfront consideration) if, among other circumstances, (i) the Asset Purchase Agreement was terminated following a specified outside date, or as a result of a material breach by Concert, and (ii) Concert entered into an alternative transaction within an 12-month period following termination. The draft Asset Purchase Agreement also provided for the reimbursement by Concert of Vertex’s transaction expenses up to $1 million if the Asset Purchase Agreement was terminated due to the failure to obtain the authorization of the Asset Purchase Agreement by an affirmative vote of Stockholders holding a majority of the outstanding shares of the Company’s common stock (the “Requisite Vote”). The draft Asset Purchase Agreement did not provide Concert the ability to terminate the agreement to accept a superior offer for CTP-656 or the entire Company upon the payment of a termination fee or otherwise, nor did it provide for a termination fee payable by Vertex to Concert in the event the transaction did not close because of the failure to obtain certain regulatory approvals.

On February 6, 2017, representatives of White & Case and Goodwin, with the assistance of Delaware counsel, again discussed the analysis of whether approval by Concert’s Stockholders would be required under Delaware law. Representatives of White & Case reiterated that regardless of Concert’s view, Vertex would not take any risk in this regard and therefore would require approval of the transaction by Concert’s Stockholders.

Between February 6, 2017 and March 3, 2017, the parties negotiated the Asset Purchase Agreement, related documents and various issues via conference calls, and several drafts of the Asset Purchase Agreement and related documents were exchanged between the parties. The parties discussed, negotiated and resolved various issues, including without limitation, the scope of the representations and warranties, the parties’ respective conditions to Closing, the $50 million milestone payment that would be contingent on approval from FDA of a combination therapy treatment regimen without regard to dosing frequency, the $40 million milestone payment that would be contingent on completion of a pricing reimbursement agreement in the United Kingdom, Germany or France with respect to a combination treatment without regard to dosing frequency, and indemnification for breaches of Concert’s general representations and warranties, including regarding intellectual property, that would be limited to an escrow amount of $16 million (or 10%) of the upfront consideration to be held for a period of 18 months following the Closing. The parties agreed that the Asset Purchase Agreement would contain a condition requiring approval of the Asset Sale by Concert’s Stockholders, provide Concert the ability to terminate the agreement to accept a superior offer for CTP-656 or the entire Company upon the payment of the Termination Fee, provide a $500,000 expense reimbursement payable by Vertex to Concert in the event the transaction did not close because of failure to obtain certain regulatory approvals and provide a $500,000 expense reimbursement payable by Concert to Vertex in the event the transaction is not approved by Concert’s Stockholders (see “—The Asset Purchase Agreement” beginning on page 68 of this proxy statement for further detail). During this time period, Concert’s chief executive officer and chief financial officer had periodic informal discussions with the chairman of the Board regarding Concert’s discussions with Vertex.

On February 9, 2017, Party C requested that Concert provide further diligence information to Party C and its collaborator. On that day, Concert responded and granted Party C and its collaborator access to an electronic due diligence data room, which was terminated on March 3, 2017.

On February 14, 2017, Concert and Party C had discussions regarding a potential transaction involving CTP-656. Concert informed Party C that Concert was expected imminently to execute an agreement for a strategic transaction regarding CTP-656 with a third party and that timing was of the essence. Although Party C indicated that it might have interest in considering a potential strategic transaction for CTP-656, it did not appear to Concert that Party C would be able to expedite its efforts regarding its stated interest and discussions between Concert and Party C ceased on March 3, 2017.

On February 15, 2017, a representative of Party D informed a representative of Concert that Party D, with whom Concert had periodic discussions since late 2015 regarding a potential non-exclusive license arrangement for CTP-656, decided not to pursue such an arrangement as it was not a strategic fit for Party D at that time.

On February 15, 2017, Concert’s chief financial officer, following discussions with members of Concert management and certain Concert directors, discussed with a representative of Aquilo Partners, L.P. (“Aquilo Partners”) the potential engagement of Aquilo Partners to render an opinion regarding the fairness, from a financial point of view, of the consideration to be received by Concert in the potential transaction with Vertex. Concert contacted Aquilo Partners with respect to this potential engagement due to that firm’s qualifications and knowledge of the industry in which Concert operates and Aquilo Partners’ experience in similar situations. Aquilo Partners indicated that it did not have any ongoing or past engagements with Vertex in the past two years. Accordingly, on February 27, 2017, following further discussions among Concert management and certain directors, Concert entered into an engagement letter with Aquilo Partners to render a fairness opinion.

On March 3, 2017, after the stock market closed, the Board held a meeting to discuss the final terms of the proposed transaction with Vertex. Members of Concert’s management, and representatives of Aquilo Partners and Goodwin were in attendance. Representatives of Goodwin reviewed the fiduciary duties of the Board in connection with a potential sale of Concert’s cystic fibrosis assets including CTP-656. Representatives of Goodwin provided an overview of the negotiation process to date with Vertex’s representatives, as well as a presentation regarding the terms of the Asset Purchase Agreement and related agreements. The Board also reviewed certain financial projections regarding CTP-656 for the fiscal years 2017-2030 prepared by Concert management (see “—Certain Prospective Financial Information” on beginning on page 65 of this proxy statement for further detail). Aquilo Partners reviewed its financial analysis of the proposed transaction and delivered to the Board its oral opinion, which was confirmed by delivery of a written opinion dated March 3, 2017, to the effect that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be received by Concert pursuant to the Asset Purchase Agreement was fair to Concert from a financial point of view.

The Board asked questions and discussed the Asset Purchase Agreement provisions and related matters. After discussion in which the Board considered the factors discussed further in “—Recommendation of the Board; Reasons for the Asset Sale” beginning on page 56 of this proxy statement, the members of the Board present at the meeting unanimously approved the Asset Purchase Agreement and the transactions contemplated by the Asset Purchase Agreement. The Board also deemed it advisable, and in the best interests of Concert and its Stockholders, to consummate the Asset Sale and the other transactions contemplated by the Asset Purchase Agreement, on the terms and subject to the conditions set forth in the Asset Purchase Agreement, and to recommend that Concert’s Stockholders approve the Asset Sale.

Later on March 3, 2017, the parties finalized and executed the Asset Purchase Agreement.

On March 6, 2017, before the stock market opened, Concert and Vertex each announced the execution of the Asset Purchase Agreement.

Reasons for the Asset Sale

In arriving at its determination that the Asset Sale is advisable to, and in the best interests of, Concert and its Stockholders, the Board consulted with Concert’s management, as well as outside legal and financial advisors, reviewed a significant amount of information and considered a number of factors. These factors included, but are not limited to, the following factors which the Board viewed as supporting its determination:

•	the Board’s and Concert management’s belief that there was a limited market for CTP-656 as a monotherapy, especially if combination approaches were successful, and there was substantial expense and uncertain regulatory approval pathways in the U.S. and Europe for developing CTP-656 as a monotherapy;

•	the Board’s and Concert management’s belief that there was uncertainty of finding another collaboration partner to develop CTP-656 in a combination therapy to treat the majority of cystic fibrosis patients, and that without a suitable collaboration partner to develop CTP-656 in a combination therapy, Concert’s market might be limited to a small subpopulation of CF patients with gating mutations, and that potentially more effective treatments in the future, including combination therapies, may impact the potential of CTP-656 even in the patient subpopulation;

•	the alternatives available if Concert did not sell CTP-656, including continued development towards U.S. approval, particularly in view of the FDA letter informing Concert that the ongoing Phase 2 study would not support dose selection for Phase 3, involve meaningful risks, financial commitments and uncertainties, none of which, in the view of the Board, were as favorable to Concert and its Stockholders as, nor more favorable to Concert and its Stockholders than, the Asset Sale;

•	the upfront cash consideration of $160 million to be paid by Vertex at Closing to acquire CTP-656 exceeded the enterprise value of Concert (determined as market capitalization less cash) of approximately $117 million based on the closing stock price on March 3, 2017, the date on which the Asset Purchase Agreement and the transactions contemplated thereby were approved by the Board;

•	the extensive experience and resources of Vertex in developing, and obtaining FDA and other approvals for commercializing clinical stage biopharmaceutical product candidates and its global cystic fibrosis focused commercial capabilities, particularly as such development, experience and resources relate to the ability to address unmet patient needs and potential achievement of the milestones set forth in the Asset Purchase Agreement;

•	the proceeds from the Asset Sale would enable Concert to fund its future business activities, including its development of CTP-543, and potentially its preclinical pipeline;

•	the financial analysis reviewed and discussed with the Board by representatives of Aquilo Partners, as well as the opinion of Aquilo Partners delivered to the Board on March 3, 2017 to the effect that, as of that date and based on and subject to the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Aquilo Partners as described in Aquilo Partners’ opinion, the consideration to be received by Concert pursuant to the Asset Purchase Agreement was fair to Concert from a financial point of view;

•	that Concert conducted an extensive review process for CTP-656 collaboration partners that did not result in any alternative actionable proposals and that, in the Board’s view, the terms of the Vertex proposal in the aggregate and taking into account the assets to be acquired and the liabilities to be assumed by Vertex, were more favorable than Concert’s continued development of CTP-656 on a stand-alone basis;

•	the terms and conditions of the Asset Purchase Agreement, in particular that:

•	Concert may terminate the Asset Purchase Agreement in the event that our Stockholders do not authorize the Asset Sale and thereafter accept an unsolicited Superior Proposal (as described below in the section entitled “Proposal No. 3: The Asset Sale—The Asset Purchase Agreement—No Solicitation/Change of Recommendation” beginning on page 74 of this proxy statement), and the Board may otherwise change its recommendation to act in a manner consistent with its fiduciary duties (which may require the payment to Vertex of the cash termination fee of $6.4 million (the “Termination Fee”));

•	Vertex’s obligation to consummate the Asset Sale is not conditioned on Vertex’s obtaining financing;

•	Vertex agreed to assume certain obligations and liabilities, including with respect to certain contracts related to CTP-656;

•	the cash form of the consideration to be received in connection with the Asset Sale, in particular the certainty of value and liquidity of such cash consideration;

•	the guarantee by Parent of the obligations of Vertex, as buyer under the Asset Purchase Agreement;

•	the Board’s expectation that structuring the transaction as a sale of assets will allow Concert to offset the gain that we anticipate we will realize on the Asset Sale for income tax purposes, in whole or in substantial part, by our tax attributes, which will limit the taxes payable as a result of the Asset Sale;

•	Our Stockholders will continue to own stock in Concert and participate in our potential future earnings and growth generated by our ongoing business activities, including CTP-543 and our Partnered Programs, and any other future business activities;

•	the cash consideration to be received in connection with the Asset Sale will alleviate the immediate need for Concert to fund its operations by raising additional capital with potentially dilutive impact to existing Stockholders; and

•	the Asset Purchase Agreement requires that the Asset Sale be authorized by the Requisite Vote, which ensures that the Board will not be taking action without the support of a significant portion of our Stockholders.

The Board also considered certain risks, uncertainties and potentially adverse factors in making its determination and recommendation, including, but not limited to, the following:

•	the risks and contingencies relating to the announcement and pendency of the Asset Sale and the risks and costs to Concert if the Asset Sale is not completed, including the effect of an announcement of termination of the Asset Purchase Agreement on the trading price of our common stock, our business and our relationships with partners and employees;

•	Concert’s ability to attract and retain key personnel and the risk of diverting management’s focus and attention and employee resources from operational matters during the pendency of the Asset Sale;

•	the incurrence of significant costs and expenses in connection with completing the Asset Sale, including legal, accounting and other costs;

•	that the Asset Purchase Agreement obligates Concert to indemnify Vertex and certain of its related parties against certain damages;

•	the requirement that we must pay Vertex the Termination Fee equal to $6.4 million (or 4% of the upfront consideration) if Vertex terminates the Asset Purchase Agreement under certain circumstances, including if (i) the Board withdraws or modifies or changes its recommendation that our Stockholders authorize the Asset Sale, (ii) we breach our non-solicitation covenant or Stockholder meeting covenant, or (iii) we do not obtain the Requisite Vote and consummate an alternative transaction within twelve months after the termination of the Asset Purchase Agreement;

•	the terms of the Asset Purchase Agreement that place restrictions on our ability to consider an Alternative Proposal and to terminate the Asset Purchase Agreement and accept a Superior Proposal;

•	the restrictions on the conduct of our business prior to the completion of the Asset Sale that require Concert to conduct operations regarding CTP-656 in the ordinary course, which could delay or prevent Concert from undertaking business opportunities that may arise pending completion of the Asset Sale, and the length of time between signing and Closing when these restrictions are in place; and

•	that, under Delaware law, appraisal rights are not provided to Stockholders in connection with the Asset Sale.

The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather includes material factors considered by the directors. The Board also considered other factors, including those described in the section entitled “Risk Factors Regarding Asset Sale” beginning on page 45 of this proxy statement, in deciding to approve, and unanimously recommending that our Stockholders authorize, the Asset Sale. In reaching its decision and recommendation to our Stockholders, the Board did not quantify or assign any relative weights to the factors considered and individual directors may have given different weights to different factors. In addition, the Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above.

Opinion of the Company’s Financial Advisor

Our Board requested that Aquilo Partners evaluate the fairness, from a financial point of view, of the consideration to be received by Concert for all of Concert’s right, title and interest in the CF Enterprise in accordance with the terms of the Asset Purchase Agreement. On March 3, 2017, Aquilo Partners delivered its oral opinion, subsequently confirmed in writing, to the Board to the effect that, as of the date of its opinion and based upon and subject to the qualifications, limitations and assumptions set forth therein, the consideration to be received by Concert for the CF Enterprise in accordance with the Asset Purchase Agreement is fair, from a financial point of view, to Concert.

The summary of the written opinion of Aquilo Partners in this proxy statement is qualified in its entirety by reference to the full text of the written opinion of Aquilo Partners, dated March 3, 2017, attached to this proxy statement as Annex B. You are urged to, and should, read the written opinion of Aquilo Partners carefully and in its entirety.

The opinion of Aquilo Partners addresses only the fairness, from a financial point of view, to Concert of the consideration to be received by Concert for the CF Enterprise in accordance with the terms of the Asset Purchase Agreement and does not address any other aspect or implication of the Asset Sale, including, but not limited to, any other aspect of Concert’s business unrelated to the CF Enterprise or any other asset of Concert or than the CF Enterprise, or any other agreement, arrangement or understanding entered into in connection with the Asset Sale or otherwise. Aquilo Partners has not been requested to opine as to, and its opinion does not in any manner address, Concert’s underlying business decision to proceed with or effect the Asset Sale, or any other aspect of

Concert’s business or any of its other assets. In addition, Aquilo Partners expresses no opinion on, and its opinion does not in any manner address, the likelihood or probability of the achievement or satisfaction of the Milestone Events (as defined below).

In arriving at its opinion, Aquilo Partners reviewed and analyzed, among other things:

•	the Asset Purchase Agreement;

•	certain annual and interim reports to stockholders on Form 10-K and 10-Q of Concert and Vertex;

•	certain other publicly available business and financial information relating to Concert, the CF Enterprise and Vertex it deemed relevant;

•	certain other financial information relating to Concert, including financial forecasts, relating to Concert, which Concert provided; (see “—Certain Prospective Financial Information” beginning on page 65 of this proxy statement for further detail);

•	certain business and financial information, including financial forecasts, relating to the CF Enterprise separately, which Concert provided;

•	publicly available financial terms of certain transactions involving companies Aquilo Partners deemed relevant and the consideration paid for such companies or their asset(s) and comparisons of these terms with the proposed financial terms of the Asset Purchase Agreement; and

•	certain publicly available business and financial information concerning certain other companies and certain of their assets Aquilo Partners deemed relevant and comparisons of this business and financial information to that of the CF Enterprise.

In addition, Aquilo Partners had discussions with Concert’s management regarding the business, operations, financial condition and prospects of Concert, both with and without the CF Enterprise, including management’s views regarding operational and financial risks and uncertainties associated with continuing to develop CTP-656 itself.

In connection with its review, Aquilo Partners has not assumed any responsibility for independent verification of any of the information and have, with Concert’s consent, relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for Concert and the CF Enterprise, respectively, Concert’s management has advised Aquilo Partners, and Aquilo Partners has assumed with Concert’s consent, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Concert’s management as to the future financial performance of Concert and the CF Enterprise, respectively. In addition, Aquilo Partners has not been requested to make, and has not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Concert, whether with or without the CF Enterprise, nor have we been furnished with any such evaluations or appraisals. Furthermore, Aquilo Partners has not been requested to make, and has not made, any physical inspection of the CF Enterprise.

In preparing its opinion, Aquilo Partners performed a number of financial and comparative analyses. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Aquilo Partners believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading view of the processes underlying its opinion. No company, transaction or lead product candidate used in the analyses performed by Aquilo Partners as a comparison is identical to Concert or the CF Enterprise. In addition, Aquilo Partners may have given some analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so the range of valuation resulting from any particular analysis described below should not be taken to be Aquilo Partners’ view of the actual value of the CF Enterprise. The analyses performed by Aquilo Partners are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of Aquilo Partners’ analysis of the fairness, from a financial point of view, of the consideration to be received by Concert for the CF Enterprise in accordance with the terms of the Asset Purchase Agreement and does not address any other aspect or implication of the Asset Sale, including, but not limited to, any other aspect of Concert’s business unrelated to the CF Enterprise or any other asset of Concert other than the CF Enterprise, or any other agreement, arrangement or understanding entered into in connection with the Asset Sale or otherwise.

At a meeting of the Board held on March 3, 2017, Aquilo Partners presented certain financial analyses accompanied by delivery of its written materials in connection with the delivery of its oral opinion. Immediately thereafter, Aquilo Partners delivered to the Board its written opinion. The following is a summary of the material financial analyses performed by Aquilo Partners in arriving at its opinion. Certain of the following summaries of financial analyses include information presented in tabular format. In order to understand fully the material financial analyses that were performed by Aquilo Partners, the tables should be read together with the text of each summary. The tables alone do not constitute a complete description of the material financial analyses.

Equity Value. Aquilo Partners reviewed and analyzed Concert’s current equity value based on the treasury method. Aquilo Partners calculated Concert’s current equity value based on the price per share of $9.51 as of March 1, 2017 and Concert’s shares outstanding using the treasury method including 22.3 million of primary shares outstanding and 0.5 million of treasury shares outstanding to derive a current equity value of $217 million.

Enterprise Value. Aquilo Partners then reviewed and analyzed Concert’s current enterprise value based on the current equity value and management’s guidance of Concert’s cash of $96 million and no debt, or net cash of $96 million, as of December 31, 2016. The result of the analysis set out a current enterprise value for Concert of $121 million.

Calculation of Value of Upfront Consideration for the CF Enterprise. Aquilo Partners calculated an implied present value of the upfront consideration for the CF Enterprise of $158 million, based on management’s guidance that there is not expected to be any tax expense related to the upfront consideration of $160 million and Aquilo Partners’ assumption and management’s guidance of a 5% probability of claims against the $16 million escrow amount over the 18 month escrow period. Aquilo Partners used a 5% discount rate based on the time value associated with the remaining escrow amount, reflecting the fact that the escrow amount had been adjusted by a probability of claims.

Calculation of Value of Contingent Consideration for the CF Enterprise. Aquilo Partners also calculated an implied probability-adjusted present value of the contingent consideration for the CF Enterprise if the Milestone Events were achieved. The following table sets forth, for the periods indicated, estimates made by management with respect to the timing and probabilities of achieving the Milestone Events.

Milestone Event	Amount	Year of Achievement	Probability of Achievement
Milestone Event 1: Receipt of marketing approval from FDA of a combination treatment regimen for the treatment of patients with cystic fibrosis that contains CTP-656	$50 million	2021	32.5%

Milestone Event 2 (and, together with Milestone Event 1, the “Milestone Events”): First pricing and reimbursement in the first of the United Kingdom, Germany or France with respect to a combination treatment regimen for the treatment of patients with cystic fibrosis that contains CTP-656	$40 million	2021	32.5%

Based on these estimates as to the probability of achieving the Milestone Events, Aquilo Partners calculated the implied tax-adjusted, probability-adjusted present value of the contingent consideration to be $11 million, based on a 35% corporate tax rate, which assumes that there are no NOLs remaining to offset the taxes associated with the contingent consideration received, and discounting the resulting tax-adjusted, probability-adjusted contingent consideration value using a 12.5% discount rate. Aquilo Partners used a 12.5% discount rate based on the risk and time value associated with the contingent consideration based on the fact that the contingent consideration amounts had been probability adjusted. Aquilo Partners added the implied tax-adjusted, probability-adjusted present value for the contingent consideration of $11 million to $158 million to derive an implied total value of the upfront consideration and contingent consideration of $169 million.

Sum of the Parts to Enterprise Value Analysis. Aquilo Partners reviewed, analyzed and compared Concert’s current enterprise value to the sum of implied values for the different assets of Concert. For this analysis, Aquilo Partners assumed that the current enterprise value was comprised equally of the CF Enterprise, CTP-543, and Concert’s Partnered Programs. Based on the current enterprise value of $121 million, this assumption implied a value of $40 million each for CTP-543 and Concert’s Partnered Programs, including AVP-786, partnered with Avanir Pharmaceuticals; JZP-386, partnered with Jazz Pharmaceuticals; and CTP-730, partnered with Celgene, or, collectively, the “Partnered Programs”. When added to the implied present value of the upfront consideration of $158 million and the implied present value of the contingent consideration of $11 million, the total value of the upfront consideration and contingent consideration, plus the value of CTP-543 and Concert’s Partnered Programs equaled $250 million. Aquilo compared this value to the current enterprise value of $121 million. Aquilo Partners also compared the implied present value of the upfront consideration of $158 million and the implied present value of the upfront and contingent consideration of $169 million to the current enterprise value of $121 million.

Sum of the Parts	Value	Implied Premium to Enterprise Value
Upfront consideration	$158 million	30%

Upfront consideration and contingent consideration	$169 million	40%

Upfront consideration and contingent consideration, plus CTP-543 and Concert’s Partnered Programs	$250 million	106%

The following table sets forth the implied premiums to Concert’s implied enterprise value.

Sum of the Parts to Equity Value Analysis. Aquilo Partners reviewed, analyzed and compared Concert’s current equity value of $217 million to the implied total present value of the upfront consideration and contingent consideration, plus Concert’s net cash, for a total of $266 million, and the implied total present value of the upfront consideration and contingent consideration, plus Concert’s net cash, plus the value of CTP-543 and Concert’s Partnered Programs, for a total of $346 million. The following table sets forth the implied premiums to Concert’s current equity value.

Sum of the Parts	Value	Implied Premium to Equity Value
Upfront consideration and contingent consideration, plus net cash	$266 million	22%

Upfront consideration and contingent consideration, plus net cash, plus CTP-543 and Concert’s Partnered Programs	$346 million	59%

Comparable Public Company Analysis. Aquilo Partners reviewed, analyzed and compared CTP-656 to corresponding publicly available financial information for 20 publicly-traded biotechnology companies in which the company’s lead product candidate was in a similar stage of clinical development as CTP-656. In selecting these companies, Aquilo Partners identified companies that had a lead product candidate in Phase 2, across all therapeutic areas. The following list sets forth the comparable companies selected by Aquilo Partners.

Company	Enterprise Value ($ millions)
Affimed N.V.	$ 29
Akari Therapeutics, Plc	$ 25
aTyr Pharma, Inc.	$ 21
Bio-Path Holdings, Inc.	$ 85
Calithera Biosciences, Inc.	$144
Capricor Therapeutics, Inc.	$ 52
Conatus Pharmaceuticals, Inc.	$ 61
Corbus Pharmaceuticals Holdings, Inc.	$391
GeNeuro SA	$106
Innate Immunotherapeutics Limited	$ 96
Leap Therapeutics, Inc.	$ 64
MyoKardia, Inc.	$229
Neuralstem, Inc.	$ 30
Neurotrope, Inc.	$104
ProQR Therapeutics N.V.	$ 26
Protagonist Therapeutics, Inc.	$148
Syros Pharmaceuticals, Inc.	$175
Verona Pharma plc	$ 42
Viralytics Limited	$143
Zynerba Pharmaceuticals, Inc.	$190

Aquilo Partners reviewed the median and mean enterprise values of the selected companies. The result of the analysis set out an implied enterprise value for the comparable companies in a range of $91 to $108 million.

No company used in any analysis as a comparison had a lead product candidate identical to CTP-656 and they all differ in material ways. Accordingly, an analysis of the results described below is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the selected companies to which they are being compared. This analysis yielded a range of enterprise values, and therefore, such implied enterprise value ranges developed from these analyses were viewed by Aquilo Partners collectively and not individually.

Comparable Biotechnology Transaction Analysis. Aquilo Partners reviewed publicly available information to identify asset purchases and business combinations of biotechnology companies that had its lead product candidate in Phase 2, and were announced since January 1, 2014 across all therapeutic areas. Aquilo Partners utilized this selection criteria to gather data for a sufficient sample size of transactions that were within the relevant industry and with targets that had a comparable lead asset profile. The following list sets forth the acquirers and targets acquired from the beginning of 2014 which we refer to as comparable transactions:

Date Announced	Acquirer	Target	Upfront Value ($ millions)
11/21/16	Chiesi Farmaceutici S.p.A.	Atopix Therapeutics Limited	ND
11/2/16	Medivir AB	TetraLogic Pharmaceuticals Corporation(1)	$12
9/6/16	Allergan plc	RetroSense Therapeutics, LLC(1)	$60
8/1/16	Pfizer Inc.	Bamboo Therapeutics, Inc.	$192
7/5/16	Bristol-Myers Squibb Company	Cormorant Pharmaceuticals AB	$35
1/11/16	Roche Holding AG	Tensha Therapeutics, Inc.	$115
1/7/16	Allergan plc	Anterios, Inc.	$90
11/2/15	Bristol-Myers Squibb Company	Cardioxyl Pharmaceuticals, Inc.	$200
10/9/15	Roche Holding AG	Adheron Therapeutics, Inc.	$105
9/8/15	Purdue Pharma L.P.	VM Pharma, LLC(1)	ND
3/17/15	Ignyta, Inc.	Teva Pharmaceutical Industries Limited(1)	$15
1/6/15	Gilead Sciences, Inc.	Phenex Pharmaceuticals AG(1)	ND
12/18/14	Merck & Co., Inc.	OncoEthix SA	$110
8/13/14	Allergan, Inc.	TARIS Holdings, LLC(1)	$68
6/3/14	Teva Pharmaceutical Industries Limited	Labrys Biologics, Inc.	$200
5/12/14	Shire plc	Lumena Pharmaceuticals, Inc.	$300

(1)	asset sale

Aquilo Partners reviewed the range of upfront equity considerations paid to the target within the comparable transactions set. The result of the analysis set out an implied upfront equity value for the comparable transactions in a range of $105 to $116 million.

Aquilo Partners also reviewed the range of upfront equity considerations paid to the target plus the adjusted milestone consideration paid to the target or its stockholders within the comparable transactions set. Aquilo Partners assumed a 10% and 20% adjustment factor to the milestone payments associated with each transaction, and added the median upfront equity value to the median adjusted milestone payments at a 10% and 20% adjustment factor to derive an implied total present deal value for the comparable transactions in a range of $137 to $172 million. The 10% and 20% adjustment factors account for the probability of success of each milestone achievement based on milestone packages that contain various combinations of development, regulatory, and sales milestones, the present value of the milestone payments, and unknown tax implications when the milestones are achieved.

	($ millions)
	Upfront	Milestones	10% Adj. Milestones	20% Adj. Milestones	10% Adj. Total Deal Value	20% Adj. Total Deal Value
Median	$105	$475	$48	$95	$137	$172

Although the transactions were used for comparison purposes, none of these transactions is directly comparable to the Asset Sale, and none of the companies in those transactions is directly comparable to Concert or Vertex and none had a lead product candidate directly comparable to CTP-656. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical financial and operating characteristics of the companies involved and other factors that could affect the acquisition value of such companies or the company to which they are being compared.

CF Enterprise Discounted Cash Flow Analysis. Aquilo Partners used the financial projections and estimates provided by Concert’s management (see “—Certain Prospective Financial Information” beginning on page 65 of this proxy statement for further detail) to perform a discounted cash flow analysis to calculate a range of implied present values for the CF Enterprise. In conducting this analysis, Aquilo Partners assumed that the CF Enterprise would perform in accordance with these forecasts. Aquilo Partners based its discounted cash flow analysis on various operating assumptions provided by Concert’s management, including assumptions relating to, among other items, revenue, research and development costs, other operating costs, taxes and working capital. Aquilo Partners had conversations with Concert’s management to discuss these projections over the course of its engagement to understand these assumptions underlying the projections. Aquilo Partners analyzed the discounted cash flow analysis from a probability adjusted and unadjusted basis. Based on these projections, Aquilo Partners calculated the present value of the unlevered free cash flows for the relevant projection period.

The non-probability adjusted analysis assumes successfully partnering CTP-656 Combo Therapy. To date, Concert has not been able to enter into such a partnership. Aquilo Partners discounted the non-probability adjusted free cash flows by a discount rate range of 25% to 30% based on the risk and time value associated with the non-probability adjusted projections. This implied a net present value range of $102 million to $167 million.

The probability-adjusted analysis also assumes successfully partnering CTP-656 Combo Therapy, although, as noted above, to date, Concert has not been able to enter into such a partnership. Aquilo Partners discounted the probability-adjusted free cash flows by a discount rate range of 12.5% to 15% based on the risk and time value associated with the probability-adjusted projections. This implied a net present value range of $137 million to $178 million.

Aquilo Partners also analyzed the discounted cash flows assuming no partner for CTP-656 Combo Therapy. The following table sets forth the net present value ranges for the non-probability and probability-adjusted discounted cash flow analyses.

Discounted Cash Flow Analysis	Discount Rate	Implied Net Present Value
Non-probability adjusted	25% – 30%	($1) million – $18 million

Probability-adjusted	12.5% – 15%	$24 million – $38 million

Aquilo Partners Relationship. Aquilo Partners’ opinion and presentation to the Board was one of many factors taken into consideration by the Board in deciding to enter into the Asset Purchase Agreement. Consequently, the analyses described above should not be viewed as determinative of the Board’s opinion, or that of Concert’s management, with respect to whether the Board would have been willing to agree to different consideration for the CF Enterprise to be received by Concert.

Pursuant to an engagement letter dated as of February 27, 2017, the Board engaged Aquilo Partners to render an opinion to the Board that the consideration to be received by Concert for the CF Enterprise in accordance with the Asset Purchase Agreement is fair, from a financial point of view to Concert. Aquilo Partners was selected by Concert based on Aquilo Partners’ qualifications, expertise and reputation. Pursuant to the terms of the engagement letter, Concert agreed to pay Aquilo Partners a fee of $400,000 upon the delivery of the opinion. In addition, Concert agreed to reimburse Aquilo Partners upon request for its reasonable out-of-pocket expenses, including legal fees, incurred in connection with its engagement and has agreed to indemnify Aquilo Partners for certain liabilities and expenses arising out of or in conjunction with its rendering its opinion as to the fairness, from a financial point of view, to Concert of the consideration to be received by Concert for all of

Concert’s right, title and interest in the CF Enterprise. During the two year period prior to March 3, 2017, no material relationship existed between Aquilo Partners or any of its affiliates and Concert or Vertex pursuant to which compensation was received by Aquilo Partners or any of its affiliates.

Aquilo Partners, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements and valuations for corporate and other purposes.

Certain Prospective Financial Information

The Company does not as a matter of course publicly disclose long-term forecasts or internal projections as to future performance, revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the Board’s consideration of the potential Asset Sale, Company management prepared unaudited prospective financial information for the CF Enterprise on a stand-alone, pre-Asset Sale basis. The Company is electing to provide the unaudited prospective financial information in this proxy statement to provide the Company’s stockholders with access to certain non-public unaudited prospective financial information that was made available to the Company’s financial advisor in connection with the Asset Sale. The unaudited prospective financial information was not prepared with a view toward public disclosure and the inclusion of this information should not be regarded as an indication that the Company or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results for the CF Enterprise. Neither the Company nor any of its affiliates assumes any responsibility for the accuracy of this information. Readers of this proxy statement are cautioned not to place undue reliance on the unaudited prospective financial information. No one has made or makes any representation to any Company stockholder regarding the information included in the unaudited prospective financial information or the ultimate performance of the Company compared to the information included in the unaudited prospective financial information. This unaudited prospective financial information was not provided to Vertex.

The unaudited prospective financial information was not prepared with a view toward complying with U.S. generally accepted accounting principles (“GAAP”), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants with respect to the preparation or presentation of prospective financial information. Certain of the unaudited prospective financial information presents financial metrics that were not prepared in accordance with GAAP. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The Company has not prepared, and neither our Board nor Aquilo Partners have considered, a reconciliation of these non-GAAP financial measures to applicable GAAP financial measures.

There can be no assurance that the assumptions made in preparing such information will prove accurate or that the projected results reflected therein will be realized. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for the unaudited prospective financial information and disclaim any association with, the prospective financial information. Furthermore, the unaudited prospective financial information does not take into account any circumstance or event occurring after the date it was prepared or which may occur in the future, and, in particular, does not take into account any revised prospects of the Company or the CF Enterprise, changes in general business, regulatory or economic conditions, competition or any other transaction or event that has occurred since the date on which such information was prepared or which may occur in the future.

While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made by Company management with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to the Company and the CF Enterprise, all of which are difficult to predict and many of which are beyond the Company’s control.

As a result, the unaudited prospective financial information reflects numerous assumptions and estimates as to future events and there can be no assurance that these assumptions will accurately reflect future conditions, that the unaudited prospective financial information will be realized or that actual results will not be significantly higher or lower than estimated. The unaudited prospective financial information also reflect assumptions as to certain business decisions that are subject to change, including but not limited to the assumption of successfully partnering CTP-656 for development as a combination therapy treatment, which the Company has not yet achieved. In fact, since the date of the preparation of the unaudited prospective financial information, the Company has conducted numerous discussions with potential partners for a combination therapy related to CTP-656. To date, all of those discussions have been unsuccessful in generating interest for such a partnership. Since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year.

The Company’s management prepared unaudited prospective financial information under two cases reflecting alternative business scenarios, reflected below as the Non-POS adjusted Forecast and the POS-adjusted Forecast. The Board considered both of the forecasts in reaching its judgment to accept the proposal from Vertex, and concluded that both forecasts were subject to risk and uncertainty. For example, both of the forecasts assume with 100% certainty that the Company will successfully partner CTP-656 for development as a combination therapy treatment. The forecasts do not apply any kind of discount or probability weighting to that assumption. As described above, all discussions to date with potential partners for a combination therapy related to CTP-656 have been unsuccessful in generating interest. As a result, the Board recognized that there could be no assurance that the unaudited prospective financial information will be realized.

The following table presents a summary of the material unaudited prospective financial information of the CF Enterprise contained in the Non-POS adjusted Forecast:

($ millions)
Fiscal Year Ended December (Est.)	2017(1)	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030
Total Net Revenue	$0	$0	$0	$0	$0	$84	$205	$289	$357	$443	$513	$568	$606	$661
EBIT(2)	($15)	($29)	($30)	($23)	($5)	$61	$173	$245	$300	$374	$431	$484	$520	$574
Tax Expense	0	0	0	0	0	0	0	(73)	(105)	(131)	(151)	(169)	(182)	(201)

Tax-Adj. EBIT	($15)	($29)	($30)	($23)	($5)	$61	$173	$172	$195	$243	$280	$315	$338	$373
Less: Change in Working Capital	0	0	0	0	0	(7)	(7)	(6)	(5)	(6)	(5)	(3)	(2)	(3)

Unlevered Free Cash Flow(3)	($15)	($29)	($30)	($23)	($5)	$54	$165	$166	$190	$237	$275	$312	$336	$370
Discounted Cash Flow	($13)	($20)	($16)	($9)	($2)	$13	$30	$23	$20	$20	$17	$15	$13	$11

The following table presents a summary of the material unaudited prospective financial information of the CF Enterprise contained in the POS-adjusted Forecast:

($ millions)
Fiscal Year Ended December (Est.)	2017(1)	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030
Total Net Revenue	$0	$0	$0	$0	$0	$27	$67	$94	$116	$144	$167	$185	$197	$215
EBIT(2)	($15)	($15)	($15)	($11)	($2)	$20	$56	$79	$98	$121	$140	$157	$169	$186
Tax Expense	0	0	0	0	0	0	0	0	(10)	(42)	(49)	(55)	(59)	(65)

Tax-Adj. EBIT	($15)	($15)	($15)	($11)	($2)	$20	$56	$79	$88	$79	$91	$102	$110	$121
Less: Change in Working Capital	0	0	0	0	0	(2)	(2)	(2)	(2)	(2)	(2)	(1)	(1)	(1)

Unlevered Free Cash Flow(3)	($15)	($15)	($15)	($11)	($2)	$18	$54	$78	$86	$77	$89	$101	$109	$120
Discounted Cash Flow	($14)	($12)	($11)	($7)	($1)	$8	$22	$27	$26	$20	$21	$20	$19	$18

(1)	2017 estimated unaudited financial information includes forecasts from July 1, 2017 through December 31, 2017, assuming a Closing Date of June 30, 2017.
(2)	We define EBIT as earnings (or losses) before interest and income taxes. EBIT is a non-GAAP measure. The Company’s management included EBITDA in the unaudited prospective financial information because management believed such measure could be useful in evaluating the Asset Sale and other strategic alternatives available to the Company. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. The Company’s calculation of non-GAAP measures may differ from others in its industry and EBIT is not necessarily comparable with similar titles used by other companies.
(3)	Unlevered free cash flow was derived by Aquilo Partners for purposes of its discounted cash flow analysis from the unaudited prospective financial information as EBIT minus tax expense, as adjusted for estimated utilization of net operating losses (NOLs), plus depreciation and amortization, minus capital expenditures, and plus or minus, as applicable, changes in working capital. Aquilo Partners assumed the Company’s net operating loss (“NOL”) tax benefit based on the Company’s projections that were also used in its analyses, which assumed that $152 million of NOLs as of December 31, 2016 may be applied to the CF Enterprise.

Activities of the Company Following the Asset Sale

If the Asset Sale is completed, substantially all of the assets, the goodwill and ongoing business comprising the CF Enterprise will be sold to Vertex. We will retain all of our other assets, including the assets related to our CTP-543 business, our Partnered Programs and future product development , whose growth we intend to focus on following the Asset Sale. We will also retain all debts and liabilities of the Company not assumed by Vertex pursuant to the Asset Purchase Agreement. We intend to use the net proceeds from the Asset Sale for certain expenses incurred due to the Asset Sale for general working capital purposes.

Certain U.S. Federal Income Tax Considerations of the Asset Sale

The following discussion is a general summary of the anticipated U.S. federal income tax consequences of the Asset Sale. This summary is based upon the U.S. Internal Revenue Code, its legislative history, currently applicable and proposed Treasury regulations under the Code and published rulings and decisions, all as currently in effect as of the date of this proxy statement, and all of which are subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. In addition, this summary does not discuss any non-U.S., alternative minimum tax, state or local tax considerations.

The proposed Asset Sale by us is entirely a corporate action. Our U.S. Stockholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Asset Sale. The proposed Asset Sale will be treated as a sale of corporate assets in exchange for cash. The proposed Asset Sale is a taxable transaction for U.S. federal income tax purposes, and we anticipate that we will recognize a gain for U.S. federal income tax purposes as a result of the Asset Sale. However, if we recognize any gain as a result of the Asset Sale, we currently expect that our tax attributes, including any available net operating loss carry forwards, will be available to offset all or a portion of our U.S. federal income tax liability resulting from such gain. The determination of whether we will recognize gain or loss on the Asset Sale and whether and to what extent our tax attributes will be available is complex and is based in part upon facts that will not be known until the completion of the Asset Sale. Therefore, it is possible that we will incur a U.S. federal income tax liability as a result of the proposed Asset Sale.

Accounting Treatment of the Asset Sale

The Asset Sale will be accounted for as a “sale” by the Company, as that term is used under generally accepted accounting principles, for accounting and financial reporting purposes.

No Appraisal or Dissenters’ Rights

Stockholders may vote against the authorization of the Asset Sale Proposal, but under Delaware law, appraisal or dissenters’ rights are not provided to Stockholders in connection with the Asset Sale.

Interests of Certain Persons in the Asset Sale

The Asset Sale will not constitute a change of control pursuant to certain outstanding employment agreements and our outstanding equity incentive plan. Accordingly, none of the Company’s officers, directors or employees have any interest in, or will receive any special benefit from, the Asset Sale.

Regulatory Matters

Under the HSR Act and the rules promulgated under that Act by the Federal Trade Commission (the “FTC”), the Asset Sale may not be completed until notifications have been given to the United States Department of Justice (which we refer to as the “Antitrust Division”) and the FTC and until the specified waiting period has been terminated or has expired. The initial waiting period is 30 days, but this period may be shortened if the reviewing agency grants “early termination” of the waiting period, or it may be lengthened if the reviewing agency determines that further investigation is required and issues a formal request, or “second request”, for additional information and documentary material. The Company and Vertex each filed a Premerger Notification and Report Form with the U.S. antitrust authorities pursuant to the HSR Act on March 17, 2017 and requested “early termination” of the waiting period.

The Asset Purchase Agreement

Below and elsewhere in this proxy statement is a summary of the material terms of the Asset Purchase Agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement. We encourage you to carefully read the Asset Purchase Agreement in its entirety as the summaries contained herein may not contain all of the information about the Asset Purchase Agreement that is important to you.

The Asset Purchase Agreement has been included to provide you with information regarding its terms, and we recommend that you carefully read the Asset Purchase Agreement in its entirety. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the Asset Sale, we do not intend for its text to be a source of factual, business or operational information about us. The Asset Purchase Agreement contains representations, warranties and covenants that are qualified and limited, including by information in the disclosure letter referenced in the Asset Purchase Agreement that the parties delivered in connection with the execution of the Asset Purchase Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Asset Purchase Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to different standards of materiality applicable to the contracting parties, which may differ from what may be viewed as material to Stockholders. These representations may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Asset Purchase Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. You should not rely on its representations, warranties or covenants as characterizations of the actual state of facts or condition of the Company or any of our affiliates.

The Asset Sale

Acquired Assets

Upon the terms and subject to the conditions of the Asset Purchase Agreement, including the satisfaction of the closing conditions, Vertex will purchase from the Company the assets related to the synthesis, research and development of compounds as potential therapeutic products for treating cystic fibrosis, including the compound CTP-656, which is referred to as the CF Enterprise. The assets of the Company to be acquired by Vertex pursuant to the Asset Purchase Agreement are referred collectively as the acquired assets, and include:

•	all rights to develop, manufacture and commercialize the Transferred Products (as defined below);

•	all Intellectual Property related to the Transferred Products that exists now or as of the Closing anywhere in the world (the “Transferred IP”);

•	all documentation or other tangible embodiments that comprise, embody, disclose or describe the Transferred IP, except as provided in the Asset Purchase Agreement;

•	all rights, title and interest in the contracts relating to the Transferred Products or Transferred IP;

•	any and all regulatory approvals granted or issued by, or applied for to any government entity;

•	all qualifications, permits, registrations, clearances, applications, submissions, variances, exemptions, filings, approvals and authorizations which relate primarily to the Transferred Products;

•	copies of all customer and supplier lists, marketing studies, consultant reports, books and records (financial, laboratory and otherwise), files, invoices, and other materials related to the Transferred Products and under the Company’s control as of the date of the Closing;

•	all other records and data related to the Transferred Products and under the Company’s control as of the date of the Closing;

•	all third-party warranties, indemnities and guarantees relating to any of the acquired assets or the assumed liabilities;

•	all claims, defenses and rights of offset or counterclaim relating to any of the acquired assets or the assumed liabilities;

•	all of our goodwill associated with or relating to the acquired assets;

•	all inventory of Transferred Products and related materials, ingredients and any other raw materials, work in progress materials, packaging and related materials, supplies and other inventories used in the manufacturing or production of any Transferred Products, except as provided in the Asset Purchase Agreement; and

•	deuterated ivacaftor and any other compounds used, planned for use or held for use, in each case, in the ownership, operation or conduct of the CF Enterprise as of the date of the Asset Purchase Agreement and the date of the Closing; except as provided in the Asset Purchase Agreement (the “Transferred Products”).

Excluded Assets

Vertex will not purchase, and the Company will retain, all assets, properties, know-how and rights of the Company, other than the acquired assets.

License to Certain Know-How

The Company will grant to Vertex a non-exclusive, perpetual, irrevocable, sublicensable, royalty-free license to the Company’s deuterated chemical entity platform, or DCE Platform®, for use in the development, manufacture and commercialization of the Transferred Products and other therapeutic products. However, the Company is only required to disclose to Vertex know-how of the DCE Platform® necessary or useful for the ownership, development, manufacture and commercialization of the Transferred Products.

Assumed Liabilities

•	Other than the following specified liabilities related to the acquired assets, referred to in this proxy statement as the assumed liabilities, the Asset Purchase Agreement expressly provides that Vertex will not assume any other of our liabilities. The assumed liabilities are:

•	all liabilities relating to, arising out of, based upon or resulting from the use, ownership, possession or operation of the acquired assets by Vertex or its affiliates after the Closing;

•	our liabilities and obligations under certain assumed contracts and permits and arising and to be performed only on or after the Closing Date; and

•	all liabilities for taxes attributable to (i) a tax period that begins after the Closing Date and (ii) the portion of a taxable period that begins before the Closing Date and ends after the Closing Date that begins after the Closing Date.

Excluded Liabilities

We will retain all liabilities other than the assumed liabilities, including the following specified liabilities:

•	liabilities identified as excluded liabilities in the seller disclosure letter;

•	any indebtedness of us or any of our affiliates;

•	any expenses incurred by, or for the benefit of, us or any of our affiliates in connection with the negotiation and preparation of the Asset Purchase Agreement and the consummation and performance of the related transactions, including legal and accounting and other professional fees and expenses; and

•	any liability incurred in connection with the previously planned open-label Phase 2 clinical trial of CTP-656 in Europe.

Consideration to be Received by the Company

At the Closing, Vertex will pay a cash payment to us of $160 million (less $16 million to be held in escrow for eighteen months to satisfy potential indemnification claims). After the Closing, Vertex will be required to make contingent cash payments of up to $90 million in connection with, and upon the completion of, certain milestone events related to (A) receipt of marketing approval from the FDA of a combination treatment regimen for the treatment of patients with cystic fibrosis that contains CTP-656 and (B) completion of a pricing and reimbursement agreement in the first of the United Kingdom, Germany or France with respect to a combination treatment regimen for the treatment of patients with cystic fibrosis that contains CTP-656. Vertex has no obligations under the Asset Purchase Agreement to undertake any efforts to achieve these milestone events.

Indemnification of Vertex

Pursuant to the Asset Purchase Agreement, we will indemnify Vertex and its affiliates, and their respective officers, directors, affiliates, stockholders, members, partners and each of the heirs, executors, successors and assigns of any of the foregoing, collectively referred to in this proxy statement as Vertex indemnified parties, against any and all claims, actions, causes of action, judgments, awards, penalties, liabilities, losses, costs or damages, including reasonable fees and expenses of attorneys, accountants and other professional advisors, collectively referred to in this proxy statement as damages, resulting from or arising out of:

•	any breach of any warranty or representation made by us in the Asset Purchase Agreement or in our certificate delivered at the Closing;

•	any breach or failure by us to perform any of our obligations, agreements or covenants in the Asset Purchase Agreement or in any other related transaction document;

•	any failure by us to pay, satisfy or perform the excluded liabilities;

•	any failure by us in connection with certain specified tax obligations;

•	any failure by us, or claim by any of our creditors that we have failed to comply with the provisions of any applicable bulk sales, bulk transfer or similar laws; or

•	any liability, including product liability, associated with the open-label Phase 2 clinical trial of CTP-656 in Europe, including all costs associated with any termination of such clinical trial.

Generally, our maximum aggregate liability for indemnification claims for breaches of our representations, other than for breaches of certain fundamental representations, intentional misrepresentations, fraud or willful misconduct, is limited to the escrow amount. Under the Asset Purchase Agreement, we will not be obligated to indemnify Vertex indemnified parties for breaches of our representations and warranties, other than for certain fundamental representations, intentional misrepresentations, fraud or willful misconduct, until the individual amount of damages suffered by a indemnified party with respect to an individual claim exceeds $50,000 and the aggregate amount of damages suffered by such Vertex indemnified party exceeds $1.6 million, whereupon the Vertex indemnified party will be indemnified for all damages, including all amounts up to the $1.6 million threshold). Our maximum aggregate liability for all other indemnification claims (including claims for breaches of our fundamental representations), other than for breaches of fraud or willful misconduct, is limited to the sum of $160 million and any contingent payment made pursuant to the Asset Purchase Agreement. Under the Asset Purchase Agreement, determinations of any inaccuracy in or breach of certain of our representations and warranties for purposes of indemnification claims shall generally be made as if those representations and warranties were not qualified by the term “Seller Material Adverse Effect” or other materiality threshold or qualifier. Except for claims alleging fraud or intentional or willful misconduct, and except for any rights Vertex may have for specific performance or other equitable remedies, after the Closing of the Asset Sale, indemnification pursuant to the Asset Purchase Agreement shall be the sole and exclusive remedy with respect to any and all claims relating to the Asset Purchase Agreement.

Our indemnification obligations for breaches of representations or warranties under the Asset Purchase Agreement generally terminate 18 months following the Closing Date, except for claims alleging a misrepresentation or breach of certain fundamental representations, which survive until 60 days following the applicable statute of limitations.

Under the Asset Purchase Agreement, Vertex may offset any claim for indemnification made by a Vertex indemnified party against the contingent payments then or in the future payable by Vertex to us.

Indemnification of the Company

Pursuant to the Asset Purchase Agreement, Vertex will indemnify us and our affiliates, and our respective stockholders, officers, directors, employees, agents, representatives, successors and permitted assignees, collectively referred to in this proxy statement as the Company indemnified parties, any and all damages resulting from or arising out of:

•	any breach of any warranty or representation made by Vertex in the Asset Purchase Agreement or in Vertex’s certificate delivered at the Closing;

•	any breach or failure by Vertex to perform any of its obligations, agreements or covenants in the Asset Purchase Agreement or in any other related transaction document;

•	any failure by Vertex to pay, satisfy or perform the assumed liabilities; or

•	any failure by Vertex in connection with certain specified tax obligations.

Vertex’s indemnification obligations for breaches of representations or warranties under the Asset Purchase Agreement generally terminate 18 months following the Closing Date.

Representations and Warranties

The Asset Purchase Agreement contains certain representations and warranties made by us to Vertex regarding, among other things:

•	corporate existence, qualification and good standing;

•	title to the acquired assets and freedom of the acquired assets from encumbrances;

•	corporate power and authority to enter into and perform the Asset Sale and the execution, delivery and enforceability of the Asset Purchase Agreement and other related transaction documents;

•	required consents or approvals;

•	binding effect of the Asset Purchase Agreement and other related transaction documents;

•	subsidiaries;

•	absence of conflicts with or defaults under organizational documents, other contracts and applicable law or acceleration of material obligations;

•	requirement of no other Stockholder vote;

•	absence of need to file or obtain any clearance or exemption from any governmental entity related to acquired assets;

•	absence of certain material adverse changes or events affecting the CF Enterprise since January 1, 2016;

•	real property;

•	intellectual property, including certain representations and warranties related to registered intellectual property, and the absence of infringements and third party license grants;

•	material contracts;

•	absence of certain litigation;

•	FDA and regulatory matters;

•	transferred inventory;

•	product liability, including an absence of design defects;

•	compliance with applicable laws;

•	absence of adverse impact on governmental permits;

•	compliance with anti-bribery laws;

•	maintenance of books, records and accounts;

•	brokers’ or finders’ fees, and other fees;

•	sufficiency of the acquired assets for the operation of the CF Enterprise;

•	solvency;

•	Board approval of the Asset Purchase Agreement and the Asset Sale and recommendation to the Stockholders to approve the Asset Sale;

•	accuracy of information supplied by the Company for inclusion in the proxy statement; and

•	absence of misrepresentations.

In addition, Vertex made representations and warranties to us regarding, among other things:

•	corporate existence, qualification and good standing;

•	corporate power and authority to enter into and perform the Asset Sale and the execution, delivery and enforceability of the Asset Purchase Agreement and other related transaction documents;

•	required consents or approvals;

•	binding effect of the Asset Purchase Agreement and other related transaction documents;

•	absence of conflicts with or defaults under organizational documents, other contracts and applicable law or acceleration of material obligations;

•	absence of need to file or obtain any clearance or exemption from any governmental entity related to acquired assets;

•	brokers’ or finders’ fees, and other fees;

•	absence of certain litigation;

•	sufficiency of funds to perform all obligations under the Asset Purchase Agreement;

•	solvency of Vertex; and

•	accuracy of information supplied by Vertex for inclusion in the proxy statement.

Some of our representations and warranties contained in the Asset Purchase Agreement are qualified by materiality or possess a Seller Material Adverse Effect standard. For purposes of our representations and warranties in the Asset Purchase Agreement, “Seller Material Adverse Effect” means any effect that is materially adverse to the ability of the Company to consummate the transactions contemplated by the Asset Purchase Agreement or the condition or ownership, operation or development of the acquired assets, taken as a whole, other than (i) the announcement, pendency or consummation of the Asset Purchase Agreement or the transactions contemplated hereby; (ii) any action taken by the Company with Vertex’s written consent, or the failure of the Company to take an action prohibited by the Asset Purchase Agreement; (iii) any event generally affecting the industries in which the Company operates relating to the acquired assets or in the economy generally or other general business, financial or market conditions; (iv) changes affecting the national or international general economic, political, legal or regulatory conditions; (v) changes in laws after the date hereof applicable to the acquired assets; or (vi) national or international political conditions or instability, except, in each of clauses (iii), (iv), (v), or (vi) above, to the extent such effects have a disproportionate impact on the acquired assets and the assumed liabilities, taken as a whole, relative to other persons owning assets similar to the acquired assets, in the industry or markets in which the Company operates.

Certain of Vertex’s representations and warranties contained in the Asset Purchase Agreement are qualified by materiality or possess a Material Adverse Effect standard. For purposes of Vertex’s representations and warranties in the Asset Purchase Agreement, “Buyer Material Adverse Effect” means any effect that is materially adverse to the ability of Vertex to consummate the transactions contemplated by the Asset Purchase Agreement.

Covenants Relating to the Conduct of the Business

We have agreed that until the Closing of the Asset Sale, we will use commercially reasonable efforts to preserve the CF Enterprise and operate the acquired assets in the ordinary course consistent with past practice and we will refrain from taking certain actions, including, among other things:

•	materially deviating from the planned re-stocking of transferred inventory, unless such deviation is the result of a circumstance outside of the Company’s control;

•	selling, leasing, abandoning or otherwise disposing of, or permitting any non-permitted encumbrance on, any acquired asset, other than inventory in the ordinary course of business;

•	acquiring any properties or assets that constitute acquired assets, either tangible or intangible, other than in the ordinary course of business;

•	settling or commencing any claim, complaint, action, suit, proceeding, hearing or investigation, or waiving any claims or rights, in either case in a manner that would constitute an assumed liability or with respect to the acquired assets, subject to certain exceptions;

•	failing to pay in the ordinary course of business all payables and other liabilities that would constitute assumed liabilities, when due;

•	entering into, extending, modifying, amending, terminating or renewing or waiving any right or remedy under any assigned contract (or any contract that would be an assigned contract if entered into prior to the date of the Asset Purchase Agreement) or knowingly taking, or failing to take, any action that would constitute a breach, violate the terms of, or result in a default under, or give to others any rights of termination, amendment, acceleration or cancellation of any assigned contract;

•	terminating or materially modifying any ongoing clinical trial with respect to the Transferred Products, except as otherwise permitted or required under the Asset Purchase Agreement;

•	taking any action which would reasonably be likely to impair Vertex’s rights in the acquired assets;

•	failing to maintain material insurance policies currently maintained by or on behalf of the Company or covering the acquired assets or the assumed liabilities unless comparable replacement policies with substantially similar coverage areas and amounts are procured;

•	failing to comply with all laws applicable to the acquired assets and the assumed liabilities in all material respects;

•	terminating or failing to maintain or renew any transferred permits;

•	disposing of or permitting to lapse any Transferred IP; or

•	entering into any agreement, or otherwise becoming obligated, to do any of the foregoing actions.

We may, however, take any of the above prohibited actions with Vertex’s written consent.

We have also agreed to take certain actions, including, among other things, to:

•	keep Vertex informed of all material developments relevant to the ownership, development, manufacture, commercialization and operation of the acquired assets and its ability to consummate the Asset Sale; and

•	provide Vertex with reasonable access to premises, properties, financial and accounting records, employees, contracts, and other records and documents, of or pertaining to the CF Enterprise, the acquired assets and the assumed liabilities.

Both we and Vertex have agreed to take certain actions, including, among other things, to:

•	promptly notify the other party after gaining knowledge of certain material events provided in the Asset Purchase Agreement;

•	make all necessary, and reasonably cooperate with and provide assistance and information to the other party in connection with making, regulatory filings;

•	inform the other party about any material communication concerning any regulatory filings; and

•	not acquire or agree to acquire any business or assets which could reasonably be expected to increase the risk of not obtaining the applicable consent, clearance, approval, authorization or waiver under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or any other antitrust law in connection with the Asset Purchase Agreement.

No Solicitation/Change of Recommendation

Until the earlier to occur of the Closing or the termination of the Asset Purchase Agreement, we have agreed that we will not, and we will cause our subsidiaries, officers, directors, employees, consultants, advisors and any other persons acting on our behalf not to, directly or indirectly, encourage, solicit, initiate, knowingly encourage or knowingly facilitate, or furnish or disclose non-public information in furtherance of, any inquiries that would reasonably be expected to lead to, or the making of any proposal or offer to implement, any Alternative Transaction, or negotiate or otherwise engage in discussions with, or provide any information to, any third party concerning an Alternative Transaction. Under the Asset Purchase Agreement, an Alternative Transaction is defined to mean (i) any sale, lease, contribution or other disposition, directly or indirectly, to any third party of acquired assets (other than sales, dispositions or transfers in the ordinary course), or beneficial ownership of 15% or more of the combined voting securities of the Company (excluding voting securities acquired in open market purchases), or (ii) any issuance, sale or other disposition, directly or indirectly, to any third party of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 15% or more of the combined voting securities of the Company (excluding voting securities acquired in open market purchases), in each case other than transactions contemplated by the Asset Purchase Agreement.

We are required to notify Vertex within 24 hours of any inquiries, proposals or offers received by, or any discussions or negotiations sought to be initiated with the Company or any of its representatives concerning any Alternative Transaction. However, at any time prior to obtaining the Requisite Vote, we may furnish or make available any information or data pertaining to us or the CF Enterprise to, or enter into or participate in discussions or negotiations with, any party that makes a bona fide written proposal relating to an Alternative Transaction that was not solicited after the date of the Asset Purchase Agreement; provided (i) that such proposal did not result from a breach of our non-solicitation covenants and (ii) our Board, after consultation with its outside legal counsel determines in good faith that the Alternative Transaction constitutes, or would reasonably be expected to lead to, a Superior Proposal, and that the failure to furnish or make available information or data or enter into or participate in discussions or negotiations would be reasonably likely to be inconsistent with our Board’s fiduciary duties. Prior to furnishing or making available any such non-public information to the party, we must receive from the party an executed confidentiality agreement. The Company must keep Vertex reasonably informed, on a reasonably prompt basis, of the status and material terms of any such proposals or offers (including any material developments) in respect of any discussions or negotiations with such party.

Under the Asset Purchase Agreement, a Superior Proposal means any bona fide written proposal made to the Company by any third party not resulting from a breach of the Company’s nonsolicitation obligations with respect to any Alternative Transaction or any purchase or acquisition (i) involving the acquired assets or more than 50% of the voting power of the Company’s common stock, (ii) that is on terms that our Board determines in good faith (after consultation with its financial advisors and outside legal counsel) would, if consummated, result in a transaction financially more favorable to our Stockholders than the transactions contemplated by the Asset Purchase Agreement (taking into account any proposal by Vertex to amend the terms of the Asset Purchase Agreement); (iii) with respect to which the cash consideration and other amounts (including costs associated with the proposed acquisition) payable at the Closing are subject to fully committed financing from recognized financial institutions; and (iv) that is reasonably likely to receive all required governmental approvals on a timely basis and otherwise reasonably capable of being completed within a reasonable period of time on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal.

We are required to (i) include in this proxy statement our Board’s recommendation that our Stockholders authorize the Asset Sale, (ii) use our reasonable best efforts to solicit and obtain the Requisite Vote at the Annual Meeting, and (iii) not withhold, withdraw, amend, modify or qualify (or publicly propose to or publicly state that we intend to withdraw, amend, modify or quantify) in any manner adverse to our Board’s recommendation that our Stockholders authorize the Asset Sale (collectively, a “Change of Recommendation”).

However, at any time prior to obtaining the Requisite Vote, our Board may make a Change of Recommendation and terminate the Asset Purchase Agreement following receipt of an unsolicited bona fide written proposal for an Alternative Transaction after the date of the Asset Purchase Agreement, which our Board determines in good faith by resolution duly adopted after consultation with its outside legal counsel is a Superior Proposal, if our Board determines in good faith after consultation with its outside legal counsel that such action would be reasonably likely to be inconsistent with its fiduciary duties and the Company has complied in all material respects with its non-solicitation obligations.

In order for our Board to exercise its right to make a Change of Recommendation and terminate the Asset Purchase Agreement, we must have (i) complied with our non-solicitation obligations, (ii) provided to Vertex five business days’ prior written notice of our Board’s intentions, specifying their reasons and summarizing the material terms and conditions of the Alternative Transaction and the identity of the person proposing the Alternative Transaction, and (iii) provided to Vertex all materials and information provided to the party making the Superior Proposal. To the extent Vertex wants to negotiate, we are also required to negotiate in good faith with Vertex during the five business days’ notice period to enable Vertex to propose revisions to the terms of the Asset Purchase Agreement to cause the Alternative Transaction to no longer constitute a Superior Proposal. If the person proposing the Alternative Transaction proposes any material amendment to the proposal’s terms, we must provide Vertex with another five business days’ prior written notice and an additional three business day period to negotiate with us.

Additionally, at any time prior to obtaining the Requisite Vote, our Board may make a Seller Change of Recommendation in response to a material event that (i) affects or would reasonably be expected to affect the acquired assets taken as a whole, (ii) was not known to our Board prior to the date of the Asset Purchase Agreement (and which could not have become known through any further reasonable investigation, discussion, inquiry or negotiation with respect to any event, fact, circumstance, development or occurrence known to the Company as of the date of the Asset Purchase Agreement), (iii) becomes known to our Board, (iv) does not relate to or involve an Alternative Transaction and (v) is not a result of a material breach of this Agreement by the Company (such event, a “Seller Intervening Event”) if our Board determines in good faith after consultation with its outside legal counsel that such action would be reasonably likely to be inconsistent with its fiduciary duties and the Company has complied in all material respects with its non-solicitation obligations.

In order for our Board to exercise its right to make a Change of Recommendation in connection with a Seller Intervening Event, we must have provided to Vertex five business days’ prior written notice of our Board’s intention, specifying the material facts and circumstances relating to such Seller Intervening Event. To the extent Vertex wants to negotiate, we are also required to negotiate in good faith with Vertex during the five business days’ notice period to enable Vertex to propose revisions to the terms of the Asset Purchase Agreement in a manner that obviates the need to effect a Change of Recommendation. If there is any change to the material facts or circumstances relating to a Seller Intervening Event, we must provide Vertex with another five business days’ prior written notice and an additional three business day period to negotiate with us.

Stockholders’ Meeting

We have agreed to convene and hold the Annual Meeting as promptly as reasonably practicable following the date of the Asset Purchase Agreement. We, through our Board, are required to recommend that our Stockholders authorize the Asset Sale pursuant to the Asset Purchase Agreement and include the recommendation in this proxy statement.

Restrictive Covenants

We have agreed, for a period of five years following the Closing, not to directly or indirectly anywhere in the world, acquire or develop, manufacture or commercialize any compound or product or file any intellectual property related thereto, in each case with the intention of treating cystic fibrosis, and will not control, advise, enable, provide services to, fund or guarantee the obligations of, any third party engaged in, or planning to engage in, any of the foregoing; provided that we will be permitted to continue to develop, manufacture, and commercialize certain products which include compounds that are solely intended for use as a treatment of antibacterial infections in patients with cystic fibrosis. Both the Company and Vertex have also agreed not to, directly or indirectly, solicit for employment or employ or cause to leave the employ of the other party or any of its affiliates, any employee of the other party or its affiliates, without obtaining the prior written consent of the other party, for a period of twelve months after the earlier of (i) the termination of the Asset Purchase Agreement and (ii) the Closing.

Filings, Consents and Regulatory Approvals

We and Vertex have agreed to use commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities and other parties, required in connection with the Asset Sale, and prepare and file any documents required to be submitted to governmental and regulatory authorities to obtain any consents or approvals that may be required.

We and Vertex have agreed to cooperate and coordinate in all respects in the making of regulatory filings and in connection with resolving any investigation, request or other inquiry of any governmental entity with respect to any such filing.

Vertex may not extend any waiting period under the HSR Act or any other antitrust laws or enter into any agreement with the FTC, the U.S. Department of Justice or any other governmental entity not to consummate the transactions contemplated by the Asset Purchase Agreement, except with our prior written consent.

Vertex is not required to agree to any terms or conditions as a condition to, or in connection with, obtaining any antitrust approval that would (i) impose any limitations on Vertex’s ownership or operation of all or any portion of the acquired assets or all or any portion of its or its subsidiaries’, businesses or assets, or compel Vertex or any of its subsidiaries to dispose of or hold separate all or any portion of the acquired assets or any portion of its or its subsidiaries’, businesses or assets, (ii) impose any limitations on Vertex’s ability to acquire or hold or to exercise full rights of ownership of the acquired assets, (iii) impose any obligations on Vertex or any of its subsidiaries in respect of or relating to Vertex’s or any of its subsidiaries’ facilities, operations, places of business, employment levels, products or businesses, (iv) require Vertex or any of its subsidiaries to make any payments or (v) impose any other obligation, restriction, limitation, qualification or other condition on Vertex or any of its subsidiaries (other than, with respect to clauses (iii), (iv) and (v), such terms or conditions as are reasonable and relate to the ordinary course and that are imposed by a governmental entity with power and authority to grant antitrust approvals, and which, individually or in the aggregate, do not competitively disadvantage Vertex or any of its subsidiaries) (any such term or condition in (i) through (v), a “Burdensome Term or Condition”).

Neither the Company nor any of our subsidiaries may agree to any obligation, restriction, requirement, limitation, qualification, condition, remedy or other action relating to antitrust approvals without Vertex’s prior written consent, provided that (i) any failure by us to agree to any such obligation, restriction, requirement, limitation, qualification, condition, remedy or other action by reason of Vertex withholding its written consent from us to do so will not constitute a breach of the regulatory covenant and (ii) Vertex will be required to provide its written consent to us agreeing to any such obligation, restriction, requirement, limitation, qualification, condition, remedy or other action to the extent it would not, individually, or together with any other such obligation, restriction, requirement, limitation, qualification, condition, remedy or other action, impose a Burdensome Term or Condition.

Use of Names

At or promptly following the Closing, we are required to cease to use CTP-656 and any name confusingly similar thereto (collectively, the “Restricted Names”) and any trademarks, trade names, trade dress, service marks and logos that use or incorporate any Restricted Name.

Expenses

Each party has agreed to pay its own expenses relating to the Asset Sale and the other transactions contemplated by the Asset Purchase Agreement, including, the fees and expenses of their respective counsel and financial advisors.

Conditions to the Asset Sale

Our obligation to effect the Asset Sale is subject to the satisfaction or waiver of certain conditions, including:

•	(i) Vertex’s fundamental representations and warranties in the Asset Purchase Agreement are true and correct (disregarding all qualifications and exceptions as to materiality or Buyer Material Adverse Effect contained in such representations or warranties) in all material respects on and as of the date of the Asset Purchase Agreement and on and as of the Closing Date (except that the accuracy of Vertex’s representations and warranties that speak as of a specified date will be determined as of that date), and (ii) all of Vertex’s other representations and warranties in the Asset Purchase Agreement are true and correct (disregarding all qualifications and exceptions as to materiality or Buyer Material Adverse Effect contained in such representations or warranties) on and as of the date of the Asset Purchase Agreement and on and as of the Closing Date (except that the accuracy of Vertex’s representations and warranties that speak as of a specified date will be determined as of that date), except for failures of such representations and warranties to be true and correct as to matters that would not reasonably be expected to have a Buyer Material Adverse Effect;

•	no order, stipulation or injunction by any governmental entity is in effect which prevents, makes illegal, or limits the consummation of any of the transactions contemplated by the Asset Purchase Agreement, and no action, suit or proceeding is pending by or before any governmental entity seeking an order, stipulation or injunction seeking to enjoin, restrain or otherwise prevent or prohibit the consummation of, or limit, any of the transactions contemplated by the Asset Purchase Agreement;

•	no law has been enacted, promulgated or deemed applicable to the transactions contemplated by the Asset Purchase Agreement by any governmental entity that prevents the consummation of such transactions or has the effect of making such consummation illegal or otherwise prohibiting, restraining or enjoining such consummation;

•	all waiting periods under the HSR Act and any other applicable antitrust laws have been terminated or have expired;

Vertex has performed and complied in all material respects with all agreements and covenants required by the Asset Purchase Agreement to be performed or complied with by it prior to or at the Closing;

•	our Stockholders must have authorized the Asset Sale; and

•	Vertex has executed and delivered certain transaction documents required under the Asset Purchase Agreement.

The obligation of Vertex to effect the Asset Sale is subject to the satisfaction or waiver of certain conditions, including:

•	(i) each of our fundamental representations and warranties in the Asset Purchase Agreement are true and correct (disregarding all qualifications and exceptions as to materiality or Seller Material Adverse Effect contained in such representations or warranties) in all material respects on and as of the date of the Asset Purchase Agreement and on and as of the Closing Date (except that the accuracy of our representations and warranties that speak as of a specified date will be determined as of that date), and (ii) that all of our other representations and warranties in the Asset Purchase Agreement are true and correct (disregarding all qualifications and exceptions as to materiality or Seller Material Adverse Effect contained in such representations and warranties) on and as of the date of the Asset Purchase Agreement and on and as of the Closing Date (except that the accuracy of our representations and warranties that speak as of a specified date will be determined as of that date), except for failures of such representations and warranties to be true and correct as to matters that would not reasonably be expected to have a Seller Material Adverse Effect;

•	no order, stipulation or injunction by any governmental entity is in effect which prevents, makes illegal, or limits the consummation of any of the transactions contemplated by the Asset Purchase

Agreement, and no action, suit or proceeding is pending by or before any governmental entity seeking an order, stipulation or injunction seeking to enjoin, restrain or otherwise prevent or prohibit the consummation of, or limit, any of the transactions contemplated by the Asset Purchase Agreement;

•	no law has been enacted, promulgated or deemed applicable to the transactions contemplated by the Asset Purchase Agreement by any governmental entity that prevents the consummation of such transactions or has the effect of making such consummation illegal or otherwise prohibiting, restraining or enjoining such consummation;

•	all waiting periods under the HSR Act and any other applicable antitrust laws have been terminated or have expired;

•	we must have performed and complied in all material respects with all agreements and covenants required by the Asset Purchase Agreement to be performed or complied with by us prior to or at the Closing;

•	our Stockholders must have authorized the Asset Sale;

•	we must have obtained certain specified third party consents;

•	we must have executed and delivered certain transaction documents required under the Asset Purchase Agreement;

•	since the date of the Asset Purchase Agreement there shall not have occurred any Seller Material Adverse Effect;

•	no antitrust approval may, individual or in the aggregate, impose any Burdensome Term or Condition; and

•	we must have a minimum quantity of certain transferred inventory.

Termination

The Asset Purchase Agreement may be terminated by Vertex under certain circumstances, including:

•	if the Closing does not occur by October 31, 2017, except that Vertex may not terminate the Asset Purchase Agreement under these circumstances if Vertex has materially breached any representation, warranty, covenant or other obligation under the Asset Purchase Agreement in any manner that has caused or proximately contributed to the failure to consummate the Asset Sale by that date;

•	due to the non-satisfaction of the Closing condition requiring that (i) no order, stipulation or injunction by any governmental entity may be in effect which prevents, makes illegal, or limits the consummation of any of the transactions contemplated by the Asset Purchase Agreement, and such order, stipulation or injunction, or (ii) no law has been enacted, promulgated or deemed applicable to the transactions contemplated by the Asset Purchase Agreement by any governmental entity that prevents the consummation of such transactions or has the effect of making such consummation illegal or otherwise prohibiting, restraining or enjoining such consummation, in each case, under clauses (i) and (ii), has become final and non-appealable, except that Vertex may not terminate the Asset Purchase Agreement under these circumstances if Vertex has materially breached its obligations under the Asset Purchase Agreement in any manner that has caused or proximately contributed to such order, stipulation or injunction (or the failure of such order, stipulation or injunction to be lifted);

•	if we have breached in any material respect any representation, warranty, covenant or agreement in the Asset Purchase Agreement which breach would cause certain of the conditions to Vertex’s obligation to consummate the Asset Sale not to be satisfied and cannot be or has not been cured within 30 days after the delivery of notice of such breach to us, except that Vertex may not terminate the Asset Purchase Agreement under these circumstances if, at the time of termination, Vertex is in material breach of any of its representations, warranties, covenants or agreements under the Asset Purchase Agreement;

•	within five business days following the 30-day cure period referenced immediately above, upon Vertex’s receipt of a supplement or amendment to the seller disclosure letter, if such supplement or amendment gives rise to a breach that is not cured within the cure period;

•	if our Board fails to recommend that our Stockholders vote in favor of the Asset Sale; effects a Change of Recommendation, authorizes, approves or recommends to our Stockholders, or otherwise authorizes, approves or publicly recommends, an Alternative Transaction; or fails to publicly recommend that our Stockholders vote in favor of the Asset Sale within ten days after a written request by Vertex that we so recommend following our receipt of an Alternative Transaction;

•	if we materially breach the non-solicitation covenant or the Stockholder meeting covenant; or

•	if we do not obtain the Requisite Vote at the Annual Meeting.

The Asset Purchase Agreement may also be terminated by us under certain circumstances, including:

•	if the Closing does not occur by October 31, 2017, except that we may not terminate the Asset Purchase Agreement under these circumstances if we have materially breached any representation, warranty, covenant or other obligation under the Asset Purchase Agreement in any manner that has caused or proximately contributed to the failure to consummate the Asset Sale by that date;

•	due to the non-satisfaction of the Closing condition requiring that (i) no order, stipulation or injunction by any governmental entity may be in effect which prevents, makes illegal, or limits the consummation of any of the transactions contemplated by the Asset Purchase Agreement, and such order, stipulation or injunction, or (ii) no law has been enacted, promulgated or deemed applicable to the transactions contemplated by the Asset Purchase Agreement by any governmental entity that prevents the consummation of such transactions or has the effect of making such consummation illegal or otherwise prohibiting, restraining or enjoining such consummation, in each case, under clauses (i) and (ii), has become final and non-appealable, except that we may not terminate the Asset Purchase Agreement under these circumstances if we have materially breached our obligations under the Asset Purchase Agreement in any manner that has caused or proximately contributed to such order, stipulation or injunction (or the failure of such order, stipulation or injunction to be lifted);

•	if Vertex has breached in any material respect any representation, warranty, covenant or agreement in the Asset Purchase Agreement which breach would cause certain of the conditions to our obligation to consummate the Asset Sale not to be satisfied and cannot be or has not been cured within 30 days after the delivery of notice of such breach to Vertex, except that we may not terminate the Asset Purchase Agreement under these circumstances if, at the time of termination, we are in material breach of any of its representations, warranties, covenants or agreements under the Asset Purchase Agreement;

•	provided that we have complied with our non-solicitation covenant and Stockholder meeting covenant, at any time prior to obtaining the Requisite Vote at the Annual Meeting or at any adjournment or postponement of the Annual Meeting, in order to concurrently enter into a binding agreement for an Alternative Transaction that constitutes a Superior Proposal, if prior to or concurrently with such termination, we pay the Termination Fee (discussed below); or

•	if we do not obtain the Requisite Vote at the Annual Meeting.

Vertex and the Company may also terminate the Asset Purchase Agreement by their mutual written consent.

Termination Fee

If the Asset Purchase Agreement is terminated, it will be of no further force or effect without liability of any party to each other party to the Asset Purchase Agreement, except as described below. No such termination will relieve any party of any liability for fraud or willful or intentional misconduct.

If the Asset Purchase Agreement is terminated:

•	by Vertex because (1) our Board fails to recommend that our Stockholders vote in favor of the Asset Sale; effects a Change of Recommendation, authorizes, approves or recommends to our Stockholders, or otherwise authorizes, approves or publicly recommends, an Alternative Transaction; or fails to publicly recommend that our Stockholders vote in favor of the Asset Sale within ten days after a written request by Vertex that we do so following our receipt of an Alternative Transaction; or (2) we breach our non-solicitation covenant and Stockholder meeting covenant; then the Company will pay Vertex within two business days following the termination of the Asset Purchase Agreement the Termination Fee;

•	(1) by Vertex or the Company because the Closing has not occurred by October 31, 2017, (2) the vote to obtain the Requisite Vote at the Annual Meeting has not occurred, (3) after the date of the Asset Purchase Agreement and prior to the date of the termination of the Asset Purchase Agreement, an acquisition proposal will have been announced or otherwise made publicly known and not withdrawn; and (4) within 12 months after the date of such termination, the Company consummates an Alternative Transaction, provided, that each reference to 15% in the definition of Alternative Transaction will be replaced with 50%; then the Company will pay Vertex, simultaneously with the consummation of such Alternative Transaction, the Termination Fee.

•	(1)(a) by Vertex because of our breach in any material respect of any representation, warranty, covenant or agreement in the Asset Purchase Agreement which breach would cause certain of the conditions to Vertex’s obligation to consummate the Asset Sale not to be satisfied and cannot be or has not been cured within 30 days after the delivery of notice of such breach to us, or (b) by Vertex or the Company because we do not obtain the Requisite Vote at the Annual Meeting or at any adjournment or postponement of the Annual Meeting, (2) after the date of the Asset Purchase Agreement and prior to the time of the date of the Annual Meeting, an acquisition proposal will have been announced, or otherwise made publicly known, and not withdrawn or abandoned and (3) within 12 months after the date of such termination, the Company consummates an Alternative Transaction, provided, that each reference to 20% in the definition of Alternative Transaction will be replaced with 50%, then the Company will pay to Vertex, simultaneously with the consummation of such Alternative Transaction, the Termination Fee; or

•	By us, provided we have complied with our non-solicitation covenant and Stockholder meeting covenant, at any time prior to obtaining the Requisite Vote at the Annual Meeting or at any adjournment or postponement of the Annual Meeting, in order to concurrently enter into a binding agreement for an Alternative Transaction that constitutes a Superior Proposal, then the Company will pay to Vertex the Termination Fee on the termination date of the Asset Purchase Agreement; or

The Company and Vertex acknowledged in the Asset Purchase Agreement that the covenants and obligations contained in the provisions regarding the Termination Fee are an integral part of the transactions contemplated by the Asset Purchase Agreement and that, without those covenants and obligations, the parties would not have entered into the Asset Purchase Agreement. Vertex acknowledged in the Asset Purchase Agreement that the Termination Fee will be payable by the Company on only one occasion.

Expense Reimbursement

•	If the Company or Vertex terminate the Asset Purchase Agreement because the Requisite Vote has not been obtained at the Annual Meeting or at any adjournment or postponement thereof, in each case at which a vote on such approval was taken, then Company will reimburse Vertex for its reasonable, documented out of pocket expenses incurred in connection with the Asset Purchase Agreement and the transactions contemplated thereby, up to $500,000.

•	If the Company or Vertex terminate the Asset Purchase Agreement because of the (i) non-occurrence of the Closing by October 31, 2017, and at the time of such termination the closing conditions regarding the absence of any order preventing, restricting or prohibiting the Asset Sale or the absence of any law, which has the effect of making the Asset Sale illegal or otherwise prohibits, restrains or enjoins the consummation of the Asset Sale (under the conditions attributable to one or more antitrust laws) or the Closing condition that all waiting periods under the HSR Act and any other applicable antitrust laws have been terminated or expired, have not been satisfied or waived, or (ii) non-satisfaction of the closing conditions attributable to one or more antitrust laws requiring that no final and non-appealable order, stipulation or injunction by any governmental entity is in effect, which prevents, makes illegal, or limits the consummation of any of the transactions contemplated by the Asset Purchase Agreement, or any final and non-appealable law has been enacted, promulgated or deemed applicable to the Asset Sale, which has the effect of making the Asset Sale illegal or otherwise prohibits, restrains or enjoins the consummation of the Asset Sale, and at the time of such termination under either clauses (i) or (ii), all other closing conditions have been satisfied or waived by the party or parties then entitled to give such waiver as of the Closing other than those attributable to antitrust laws, then Vertex will reimburse the Company for its reasonable, documented out of pocket expenses incurred in connection with the Asset Purchase Agreement and the transactions contemplated thereby, up to $500,000.

Amendment and Waiver

We and Vertex may mutually amend or waive any provision of the Asset Purchase Agreement at any time in writing signed by us and Vertex.

PROPOSAL NO. 4—APPROVAL TO ADJOURN THE ANNUAL MEETING

The Board has determined that the adjournment of the Annual Meeting for any purpose to the extent permitted under the Asset Purchase Agreement, including to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the proposals described herein, is advisable and in the best interests of the Company and its Stockholders and has approved the adjournment of the Annual Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the proposals described herein.

Vote Required; Recommendation of the Board

The Annual Meeting may be adjourned by the affirmative vote of a majority of the shares present in person or represented by proxy, to the extent permitted under the Asset Purchase Agreement.

The Board recommends a vote “FOR” the proposal to approve the adjournment of the Annual Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the proposals.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information about the public reference room. The Company’s filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

The SEC allows us to “incorporate by reference” into this proxy statement documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Annual Meeting:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016; and

•	Current Report on Form 8-K filed on March 6, 2017.

Notwithstanding the foregoing, information furnished under Items 2.02, 7.01 and 8.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this proxy statement. In addition, statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are only summaries of the material terms and as such we encourage you to carefully read in its entirety that contract or other document filed as an exhibit with the SEC.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written request directed to Concert Pharmaceuticals, Inc., 99 Hayden Avenue, Suite 500, Lexington, MA 02421, Attention: Corporate Secretary, or by calling us at (781) 860-0045. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE ANNUAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [●], 2017. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to Stockholders and proxy statement, may have been sent to multiple Stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to the Company. Concert Pharmaceuticals, Inc. 99 Hayden Avenue, Suite 500, Lexington, MA 02421 Attention: Investor Relations, telephone: 781-860-0045. If you want to receive separate copies of the proxy statement or annual report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

If you have more questions about this proxy statement, the Asset Sale Proposal or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll free: (888) 750-5834

Banks and Brokers may call collect (212) 750-583

STOCKHOLDER PROPOSALS

A Stockholder who would like to have a proposal considered for inclusion in our 2018 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than [●], 2017, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. However, if the date of the 2018 Annual Meeting of Stockholders is changed by more than 30 days from the date of this year’s Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2018 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of Stockholder proposals that may be excluded from a proxy statement.

If a Stockholder wishes to propose a nomination of persons for election to our Board or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our amended and restated bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a Stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the Stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a Stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For Stockholder proposals to be brought before the 2018 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than [●] 2018 and no later than [●] 2018.

Stockholder proposals should be addressed to Concert Pharmaceuticals, Inc. 99 Hayden Avenue, Suite 500, Lexington, MA 02421 Attention: Corporate Secretary.

OTHER MATTERS

Our Board does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

Annex A

EXECUTION COPY

Asset Purchase Agreement

Dated as of March 3, 2017

between

Concert Pharmaceuticals, Inc.,

as Seller

and

Vertex Pharmaceuticals (Europe) Limited,

as Buyer

and, solely for purposes of Section 10.14 herein,

Vertex Pharmaceuticals Incorporated,

as Guarantor

The Asset Purchase Agreement (the “Agreement”) contains representations, warranties and covenants that were made only for purposes of the Agreement and as of specific dates; were solely for the benefit of the parties to the Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the contracting parties, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by the contracting parties.

A-i

A-ii

Page
EXHIBITS
Exhibit A	–	Form of Assumption Agreement
Exhibit B	–	Form of Bill of Sale
Exhibit C	–	Form of IP Assignment Agreement
Exhibit D	–	Form of Transition Services Agreement
Exhibit E-1	–	Form of Seller FDA Letter
Exhibit E-2	–	Form of Seller Orphan Designation Letter
Exhibit F-1	–	Form of Buyer FDA Letter
Exhibit F-2	–	Form of Buyer Orphan Designation Letter
Exhibit G	–	Form of Escrow Agreement

A-iii

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of March 3, 2017 between Concert Pharmaceuticals, Inc., a Delaware corporation (“Seller”), Vertex Pharmaceuticals (Europe) Limited, a U.K. limited company (“Buyer”), and, solely for purposes of Section 10.14 herein, Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (“Guarantor”). Seller and Buyer are sometimes referred to herein individually as a “Party” and together as the “Parties.”

WHEREAS, Seller is a biopharmaceutical company engaged in the synthesis, research and development of compounds as potential therapeutic products for treating cystic fibrosis, including the generation of Intellectual Property associated therewith (the “CF Enterprise”).

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Seller desires to sell, convey, assign, transfer and deliver to Buyer, and Buyer desires to purchase, acquire and accept from Seller, the Acquired Assets (as defined below), and assume, pay, perform and discharge from Seller certain Liabilities (as defined below) related to the Acquired Assets, upon the terms and subject to the conditions set forth herein.

WHEREAS, Guarantor desires to guaranty certain obligations of Buyer hereunder.

WHEREAS, concurrently with the execution and delivery of this Agreement, Seller and Buyer are entering into that certain Research and Testing Agreement (the “Research and Testing Agreement”) dated as of the date hereof.

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

ASSET PURCHASE

Section 1.01 Sale of Assets; Assumption of Liabilities.

(a) Transfer of Assets. On the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Buyer and its assignees under Section 10.06 hereof (collectively, the “Buyer Group”), and Buyer shall, or shall cause the applicable member of the Buyer Group to, purchase, acquire and accept assignment from Seller, all of Seller’s right, title and interest in and to those assets used, planned for use or held for use, in each case, in the ownership, operation or conduct of the CF Enterprise as currently, and currently expected to be, owned, operated and conducted (collectively, the “Acquired Assets”), free and clear of all Encumbrances (other than Permitted Encumbrances), including the following:

(i) all rights to Develop, Manufacture and Commercialize the Transferred Products, including all rights and claims to all clinical study data, reports and analyses to the extent related to the Transferred Products, including those identified on Section 1.01(a)(i) of the Seller Disclosure Letter;

(ii) all Intellectual Property related to the Transferred Products that exists now or as of the Closing anywhere in the world, including: (A) all Intellectual Property claiming any aspect of, or relating to Seller’s Development, Manufacturing, and/or Commercialization activities in respect of the Transferred Products on or before the Closing Date, including Transferred Know-How; (B) any rights which an employee, consultant, agent, inventor, author or third party is obligated by contract, statute or otherwise to assign to Seller; (C) all rights of action arising from the foregoing, including all claims for damages by reason of present, past and future infringement, misappropriation, violation misuse or breach of contract in respect of the foregoing; (D) present, past and future rights to sue and collect damages or seek injunctive relief for any such infringement, misappropriation, violation, misuse or breach; and (E) all income, royalties and any other payments now and hereafter due and/or payable to Seller in respect of the foregoing (collectively, the “Transferred IP”);

(iii) all documentation or other tangible embodiments that comprise, embody, disclose or describe the Transferred IP, including engineering drawings, technical documentation, databases, spreadsheets, business records, inventors’ notebooks, invention disclosures, digital files, software code and patent, trademark and copyright prosecution files, including any such files in the custody of outside legal counsel (collectively, the “Transferred IP Documentation”); provided, however, that (A) freedom-to-operate opinions of counsel related to the Intellectual Property of Buyer, (B) minutes, consents, resolutions and other materials prepared for or by the Seller Board and (C) documentation and other tangible embodiments covered by the attorney-client privilege associated with the Acquired Assets, including the transactions contemplated by this Agreement, shall each be deemed an Excluded Asset and shall remain with Seller;

(iv) all rights, title and interest in the Contracts relating to the Transferred Products or Transferred IP, including all Contracts that contain any grant to Seller of any right relating to or under Intellectual Property rights of any Person that is used or held for use by Seller in connection with the Transferred Products, each of which is identified on Section 1.01(a)(iv) of the Seller Disclosure Letter (the “Assigned IP Contracts”), and each other Contract related to the Transferred Products, each of which is identified on Section 1.01(a)(iv) of the Seller Disclosure Letter (together with the Assigned IP Contracts, the “Assigned Contracts”);

(v) the Transferred Registrations related to the Transferred Products;

(vi) other than the Transferred Registrations, all qualifications, permits, registrations, clearances, applications, submissions, variances, exemptions, filings, approvals and authorizations which relate primarily to the Transferred Products (collectively, “Permits”), including those identified on Section 1.01(a)(vi) of the Seller Disclosure Letter (the “Transferred Permits”);

(vii) copies of all customer and supplier lists, marketing studies, consultant reports, books and records (financial, laboratory and otherwise), files, invoices, billing records, distribution lists, manuals (in all cases, in any form or medium), but excluding Tax Returns other than Tax Returns solely related to the Acquired Assets, patient support and market research programs and related databases, and all complaint files and adverse event files, in each case, to the extent (1) related to the Transferred Products and (2) in Seller’s or any of its Affiliates’ possession or under its control as of the Closing Date;

(viii) all Transferred Product Records, including Acquired Assets Regulatory Filings, to the extent not covered by any of the foregoing;

(ix) all third-party warranties, indemnities and guarantees relating to any of the Acquired Assets or the Assumed Liabilities;

(x) all claims, defenses and rights of offset or counterclaim (at any time or in any manner arising or existing, whether choate or inchoate, known or unknown, contingent or non-contingent) relating to any of the Acquired Assets or the Assumed Liabilities;

(xi) all goodwill arising from, associated with or relating to the Acquired Assets, including rights under any confidentiality Contracts executed by any third party for the benefit of Seller in connection with the Acquired Assets;

(xii) all Transferred Inventory; and

(xiii) the Transferred Products.

Notwithstanding anything to the contrary in this Agreement, the Acquired Assets shall not include any Excluded Assets.

(b) Excluded Assets. It is expressly understood and agreed that “Excluded Assets” means all assets, properties and rights of Seller other than the Acquired Assets, including, but not limited to, those set forth on Section 1.01(b) of the Seller Disclosure Letter, the DCE Platform Know-How and the Excluded Therapeutic Products. For the avoidance of doubt, all Transferred Products shall be included in the Acquired Assets.

In the event of any inconsistency or conflict that may arise in the application or interpretation of this definition or the definition of “Acquired Assets,” for purposes of determining what is and is not an Excluded Asset or an Acquired Asset, the explicit inclusion of an item on Section 1.01(b) of the Seller Disclosure Letter shall take priority over any textual provision of this definition that would otherwise operate to exclude such asset from the definition of “Excluded Assets” or include such asset in the definition of “Acquired Assets,” as applicable.

(c) DCE Platform Know-How and Non-Exclusive License. Seller hereby grants to Buyer, effective as of the Closing Date, a world-wide, non-exclusive, perpetual, irrevocable, sublicensable, royalty-free, fully-paid license to DCE Platform Know-How for the use in the Development, Manufacture and Commercialization of the Transferred Products and other therapeutic products. Seller shall disclose to Buyer DCE Platform Know-How that is necessary or useful for the ownership, Development, Manufacture and Commercialization of the Transferred Products, and shall have no further disclosure obligation under this Agreement with respect to DCE Platform Know-How.

(d) Assumed Liabilities. On the Closing Date, Buyer shall, or shall cause the applicable member of the Buyer Group to, deliver to Seller one or more assumption agreements in the form attached hereto as Exhibit A (the “Assumption Agreements”), pursuant to which Buyer, or the applicable member of the Buyer Group, on and as of the Closing Date, shall, among other things, assume and agree to pay, perform and discharge when due only the following Liabilities primarily relating to the Acquired Assets (the “Assumed Liabilities”), and Buyer does not hereby assume or become obligated to pay or perform any other Liabilities of Seller that arise out of or in respect of any of its operations on or prior to the Closing, except for the following:

(i) all Liabilities relating to, arising out of, based upon or resulting from the use, ownership, possession or operation of the Acquired Assets by Buyer or its Affiliates after the Closing;

(ii) all Liabilities identified on Section 1.01(d) of the Seller Disclosure Letter;

(iii) all Liabilities under the Assigned Contracts first arising in respect of the period after the Closing (other than any Liability arising out of or relating to a default or breach existing at, prior to, or as a consequence of the Closing); and

(iv) all Liabilities for Taxes attributable to a Post-Closing Tax Period.

(e) Excluded Liabilities. It is expressly understood and agreed that, notwithstanding anything to the contrary in this Agreement, Buyer shall not assume, or cause to be assumed, or be deemed to have assumed or be liable or responsible for any Liabilities (whether now existing or arising after the date hereof) of Seller or any of its Affiliates relating to, arising out of, based upon or resulting from the use, ownership, possession or operation of the Acquired Assets by Seller or its Affiliates on or prior to the Closing, including (i) those Liabilities set forth on Section 1.01(e) of the Seller Disclosure Letter, (ii) any Indebtedness of Seller or any of its Affiliates, (iii) any expenses incurred by, or for the benefit of, Seller or any of its Affiliates in connection with the preparation, execution or consummation or performance of the transactions contemplated by this Agreement and the Related Agreements, including all legal, accounting, Tax advisory, investment banking and other professional fees and expenses, and (iv) any Liability incurred in connection with the open-label Phase 2 clinical trial of CTP-656 in Europe (such Liabilities not assumed hereunder, the “Excluded Liabilities”) and the Excluded Liabilities shall remain the sole obligation and responsibility of Seller.

In the event of any inconsistency or conflict that may arise in the application or interpretation of this definition or the definition of “Assumed Liabilities,” for purposes of determining what is and is not an Excluded Liability or an Assumed Liability, the explicit inclusion of an item on Section 1.01(d) of the Seller Disclosure Letter shall take priority over any textual provision of this definition that would otherwise operate to exclude such Liability from the definition of “Excluded Liabilities” or include such Liability in the definition of “Assumed Liabilities,” as applicable.

Section 1.02 Consideration.

(a) Upfront Consideration. On the terms, and subject to the conditions, set forth in this Agreement, as partial consideration for the Acquired Assets, and subject to the terms and conditions of this Agreement, at the Closing, Buyer shall, or shall cause the applicable member of the Buyer Group to, (i) assume the Assumed Liabilities, (ii) pay to Seller, by wire transfer of immediately available funds, the Base Purchase Price, less the Escrow Amount, and (iii) pay to the Escrow Agent the Escrow Amount.

(b) Contingent Consideration. As additional consideration for the Acquired Assets, Buyer shall pay to Seller, pursuant to this Section 1.02(b), the contingent payment (each a “Contingent Payment”) set forth below based on the achievement by or on behalf of Buyer or its Affiliates, licensees, sublicensees or transferees of the corresponding Milestone Event set forth below. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, a Contingent Payment shall be due and payable only once (and only one Contingent Payment shall be payable with respect to each Milestone Event) and shall be paid by Buyer to Seller promptly, but in no event later than forty-five (45) calendar days following the occurrence of the applicable Milestone Event by wire transfer of immediately available funds to the account designated in writing by Seller to Buyer.

Milestone Event	Contingent Payment
Receipt of marketing approval from the FDA of a combination treatment regimen for the treatment of patients with cystic fibrosis that contains CTP-656	$50,000,000
Completion of a pricing and reimbursement agreement in the United Kingdom, Germany or France with respect to a combination treatment regimen for the treatment of patients with cystic fibrosis that contains CTP-656	$40,000,000

(c) No Diligence Obligation. From and after the Closing, Buyer shall, in its sole and absolute discretion, make all decisions with respect to the Development, Manufacture and Commercialization of the Acquired Assets and shall have no obligation to undertake any efforts to achieve the Milestone Events.

Section 1.03 The Closing.

(a) Time and Location. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 9:00 a.m., New York City Time, at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036-2787 as soon as possible but in no event later than the third (3rd) Business Day following the satisfaction or waiver of the last of the conditions set forth in Article V to be satisfied or (to the extent permitted) waived (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted) waiver of such conditions at Closing), unless another time, date or place is agreed to in writing by Seller and Buyer. The date on which the Closing actually occurs will be the “Closing Date”.

(b) Actions at the Closing. At the Closing:

(i) Seller shall deliver (or cause to be delivered) to Buyer the various certificates, instruments and documents required to be delivered under Section 5.02 not otherwise listed in this Section 1.03(b);

(ii) Buyer shall deliver (or cause to be delivered) to Seller the various certificates, instruments and documents required to be delivered under Section 5.03 not otherwise listed in this Section 1.03(b);

(iii) Seller shall deliver (or cause to be delivered) to Buyer one or more executed Bills of Sale in substantially the form attached hereto as Exhibit B (collectively, the “Bill of Sale”);

(iv) Seller shall deliver (or cause to be delivered) to Buyer executed Intellectual Property Assignment Agreements, in substantially the form attached hereto as Exhibit C (the “IP Assignment Agreements”);

(v) Seller and Buyer shall deliver (or cause to be delivered) to the other one or more executed Assumption Agreements and such other instruments as Seller may reasonably request in order to effect the assignment to, and assumption by, Buyer of certain of the Acquired Assets and the Assumed Liabilities;

(vi) Seller shall deliver (or cause to be delivered) to Buyer the Transferred Product Records;

(vii) Seller and Buyer shall deliver (or cause to be delivered) to the other an executed Transition Services Agreement in substantially the form attached hereto as Exhibit D (the “Transition Services Agreement”);

(viii) Seller shall deliver (or cause to be delivered) such other certificates, documents, instruments and writings as shall be reasonably requested by Buyer to effectively vest in Buyer title in and to the Acquired Assets, free and clear of all Encumbrances (other than Permitted Encumbrances), in accordance with the provisions of this Agreement; and

(ix) Buyer shall pay (or cause to be paid) (A) to Seller, the Base Purchase Price, less the Escrow Amount and (B) to the Escrow Agent, the Escrow Amount, in each case in accordance with Section 1.02(a).

Section 1.04 Consents to Assignment. Notwithstanding anything to the contrary contained in this Agreement, if the sale, assignment, transfer, conveyance or delivery or attempted sale, assignment, transfer, conveyance or delivery to Buyer of any asset that would be an Acquired Asset is (a) prohibited by any applicable Law or (b) would require any authorizations, approvals, consents or waivers from a Third Party or Governmental Entity and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, then in either case the Closing shall proceed without the sale, assignment, transfer, conveyance or delivery of such asset and this Agreement shall not constitute an agreement for the sale, assignment, transfer, conveyance or delivery of such asset; provided, that nothing in this Section 1.04 shall be deemed to waive the rights of Buyer not to consummate the transactions contemplated by this Agreement if the conditions to its obligations set forth in Article V have not been satisfied. In the event that the Closing proceeds without the sale, assignment, transfer, conveyance or delivery of any such asset, then following the Closing, Seller shall use commercially reasonable efforts to obtain promptly such authorizations, approvals, consents or waivers. Pending such authorization, approval, consent or waiver, (i) Seller will comply with the terms of, and will not amend, transfer, let lapse or terminate, its rights with respect to the applicable asset without Buyer’s written consent, such consent not to be unreasonably withheld, conditioned or delayed and (ii) the Parties shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to provide to Buyer the benefits of use of such asset, and to Seller the benefits, including any indemnities, that, in each case, it would have obtained had the asset been conveyed to Buyer at the Closing. To the extent that Buyer is provided the benefits pursuant to this Section 1.04 of any Contract, Buyer shall (x) perform for the benefit of the other parties thereto the obligations of Seller or any affiliate of Seller thereunder and (y) satisfy any related Liabilities with respect to such Contract that, but for the lack of an authorization, approval, consent or waiver to assign such obligations or Liabilities to Buyer, would be Assumed Liabilities. Once authorization, approval, consent or waiver for the sale, assignment, transfer, conveyance or delivery of any such asset not sold, assigned, transferred, conveyed or delivered at the Closing is obtained, Seller shall promptly assign, transfer, convey and deliver such asset to Buyer at no additional cost to Buyer.

Section 1.05 Further Assurances. Subject to the terms and conditions hereof, each of the Parties agrees to use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, all documents and to take, or cause to be taken, all actions that may be reasonably necessary or appropriate to effectuate the provisions of this Agreement, provided, that all such actions are in accordance with applicable Law. From time to time, whether at or after the Closing, (i) Seller shall execute and deliver such further documents or instruments of conveyance, transfer and assignment and take all such other action as Buyer may reasonably require to more effectively convey, transfer and assign to Buyer any and all ownership, right, title and interest in and to the Acquired Assets, including executing documents or instruments necessary to permit Buyer to record the transfer, conveyance and/or assignment of any and all Transferred IP with any Governmental Entity and (ii) Buyer, and any other member of the Buyer Group, will execute and deliver such further instruments and take all such other action as Seller may reasonably require for such member of the Buyer Group to assume the Assumed Liabilities.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the disclosure schedule provided by Seller to Buyer prior to the date hereof (the “Seller Disclosure Letter”), Seller hereby represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows. The Seller Disclosure Letter shall be arranged in sections corresponding to the Sections contained in this Article II. The disclosures in any section of the Seller Disclosure Letter shall qualify other Sections in this Article II only to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to other Sections.

Section 2.01 Organization, Qualification and Corporate Power. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with all requisite power and authority to own, lease and operate its properties as presently owned, leased and operated and to carry on its business as presently conducted. Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the businesses transacted by it require such licensing or qualification. Section 2.01 of the Seller Disclosure Letter lists, as of the date hereof, all jurisdictions in which the property owned, leased or operated by Seller, or the nature of the business conducted by Seller makes such qualification necessary to the extent such qualification relates to any Acquired Asset, except for such failures to be so qualified that would not, individually or in the aggregate, have a Seller Material Adverse Effect. Seller has made available to Buyer prior to the date hereof copies of its organizational documents, in each case, as amended and in full force and effect as of the date hereof.

Section 2.02 Title to Assets. Except as set forth on Section 2.02 of the Seller Disclosure Letter, Seller has good, valid and marketable title to the Acquired Assets, free and clear of any Encumbrances (other than Permitted Encumbrances). Upon the sale, conveyance, transfer, assignment and delivery of the Acquired Assets in accordance with this Agreement, Buyer will acquire good, valid and marketable title to the Acquired Assets, free and clear of any Encumbrances (other than Permitted Encumbrances). Seller has timely paid over to the appropriate Governmental Entity all amounts required to be paid over under all escheat and unclaimed property Laws and has substantially complied with all escheat and unclaimed property Laws.

Section 2.03 Authority. Seller has all requisite corporate power and authority to execute and deliver (or cause to be executed and delivered) this Agreement, the Bill of Sale, the IP Assignment Agreements, the Transition Services Agreement, the Research and Testing Agreement, the Seller FDA Letter, the Seller Orphan Designation Letter and any other agreements, certificates or documents to which Seller is (or will be as of the Closing) a party (collectively, the “Related Agreements”) and to perform its obligations hereunder and under each of the Related Agreements to which it is (or will be as of the Closing) a party. The execution and delivery by Seller of this Agreement and each of the Related Agreements to which it is (or will be as of the Closing) a party and the performance by Seller of this Agreement and its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Seller and, other than the Seller Stockholder Approval, no other corporate or other proceedings or actions on the part of Seller, its board of directors (the “Seller Board”) or stockholders are necessary therefor. There are no appraisal or dissenters’ rights under applicable Law that are applicable to the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby by Seller. This Agreement has been, and each Related Agreement to which it is (or will be at Closing) a party will be, duly and validly executed and delivered by Seller and

(assuming this Agreement and each of the Related Agreements to which Buyer is (or will be at Closing) a party, constitutes the valid and binding obligation of Buyer) constitutes (or will constitute) a valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws relating to or affecting the rights of creditors generally and by general principles of equity.

Section 2.04 No Subsidiaries. Except for Concert Pharmaceuticals Securities Corporation and Concert Pharma U.K. Ltd., Seller has no Subsidiaries.

Section 2.05 Non-Contravention; Consents. Neither the execution, delivery or performance of this Agreement by Seller or any of the Related Agreements to which Seller is (or will be at Closing) a party, nor the consummation by Seller of the transactions contemplated hereby or by the Related Agreements, will (with or without the giving of notice or the lapse of time, or both):

(a) conflict with or violate any provision of the charter or bylaws or other organizational documents of Seller;

(b) create any Encumbrance (other than a Permitted Encumbrance) upon any of the Acquired Assets;

(c) require on the part of Seller any filing with, notice to, exemption from, or any Permit, authorization, consent or approval of, any Governmental Entity with respect to the Acquired Assets, except for (i) compliance by Seller with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and any other applicable Antitrust Laws, (ii) the Seller Orphan Designation Letter, (iii) the Seller FDA Letter and (iv) the filing of the Proxy Statement with the SEC in preliminary and definitive forms;

(d) subject to obtaining the Third Party consents or providing the notices set forth on Section 5.02(h) of the Seller Disclosure Letter, conflict with, violate or result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, require any notice, right of first offer or refusal, consent or waiver under, or result in the loss of any right or privilege under, any Assigned Contract, or other instrument to which Seller is a party or by which any of the Acquired Assets are bound; or

(e) conflict with or violate any Order or Law or other restriction of any Governmental Entity applicable to Seller, any of the Acquired Assets or any of the Assumed Liabilities,

except, in the case of clauses (b) through (e) above, for such conflicts, breaches, defaults, consents, approvals, authorizations, declarations, filings or notices which would not reasonably be expected to have a Seller Material Adverse Effect.

Section 2.06 Vote Required. The Seller Stockholder Approval is the only vote of the holders of any class or series of Seller’s capital stock necessary to consummate the transactions contemplated hereby.

Section 2.07 Absence of Certain Changes. Since January 1, 2016, (a) Seller has owned, developed and operated the Acquired Assets in the Ordinary Course of the CF Enterprise, (b) there has not been any material damage, destruction or other casualty loss with respect to any Acquired Asset, whether or not covered by insurance and (c) there has not been any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. Without limiting the generality of the foregoing, except for the transactions contemplated hereby, and except as set forth in Section 4.01(b) of the

Seller Disclosure Letter, since January 1, 2016, Seller has not taken any action that, had it been taken after the date of this Agreement, would be prohibited by the terms hereof.

Section 2.08 Real Property. The Acquired Assets do not include any owned or leased real property.

Section 2.09 Intellectual Property. (a) Section 2.09(a)(i) of the Seller Disclosure Letter sets forth a complete and correct list of all issued or registered Transferred IP and applications for registration of Transferred IP owned by Seller (“Registered Business IP”) and, specifying as to each such item, as applicable, the owner(s), jurisdiction of registration or application, the registration and/or application number and the date of registration and/or application.

(b) The Assigned IP Contracts represent all of the Contracts to which Seller is party and that are related to the Transferred IP and no additional Contracts are necessary or useful for the ownership, Development, Manufacture, Commercialization and operation of the Acquired Assets as currently conducted.

(c) Except as set forth on Section 2.09(c) of the Seller Disclosure Letter, Seller is the sole owner of all the rights, title and interest in the Transferred IP, free and clear of any and all claims, any requirement of any past (if outstanding), present or future royalty, milestone or other contingent payments, or Encumbrances (other than Permitted Encumbrances) to the Transferred IP. Seller has not transferred ownership of, or granted any license or right to use, or authorized the retention of any right or ownership interest in any Transferred IP to any Person. No Third Party IP is included in or required to exploit the Transferred IP as currently conducted or contemplated by Seller. Seller does not hold any trademarks related to the Transferred Products and, to the knowledge of Seller, there will be no impediment to Buyer’s use of the name CTP-656. Seller is entitled to grant all rights that it purports to grant with respect to the DCE Platform Know-How in Section 1.01(c).

(d) The Transferred IP is sufficient for the conduct of the Development, Manufacture and Commercialization of CTP-656 after the Closing in substantially the same manner as conducted prior to the Closing and constitutes all the rights, property and assets necessary to conduct in all material respects the Development, Manufacturing and Commercialization activities as currently conducted or contemplated by Seller.

(e) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the loss, forfeiture, termination, license, or impairment of, or give rise to any obligation to transfer or to create, change or abolish, or limit, terminate, or consent to the continued use by Buyer of any rights in any Transferred IP or material Third Party IP.

(f) Except as set forth on Section 2.09(f) of the Seller Disclosure Letter, neither the use or practice of the Transferred IP relating to CTP-656 as currently used or practiced in the Ordinary Course of the ownership, Development and operation of the Acquired Assets infringes or misappropriates or otherwise violates, nor the use or practice of the Transferred IP relating to CTP-656 as used or practiced in the Ordinary Course infringed or misappropriated or otherwise violated any rights, other than rights that would be infringed, misappropriated or otherwise violated if ivacaftor were used or practiced in the same manner as CTP-656, in Intellectual Property of any Third Party (“Third Party IP”).

(g) Except as set forth on Section 2.09(g) of the Seller Disclosure Letter, (i) the use, Manufacture or Commercialization of CTP-656 does not and will not, infringe, misappropriate or otherwise violate or conflict with any Third Party IP, and (ii) no claim, action, investigation or proceeding by or before any Governmental Entity is pending or, has been threatened claiming that the Manufacture or Commercialization of the Transferred Products does or will infringe, misappropriate or otherwise violate or conflict with Third Party IP.

(h) Except as set forth on Section 2.09(h) of the Seller Disclosure Letter, no claim has been asserted in writing to or is pending against Seller or any of its Affiliates and, to the knowledge of Seller, there have not been any threatened claims or demands against Seller alleging that any aspect of the use or practice of the Transferred IP or the ownership, Development, Manufacture, Commercialization and operation of the Acquired Assets as currently conducted infringes or misappropriates or would infringe the rights of others in or to any Third Party IP, or challenging the validity, enforceability, right to use or ownership of any Transferred IP.

(i) Seller has not granted to any Third Party any license, ownership interest or right or option to or for the use of or under the Transferred IP.

(j) Except as set forth on Section 2.09(j) of the Seller Disclosure Letter, there are no settlements, governmental consents or governmental contracts, judgments or governmental orders entered into by Seller or imposed upon Seller that restrict Seller’s rights to own or use any Transferred IP or permit any Third Parties to use any Transferred IP.

(k) Except as set forth on Section 2.09(k) of the Seller Disclosure Letter, no Transferred IP was developed, in whole or in part (i) pursuant to or in connection with the development of any professional, technical or industry standard, (ii) under contract with or using the funding or resources of any Governmental Entity, academic institution or other entity or (iii) under any grants or other funding arrangements with Third Parties, including the Cystic Fibrosis Foundation Therapeutics Incorporated. Except as set forth on Section 2.09(k) of the Seller Disclosure Letter, no current or former employee, consultant or independent contractor of the Seller who was involved in, or who contributed to, the creation or development of any Transferred IP, has performed services for the government, a university, college, or other educational institution, or a research center, during a period of time during which such employee, consultant or independent contractor was also performing services for Seller.

(l) To the knowledge of Seller, there is no, nor has there been any, infringement, misappropriation, or other violations by any Third Party of any Transferred IP, and no such claims are pending or threatened by Seller against any Person with respect to the Transferred IP.

(m) Seller has taken commercially reasonable steps and precautions to protect and maintain the Transferred IP, including to establish and preserve the confidentiality, secrecy and ownership of all of the Transferred IP for which it would be commercially reasonable to do so. No such Transferred IP has been disclosed to any Person other than Seller’s Representatives who are bound by confidentiality provisions and no employee, officer, director, consultant or advisor of Seller is in violation of any material term of any employment contract or any other Contract, or any restrictive covenant, relating to the right to use confidential information of others.

(n) Except as indicated in Section 2.09(n) of the Seller Disclosure Letter, all Registered Business IP (i) has been duly maintained and has not been cancelled, allowed to expire, surrendered, or abandoned, and payment of all applicable maintenance fees for such Registered Business IP has been made and is current, (ii) is registered and/or recorded in the name of Seller, is in full force, has been duly applied for, prosecuted and registered in accordance with applicable Laws (including disclosure to the United States Patent and Trademark Office of all material prior art references); (iii) has no filings, payments or similar actions that must be taken within 120 days of the date hereof for the purposes of obtaining, maintaining, perfecting or renewing such registration of Registered Business IP; (iv) has no unsatisfied past or outstanding maintenance or renewal obligation; and (v) has not been and is not involved in any inter partes review, opposition, cancellation, interference, reissue, reexamination or other similar proceeding. All Registered Business IP is subsisting and, except for any Registered Business IP that is a pending patent application, valid and enforceable.

(o) Except as set forth on Section 2.09(o) of the Seller Disclosure Letter, each Person who has or had access to any trade secrets or confidential information contained in the Transferred IP is subject to a valid and binding written agreement requiring such Person to keep such information confidential. Each Person who has developed or is or was involved in the development of any Transferred IP owned or purported to be owned by Seller has signed a valid and binding agreement confirming that Seller owns such owned Transferred IP.

(p) Except as set forth on Section 2.09(p) of the Seller Disclosure Letter, Seller has secured valid written present assignments from all consultants and employees who contributed to the creation or development of any Transferred IP owned or purported to be owned by Seller and of the rights to such contributions.

(q) Section 2.09(q) of the Seller Disclosure Letter sets forth a list of the Transferred Products and the Development status of each such Transferred Product.

Section 2.10 Contracts. (a) Section 2.10(a) of the Seller Disclosure Letter sets forth a complete and correct list of each Contract to which Seller or any of its Affiliates is a party that relates to the Acquired Assets and that is (each, a “Material Contract”):

(i) a Contract providing for payments by or to any Person in excess of $100,000 over any twelve (12) month period;

(ii) a Contract relating to any partnership, commercial collaboration or joint venture or other agreement involving a sharing of profits, losses, costs or Liabilities by Seller or any of its Affiliates with any other Person;

(iii) a Contract with any Governmental Entity, other than any MTAs or CTAs;

(iv) a Contract relating to the acquisition or disposition of any assets outside the Ordinary Course, including any securities purchase agreements, asset purchase agreements, merger agreements, business combination agreements and any earn-out or agreement for the deferred payment of purchase price entered into in connection therewith;

(v) an Assigned Contract;

(vi) a Contract relating to the manufacture, storage, distribution or commercialization of the Transferred Products;

(vii) a Contract relating to the research or development of the Transferred Products, excluding any NDAs, MTAs and CTAs;

(viii) a Contract that is a confidentiality or non-disclosure agreement, other than those related to business development activities (“NDAs”), material transfer (or other similar research) agreement (“MTAs”) or clinical trial agreement (“CTAs”);

(ix) a Contract relating to the testing, auditing or controlling of the Transferred Products, including any pharmacovigilance Contracts and quality Contracts;

(x) a Contract that: (A) contains a covenant by Seller not to compete or otherwise limits the freedom of Seller from engaging in the research, ownership, operation, development, manufacture, distribution or commercialization of the Transferred Products; (B) grants any rights of exclusivity to any Person; (C) grants any right of first refusal, first offer, first negotiation or similar preferential right; (D) grants any “most favored customer,” “most favored supplier” or similar rights to any Person; or (E) contains a “requirements” obligation requiring Seller to purchase a designated portion of any type of material; or

(xi) a Contract that is otherwise material to the Acquired Assets.

(b) Each of the Material Contracts is in full force and effect and constitutes a legal, valid and binding agreement of Seller, and to the knowledge of Seller, each other party thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally, and subject to general principles of equity. Neither Seller, nor, to the knowledge of Seller, any other party thereto is (with or without notice or lapse of time, or both) in material breach or default in the performance, observance or fulfillment of any obligation or covenant contained in any Material Contract, nor does there exist any condition which upon the passage of time or the giving of notice or both, would reasonably be expected to cause such material violation of or material default under or permit the termination or modification of, or acceleration of any obligation under, any Material Contract. Seller has not given or received written or, to the knowledge of Seller, oral notice to or from any Person relating to any such actual or alleged, breach or default. Seller has not received any written or, to the knowledge of Seller, oral notice from a Third Party stating that such Third Party intends to terminate any Material Contract and Seller has not waived any right under the Material Contracts. True and complete copies of all Material Contracts including all schedules, exhibits, appendices, amendments, modifications and waivers relating thereto have been made available to Buyer, except to the extent such Material Contracts have been redacted to (i) enable compliance with Laws relating to antitrust or the safeguarding of data privacy; (ii) comply with confidentiality obligations owed to Third Parties; or (iii) exclude information not related to the Acquired Assets.

Section 2.11 Litigation. There is not, and has never been, a claim, complaint, action, suit, proceeding, hearing or investigation initiated or, to the knowledge of Seller, threatened, before any Governmental Entity or arbitral body relating to the Acquired Assets, Assumed Liabilities, the CF Enterprise, this Agreement or the transactions contemplated hereby (but excluding any claim, complaint, action, suit, proceeding, hearing or investigation solely relating to any Excluded Assets and any sealed qui tam cases). There are no outstanding Orders of any Governmental Entity or arbitral body affecting the Acquired Assets, Assumed Liabilities, the CF Enterprise, this Agreement or the transactions contemplated hereby. No product liability claims have been received in writing by Seller and, to the knowledge of Seller, no such claims have been threatened, in each case, with respect to the Transferred Products.

Section 2.12 Regulatory Matters. (a) Seller holds all Permits required under the Federal Food, Drug and Cosmetic Act of 1938, as amended (the “FDCA”), the Public Health Service Act of 1944, as amended (the “PHSA”), and the regulations of the United States Food and Drug Administration (the “FDA”) promulgated thereunder, and similar Laws of any other similar Governmental Entity (each a “Regulatory Authority”) required in connection with the Acquired Assets, including but not limited to the Seller’s Development, Manufacture, storage, distribution, import, and export of the Transferred Products (the “Acquired Assets Permits”). Seller is in compliance in all material respects with the terms of the Acquired Assets Permits. Seller has timely filed all material regulatory reports, schedules, statements, documents, filings, submissions, forms, registrations, notices and other documents, together with any amendments required to be made with respect thereto, that each was required to file with any Regulatory Authority related to the Acquired Assets (“Acquired Assets Regulatory Filings”), and has timely paid all Taxes, fees and assessments due and payable in connection therewith. All such Acquired Assets Regulatory Filings complied in all material respects with applicable Law. All such Acquired Assets Regulatory Filings are included within the Acquired Assets.

(b) All preclinical and clinical studies or tests conducted by or on behalf of Seller related to the Acquired Assets have been conducted in compliance with applicable Law, rules, Regulatory Authority guidance, including the provisions of the FDA’s current good clinical practices regulations at 21 C.F.R. Parts 50, 54, 56 and 312 and the FDA’s current good laboratory practice regulations at 21 C.F.R. Part 58 and Laws and guidance restricting the use and disclosure of personal information, including but not limited to, individually identifiable health information. No clinical trial conducted by or on behalf of Seller has been terminated or suspended prior to completion for safety or other non-business reasons. Neither Seller nor, to the knowledge of Seller, any Third Party on behalf of Seller, has received any notices (whether in writing or otherwise) or other correspondence (including any warning letter, untitled letter, 483 observations or similar notices) from the FDA, any other Regulatory Authority or any institutional review board or ethics committee (i) requiring the termination, suspension or material modification of any clinical or pre-clinical studies or tests relating to the Transferred Products, or (ii) claiming that the ownership, operation, research, development, manufacture or use of the Acquired Assets is not in compliance with all applicable Laws, and, there is no action, proceeding or suit pending or, to the knowledge of Seller, threatened in writing (including any prosecution, injunction, seizure, civil fine, suspension or recall) relating to the foregoing. Seller has informed Buyer of all serious adverse drug reactions known to Seller and its Affiliates relating to the Transferred Products or their use.

(c) Seller has not (i) made an untrue statement of a material fact or fraudulent statement to the FDA or any other Regulatory Authority, (ii) failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority or (iii) committed any other act, made any statement or failed to make any statement, that (in any such case) establishes a reasonable basis for the FDA to invoke its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy as set forth in Compliance Policy Guide Sec. 120.100, in each case, related to the Acquired Assets. As of the date of this Agreement, Seller is not the subject of any pending or threatened investigation related to the Acquired Assets by the (x) FDA pursuant to its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy, or (y) any other Regulatory Authority. None of Seller or any of its officers, employees, agents or clinical investigators has been suspended or debarred or convicted of any crime or engaged in any conduct that would reasonably be expected to result in (A) debarment under 21 U.S.C. § 335a or any similar Law or (B) exclusion under 42 U.S.C. § 1320a-7 or any similar Law, in each case, in connection with activities related to the Acquired Assets.

(d) Seller’s Development, Manufacture, storage, distribution, import, and export of the Transferred Products is, and at all times has been, in compliance in all material respects with all applicable Laws. There has not been any replacement, “dear doctor” letter, investigator notice, safety notice, warning letter, untitled letter, inspectional observation or other written notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Transferred Products (“Safety Notice”) conducted by or on behalf of Seller or, to the knowledge of Seller, any Safety Notice conducted by or on behalf of any Third Party. To the knowledge of Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time) is reasonably likely to give rise to any material actual, alleged, possible or potential action to enjoin Development, Manufacture, storage, distribution, import or export of any Transferred Products. Seller has made available to Buyer copies of material complaints and notices of alleged defect or adverse reaction with respect to the Transferred Products that have been received in writing by Seller.

(e) Seller is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or other similar written agreements, in each case, entered into with or imposed by any Regulatory Authority and related to the Acquired Assets.

(f) Seller is, and has been, in compliance with (i) all federal, state and local fraud and abuse laws, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.) and the regulations promulgated pursuant to such statutes; (ii) the FDCA, (iii) the Clinical Laboratory Improvement Amendments of 1988; (iv) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information and Technology for Economic and Clinical Health Act, and the regulations promulgated pursuant thereto; (v) the PHSA and the regulations of the FDA promulgated thereunder; (vi) laws which are cause for exclusion from any federal health care program; and (vii) applicable requirements under any Permit or Laws, including applicable statutes and implementing regulations administered or enforced by the FDA or other Regulatory Authority, including provisions of the FDA’s current good manufacturing practice regulations at 21 C.F.R. Parts 210-211 and those relating to investigational use, premarket approval and applications or abbreviated applications to market the Acquired Assets.

(g) All reports, documents, claims and notices required to be filed, maintained or furnished to the FDA or any other similar Regulatory Authority by Seller with respect to the Transferred Products have been so filed, maintained or furnished and were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing), except as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Acquired Assets, taken together as a whole.

Section 2.13 Transferred Inventory. The Transferred Inventory has been manufactured, handled, maintained, packaged and stored, as applicable, at all times in compliance in all material respects with applicable Law. Section 2.13 of the Seller Disclosure Letter contains a complete and accurate list of the Transferred Inventory, including the quantity of each component, and sets forth the applicable shelf life for any active ingredients, and other raw materials included in Transferred Inventory that have a shelf life.

Section 2.14 Product Liability. To the knowledge of Seller, there are no (i) defects in design of CTP-656 which would reasonably be expected to adversely affect performance or create a material risk of injury to persons or property or (ii) citations, decisions, adjudications or statements by any Governmental Entity or consent decrees stating that CTP-656 is defective or unsafe or fail to meet any standards promulgated by any such Governmental Entity.

Section 2.15 Compliance with Laws. (a) Seller is, and has been, with respect to the CF Enterprise, Acquired Assets and Assumed Liabilities, in compliance in all material respects with all applicable Laws. Seller is not a party to, nor is subject to, non-compliance proceedings or the provisions of any material Order of any Governmental Entity. No notice, citation, summons or order has been issued to Seller or any of its Affiliates, no complaint has been filed and served, no penalty has been assessed and notice thereof given, and, to the knowledge of Seller, no investigation or review is pending or, to the knowledge of Seller, threatened against Seller by any Governmental Entity with respect to any alleged, actual, possible or potential violation, or failure to comply with by Seller of any Law applicable to the CF Enterprise, Acquired Assets or Assumed Liabilities.

(b) Set forth on Section 2.15(b) of the Seller Disclosure Letter are all Permits held by Seller that are required in connection with the ownership, operation or Development of the Acquired Assets as currently owned, operated and Developed, each of which is valid and in full force and effect, and none of such Permits will lapse, terminate, expire or otherwise be impaired as a result of the execution or delivery of this Agreement or the Related Agreements by Seller or the consummation of the transactions contemplated hereby and thereby. Except for the Transferred Permits, there are no Permits, whether written or oral, necessary or required in connection with the ownership, operation or Development of the Acquired Assets as currently owned, operated and Developed. No notice, citation, summons or order has been issued, no complaint has been filed and served, no penalty has been assessed and notice thereof given, and no investigation or review is pending or, to the knowledge of Seller, threatened against Seller by any Governmental Entity with respect to any alleged, actual, possible or potential violation, failure to comply with, or failure to have, any Permit required in connection with the Acquired Assets. No event has occurred or circumstance exists that (with or without notice or lapse of time) is reasonably likely to give rise to the loss of or refusal to renew the Transferred Permits.

Section 2.16 Compliance with Anti-Bribery Laws

(a) Neither Seller nor any its Representatives or Affiliates, or any other Person acting on behalf of Seller, has:

(i) made, authorized, offered or promised to make any payment, gift or transfer of anything of value, directly, indirectly or through a third party, to or for the use or benefit of any Official for the purpose of (a) unlawfully influencing any act, decision, or failure to act by an Official in his or her official capacity; or (b) inducing such Official to use unlawfully his or her influence with any Governmental Entity to affect any act or decision of the Governmental Entity in order to obtain, retain, or direct business or secure an improper advantage, in each case related to the Acquired Assets;

(ii) made, authorized, offered or promised to make any payment, gift or transfer of anything of value, directly, indirectly or through a third party, to another individual in exchange for (or as a reward for) improper performance of a relevant function or activity related to the Acquired Assets;

(iii) requested, accepted or agreed to accept a financial or other advantage, either directly or through a third party, in exchange for (or as a reward for) improper performance of a relevant function or activity related to the Acquired Assets; or

(iv) made, authorized, offered or promised to make any unlawful bribe, rebate, payoff, influence payment or kickback or has taken any other action related to the Acquired Assets that would violate any Anti-Bribery Law binding on such Person or in effect in any jurisdiction in which such action is taken.

(b) Seller maintains books, records, and accounts that, in reasonable detail, accurately and fairly reflect in all material respects its transactions and dispositions of its assets, and maintains a system of internal accounting controls sufficient to provide reasonable assurances that:

(i) its transactions related to the Acquired Assets are executed and its funds are expended in accordance with its management’s authorization;

(ii) its transactions related to the Acquired Assets are recorded as necessary to permit preparation of its financial statements in conformity with GAAP; and

(iii) access to the Acquired Assets is permitted in accordance with its management’s authorization.

(c) The ownership, Development, Manufacture, Commercialization and operation of the Acquired Assets has been in compliance with all Anti-Bribery Laws to which the ownership, Development, Manufacture, Commercialization and operation of the Acquired Assets are subject, as applicable, and Seller has engaged only in lawful business practices, in each case, in all material respects.

Section 2.17 Brokers’ Fees. No agent, broker, finder or investment banker other than Aquilo Partners, L.P. is entitled to any brokerage, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by, or on behalf of, Seller. Seller is solely responsible for the fees and expenses of any such agent, broker, finder or investment banker.

Section 2.18 Sufficiency of Assets. The Acquired Assets constitute a conveyance to Buyer, free and clear of any Encumbrance, other than Permitted Encumbrances, of all of the rights, property and assets that are owned, licensed or controlled by Seller or any of its Affiliates as of the Closing Date and that are necessary or useful for the ownership, Development, Manufacture, Commercialization and operation of the CF Enterprise. None of the Excluded Assets (including those set forth in Section 1.01(b) of the Seller Disclosure Letter), other than the DCE Platform Know-How, are necessary or useful for the ownership, Development, Manufacture, Commercialization and operation of the CF Enterprise. Immediately after the Closing, no Person shall have any right, title or interest in or right to use any of the Acquired Assets, other than Buyer. Immediately after the Closing, Buyer will own all assets that are used, held for use or necessary or useful for the ownership, Development, Manufacture, Commercialization and operation of the CF Enterprise, free and clear of any Encumbrance, other than Permitted Encumbrances.

Section 2.19 Solvency. Assuming satisfaction of the conditions to this Agreement and after giving effect to the transactions contemplated hereby, the assumption or retention (as applicable) of the Excluded Liabilities by Seller and its Affiliates, payment of all amounts required to be paid in connection with the consummation of the transactions contemplated hereby, and payment of all related fees and expenses, Seller and its Affiliates (on a consolidated basis) are not insolvent as of the Closing Date and the consummation of the transactions contemplated hereby shall not render Seller insolvent. As used herein, “insolvent” means the sum of Seller’s debts and other probable Liabilities exceeds the present fair saleable value of Seller’s assets. Seller has no current plans to file and prosecute a petition for relief under Chapter 11 or 7 of the United States Bankruptcy Code.

Section 2.20 Board Approval. The Seller Board, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way (the “Seller Board Approval”), has (i) declared that this Agreement and the transactions contemplated hereby are advisable and in the best interests of Seller and the stockholders of Seller, (ii) approved this Agreement and the transactions contemplated hereby, (iii) recommended that the stockholders of Seller approve this Agreement and the transactions contemplated hereby and (iv) directed that this Agreement and the transactions contemplated hereunder be submitted to Seller’s stockholders for their approval. No member of the Seller Board has voted against any of the foregoing.

Section 2.21 Information Supplied. The information supplied by Seller for inclusion in the Proxy Statement will not, as of the date the Proxy Statement is first mailed to the stockholders of Seller, and at the time of the Seller Special Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing sentence, Seller makes no representation or warranty with respect to any information supplied by Buyer or any of its Representatives for inclusion in the Proxy Statement. The Proxy Statement, when filed, will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

Section 2.22 No Misrepresentation. To the knowledge of Seller, no representation or warranty or other statement made by Seller in this Agreement, the Seller Disclosure Letter, the certificates or documents delivered pursuant to Section 1.03(b) or otherwise in connection with the contemplated transactions contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading. Seller does not have any knowledge of any fact related to the Acquired Assets that would reasonably be expected to materially adversely affect the assets, business, financial condition, or results of operations of the CF Enterprise that has not been set forth in this Agreement or the Seller Disclosure Letter.

Section 2.23 Disclaimer. Neither Seller nor any of its Affiliates or their respective Representatives has made, or shall be deemed to have made, any representation or warranty, express or implied, at law or in equity, in respect of Seller, the CF Enterprise, the Acquired Assets or the Assumed Liabilities, other than those expressly made by seller in this Article II, the certificate delivered pursuant to Section 5.02(c) or in one of the Related Agreements.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date that:

Section 3.01 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation.

Section 3.02 Authorization of Transaction. Buyer has all requisite corporate power and authority to execute and deliver (or cause to be executed and delivered) this Agreement and each of the Related Agreements to which Buyer is (or will be as of the Closing) a party and to perform its obligations hereunder and under each of the Related Agreements to which it is (or will be as of the Closing) a party. The execution and delivery by Buyer of this Agreement and each of the Related Agreements to which it is (or will be as of the Closing) a party and the performance by Buyer of this Agreement and its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Buyer and no other corporate or other proceedings or actions on the part of Buyer, its board of directors or stockholders are necessary therefor. This Agreement has been, and each Related Agreement to which it is (or will be at Closing) a party will be, duly and validly executed and delivered by Buyer and (assuming this Agreement and each of the Related Agreements to which Seller is (or will be at Closing) a party, constitutes the valid and binding obligation of Seller) constitutes (or will constitute) a valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar Laws relating to or affecting the rights of creditors generally and by general principles of equity.

Section 3.03 Noncontravention; Consents. Neither the execution, delivery or performance of this Agreement by Buyer or any of the Related Agreements to which Buyer is (or will be at Closing) a party, nor the consummation by Buyer of the transactions contemplated hereby or by the Related Agreements, will (with or without the giving of notice or the lapse of time, or both):

(a) conflict with or violate any provision of the charter or bylaws or other organizational documents of Buyer;

(b) require on the part of Buyer any filing with, notice to, exemption from, or any Permit, authorization, consent or approval of, any Governmental Entity with respect to the Acquired Assets, except for (i) compliance by Buyer with the applicable requirements of the HSR Act and any other applicable Antitrust Laws, (ii) the Buyer Orphan Designation Letter, and (iii) the Buyer FDA Letter;

(c) conflict with, violate or result in a breach of, constitute a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, require any notice, right of first offer or refusal, consent or waiver under, or result in the loss of any right or privilege under, any Contract to which Buyer is a party or by which Buyer is bound or to which any of its assets are subject, except which do not, and would not reasonably be expected to, materially and adversely affect Buyer’s ability to consummate the transactions contemplated hereby; or

(d) conflict with or violate any Order or Law or other restriction of any Governmental Entity applicable to Buyer or any of its properties or assets;

except, in the case of clauses (b) through (d) of this Section 3.03, for such conflicts, breaches, defaults, consents, approvals, authorizations, declarations, filings or notices which would reasonably be expected to have a Buyer Material Adverse Effect.

Section 3.04 Broker’s Fees. No agent, broker, finder or investment banker is entitled to any brokerage, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by, or on behalf of, Buyer. Buyer is solely responsible for the fees and expenses of any such agent, broker, finder or investment banker.

Section 3.05 Litigation. There is no claim, complaint, action, suit, proceeding, hearing or investigation initiated, or, to the knowledge of Buyer, threatened, before any Governmental Entity or arbitral body against Buyer (but excluding any claim, complaint, action, suit, proceeding, hearing or investigation relating to sealed qui tam cases) which would adversely affect Buyer’s performance under this Agreement or any Related Agreement or the consummation of the transactions contemplated by this Agreement or any Related Agreement. There are no outstanding Orders of any Governmental Entity or arbitral body against Buyer which would adversely affect Buyer’s performance under this Agreement or any Related Agreement or the consummation of the transactions contemplated by this Agreement or any Related Agreement.

Section 3.06 Sufficiency of Funds. As of the date hereof, Buyer has, and at all times until the satisfaction of all of its obligations under this Agreement will have, sufficient cash, available lines of credit or other sources of immediately available funds on hand to enable it perform all of its obligations under this Agreement.

Section 3.07 Information Supplied. The information supplied by Buyer for inclusion in the Proxy Statement will not, as of the date the Proxy Statement is first mailed to the stockholders of Seller, and at the time of the Seller Special Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing sentence, Buyer makes no representation or warranty with respect to any information supplied by Seller or any of its Representatives for inclusion in the Proxy Statement. The information supplied by Buyer for inclusion in the Proxy Statement will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

Section 3.08 Solvency. Assuming satisfaction of the conditions to this Agreement and after giving effect to the transactions contemplated hereby, the assumption or retention (as applicable) of the Assumed Liabilities by Buyer, payment of all amounts required to be paid in connection with the consummation of the transactions contemplated hereby, and payment of all related fees and expenses, neither the Buyer nor the Guarantor will be insolvent as of the Closing Date and the consummation of the transactions contemplated by this Agreement and the Related Agreements shall not render Buyer or the Guarantor insolvent. As used herein, “insolvent” means the sum of the debts and other probable Liabilities of the Buyer exceeds the present fair saleable value of the assets of the Buyer. Neither Buyer nor the Guarantor has current plans to file and prosecute a petition for relief under Chapter 11 or 7 of the United States Bankruptcy Code or any similar foreign Laws.

Section 3.09 Limited Representations. Buyer acknowledges, for itself and on behalf of its Affiliates, that none of Seller, its Affiliates or their respective Representatives or any other Person acting on their behalf has made any representation or warranty regarding the CF Enterprise, the Acquired Assets, the Assumed Liabilities or the transactions contemplated by this Agreement, except as expressly set forth in Article II, the certificate delivered pursuant to Section 5.02(c) or in one of the Related Agreements. Buyer acknowledges that, to the extent provided by Seller, none of Seller, its Affiliates or their respective Representatives thereof makes any representation or warranty with respect to any estimates, projections, forecasts or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans).

ARTICLE IV

PRE-CLOSING COVENANTS

Section 4.01 Operation of Business.

(a) Except as otherwise consented to in writing by Buyer, as set forth on Section 4.01 of the Seller Disclosure Letter, the Research and Testing Agreement or as required by applicable Law or Order, or as expressly contemplated by this Agreement, during the period from the date of this Agreement until the Closing Date or the date, if any, on which this Agreement is earlier validly terminated pursuant to Section 7.01 (the “Pre-Closing Period”), Seller shall:

(i) use commercially reasonable efforts to preserve the CF Enterprise and operate the Acquired Assets in the Ordinary Course; and

(ii) not materially deviate from the planned re-stocking of Transferred Inventory summarized on Section 4.01(a)(ii) of the Seller Disclosure Letter unless such material deviation is the result of a circumstance outside of Seller’s control and to which Seller did not contribute. Seller shall promptly notify Buyer once it becomes aware of any actual or expected material deviation.

(b) Except (1) as set forth on Section 4.01(b) of the Seller Disclosure Letter or as required by this Agreement, (2) as required by applicable Law or Order, or (3) with the written consent of Buyer, such consent not to unreasonably be withheld, conditioned or delayed, Seller shall not:

(i) sell, lease, abandon or otherwise dispose of or permit any Encumbrance (other than Permitted Encumbrances) on any Acquired Asset, except inventory in the Ordinary Course;

(ii) acquire any properties or assets that constitute Acquired Assets, either tangible or intangible, other than in the Ordinary Course;

(iii) (A) settle or commence any claim, complaint, action, suit, proceeding, hearing or investigation; or (B) waive any claims or rights, in either case in a manner that would constitute an Assumed Liability or with respect to the Acquired Assets, except, after reasonable consultation with Buyer, claims or rights relating to any Transaction Litigation that would not reasonably be expected to impair or adversely affect the Acquired Assets;

(iv) fail to pay in the Ordinary Course all payables and other Liabilities, in each case, that would constitute Assumed Liabilities, when due;

(v) (A) enter into, extend, modify, amend, terminate or renew or waive any right or remedy under any Assigned Contract (or any Contract that would be an Assigned Contract if entered into prior to the date hereof) or (B) knowingly take, or fail to take, any action that would constitute a breach, violate the terms, conditions or provisions of, or result in a default under, or give to others any rights of termination, amendment, acceleration or cancellation of any Assigned Contract;

(vi) except as otherwise expressly permitted or required under this Agreement, terminate or materially modify any ongoing clinical trial with respect to the Transferred Products;

(vii) take any action which would reasonably be likely to impair Buyer’s rights in the Acquired Assets;

(viii) fail to maintain material insurance policies currently maintained by or on behalf of Seller or covering the Acquired Assets or the Assumed Liabilities unless comparable replacement policies with substantially similar coverage areas and amounts are procured;

(ix) fail to comply with all Laws applicable to the Acquired Assets and the Assumed Liabilities in all material respects;

(x) terminate or fail to maintain or renew any Transferred Permits;

(xi) dispose of or permit to lapse any Transferred IP; or

(xii) enter into any agreement, or otherwise become obligated, to do any action prohibited under clauses (i) – (xi) of this Section 4.01(b).

Section 4.02 Access. During the Pre-Closing Period, Seller shall keep Buyer informed of all material developments relevant to the ownership, Development, Manufacture, Commercialization and operation of the Acquired Assets and its ability to consummate the transactions contemplated hereby, including with respect to the items set forth on Section 4.02 of the Seller Disclosure Letter. During the Pre-Closing Period, subject to (a) compliance with applicable Laws and (b) any established legal privilege, Seller shall permit (or cause to be permitted) the Representatives of Buyer, at Buyer’s expense, to have reasonable access (at reasonable times, on reasonable prior written notice and in a manner so as not to unreasonably disrupt the normal business operations of Seller or its Affiliates) to the premises, properties, financial and accounting records, employees, Contracts, and other records and documents, of or pertaining to the CF Enterprise, the Acquired Assets and the Assumed Liabilities, and such other relevant information and materials as may be reasonably requested. Buyer acknowledges that it remains bound by the amended and restated mutual confidentiality agreement, dated August 5, 2016, entered into between Buyer and Seller (the “Confidentiality Agreement”), provided that Buyer shall be authorized to engage in discussions with, and disclose confidential information (as defined in the Confidentiality Agreement) to, (i) Regulatory Authorities in connection with its post-closing integration planning and (ii) such other third-parties as may be required in connection with the conduct of activities under the Research and Testing Agreement. Prior to the Closing, except as contemplated by the Research and Testing Agreement, Buyer shall not, and shall cause each member of the Buyer Group and their respective

Representatives not to, contact or communicate with the employees, customers and suppliers of Seller or any of their respective Affiliates in connection with the transactions contemplated by this Agreement without the prior written consent of Seller.

Section 4.03 Governmental Approvals and Consents.

(a) Subject to the terms and conditions of this Agreement (including Section 4.03(f)), each Party will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws to satisfy the conditions to Closing set forth herein and consummate the transactions contemplated hereby as soon as practicable after the date of this Agreement and in any event no later than the Outside Date, including (x) preparing and filing, in consultation with the other Party and as promptly as practicable and advisable after the date of this Agreement, all documentation (A) to effect all necessary applications, notices, petitions and other filings and (B) to obtain all waiting period expirations or terminations, registrations, permits and authorizations necessary or advisable to be obtained from any Governmental Entity in order to consummate the transactions contemplated hereby and (y) taking all steps as may be necessary to obtain all waiting period expirations or terminations, registrations, permits and authorizations, including defending or contesting any suit, action, legal proceeding or claim brought by a Third Party, including any Governmental Entities, that would otherwise prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated hereby. In furtherance and not in limitation of the foregoing, each Party agrees (i) to make all necessary applications, notices, petitions and filings required (and thereafter make any other required submissions and respond as promptly as practicable to any requests for additional information or documentary material) with respect to this Agreement or the transactions contemplated hereby with the Antitrust Division of the Department of Justice (the “DOJ”) and the Federal Trade Commission (the “FTC”) on a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable, and in any event within ten (10) Business Days after the execution of this Agreement (unless another date is mutually agreed between the Parties), and any other Governmental Entity under any other applicable Antitrust Law and (ii) to promptly determine whether any other filings are required to be made with, and whether any other consents, approvals, Permits or authorizations are required to be obtained from, any Governmental Entity under any other applicable Law in connection with the transactions contemplated hereby, and if so, to promptly prepare and file any such filings and to seek any such other consents, approvals, permits or authorizations (the filings described in the foregoing clauses (i) and (ii) collectively, “Regulatory Filings”). All filing fees required in connection with the Regulatory Filings shall be borne by Buyer.

(b) In connection with, and without limiting, the efforts or the obligations of the Parties under Section 4.03(a) but subject to Section 4.03(f), each of Buyer and Seller shall, to the extent permitted by applicable Law and not prohibited by the applicable Governmental Entity, (i) cooperate and coordinate in all respects with the other in the making of Regulatory Filings (including, to the extent permitted by applicable Law, providing copies, or portions thereof, of all such documents to the non-filing Parties prior to filing and considering all reasonable additions, deletions or changes suggested by the non-filing Parties in connection therewith) and in connection with resolving any investigation, request or other inquiry of any Governmental Entity under any applicable Law with respect to any such filing, (ii) supply the other Party and its counsel, as applicable, with any information and reasonable assistance that may be required or reasonably requested in connection with the making of such filings, including, within the time allowed by the relevant Governmental Entity and under applicable Law, any additional or supplemental information that may be required or reasonably requested by the FTC, the DOJ and the relevant Governmental Entities in any applicable jurisdiction in which any such filing is made under any other applicable Law and (iii) use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to obtain the expiration or termination of the applicable waiting periods (and any extension thereof) under the HSR Act or any other Antitrust Law (the “Antitrust Approvals”), in each case as soon as practicable, and to avoid any impediment to the consummation of the transactions contemplated hereby under any applicable Law, including using commercially reasonable efforts to take all such action as reasonably may be necessary to resolve such objections, if any, as the FTC, the DOJ or any other Governmental Entity or Person may assert with respect to the transactions contemplated hereby. Notwithstanding anything to the contrary in this Section 4.03(b), none of Buyer, on the one hand, or Seller, on the other hand, shall be required to agree to any term or take or refrain from taking any action in connection with obtaining the Antitrust Approvals that is not conditioned upon the consummation of the transactions contemplated hereby.

(c) Each of Buyer, on the one hand, and Seller, on the other hand, shall, to the extent practicable and unless prohibited by applicable Law or by the applicable Governmental Entity, promptly inform the other of any material communication from any Governmental Entity regarding any of the transactions contemplated hereby in connection with any Regulatory Filings or investigations with, by or before any Governmental Entity relating to this Agreement or the transactions contemplated hereby, including any claims, complaints, actions, suits, proceedings, hearings or investigations initiated by a private party. If any Party or affiliate thereof shall receive a request for additional information or documentary material from any Governmental Entity with respect to a Regulatory Filing, then such Party shall, subject to Section 4.03(f), use its commercially reasonable efforts to make, or cause to be made, as soon as reasonably practicable, an appropriate response in compliance with such request. In connection with and without limiting the foregoing, to the extent reasonably practicable and unless prohibited by applicable Law or by the applicable Governmental Entity, the Parties will (i) give each other reasonable advance notice of all meetings with any Governmental Entity relating to the transactions contemplated hereby, (ii) give each other an opportunity to participate in each of such meetings, (iii) keep the other Party reasonably apprised with respect to any material communications with any Governmental Entity regarding the transactions contemplated hereby, (iv) cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Entity, (v) provide each other with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other with respect to, all material written communications (including applications, analyses, presentations, memoranda, briefs, arguments and opinions) with a Governmental Entity regarding the transactions contemplated hereby and (vi) provide each other (or counsel of each Party, as appropriate) with copies of all material written communications to or from any Governmental Entity relating to the transactions contemplated hereby. Any such disclosures, rights to participate or provisions of information by one Party to the other may be made on a counsel-only basis to the extent required under applicable Law. It is acknowledged and agreed that, subject to the provisions of this Section 4.03(c) and except where prohibited by applicable Law, Buyer shall have sole responsibility for determining strategy with respect to the Antitrust Approvals.

(d) Buyer will not extend any waiting period under the HSR Act (by pull and refile, or otherwise) or any other Antitrust Laws or enter into any agreement with the FTC, the DOJ or any other Governmental Entity not to consummate the transactions contemplated hereby, except with the prior written consent of Seller. Neither Buyer nor Seller shall, nor shall they permit their respective Subsidiaries to, acquire or agree to acquire any business, Person or division thereof, or otherwise acquire or agree to acquire any assets, if the entering into of a definitive agreement relating to, or the consummation of, such acquisition could reasonably be expected to increase the risk of not obtaining the applicable consent, clearance, approval, authorization or waiver under the HSR Act or any Antitrust Law with respect to the transactions contemplated hereby.

(e) Subject to Section 4.03(f), each of Buyer and Seller shall use its commercially reasonable efforts to obtain all of its respective consents, waivers, authorizations and approvals of all Third Parties (other than Governmental Entities, which are the subject of clauses (a)-(d) above) necessary, proper or advisable for the consummation of the transactions contemplated hereby and to provide any notices to Third Parties required to be provided by it prior to the Closing.

(f) Nothing contained in this Section 4.03 or in any other provision of this Agreement shall be construed as requiring Buyer to agree to any terms or conditions as a condition to, or in connection with, obtaining any Antitrust Approval that would (i) impose any limitations on Buyer’s ownership or operation of all or any portion of the Acquired Assets or all or any portion of its or its Subsidiaries’, businesses or assets, or compel Buyer or any of its Subsidiaries to dispose of or hold separate all or any portion of the Acquired Assets or any portion of its or its Subsidiaries’, businesses or assets, (ii) impose any limitations on the ability of Buyer to acquire or hold or to exercise full rights of ownership of the Acquired Assets, (iii) impose any obligations on Buyer or any of its Subsidiaries in respect of or relating to Buyer’s or any of its Subsidiaries’ facilities, operations, places of business, employment levels, products or businesses, (iv) require Buyer or any of its Subsidiaries to make any payments or (v) impose any other obligation, restriction, limitation, qualification or other condition on Buyer or any of its Subsidiaries (other than, with respect to clauses (iii), (iv) and (v), such terms or conditions as are reasonable and relate to the Ordinary Course and that are imposed by a Governmental Entity with power and authority to grant the Antitrust Approvals, and which, individually or in the aggregate, do not competitively disadvantage Buyer or any of its Subsidiaries) (any such term or condition in (i) through (v) being referred to herein as a “Burdensome Term or Condition”).

(g) Notwithstanding anything herein to the contrary, in no event shall Seller or any of its Subsidiaries agree to any obligation, restriction, requirement, limitation, qualification, condition, remedy or other action relating to the Antitrust Approvals without the prior written consent of Buyer; provided, that notwithstanding the foregoing (i) it is understood and agreed that any failure by Seller to agree to any such obligation, restriction, requirement, limitation, qualification, condition, remedy or other action by reason of Buyer’s withholding its written consent from Seller to do so shall not constitute a breach of this Section 4.03 by Seller and (ii) Buyer shall be required to provide its written consent to Seller agreeing to any such obligation, restriction, requirement, limitation, qualification, condition, remedy or other action to the extent it would not, individually, or together with any other such obligation, restriction, requirement, limitation, qualification, condition, remedy or other action, impose a Burdensome Term or Condition.

Section 4.04 Notices of Certain Events. During the Pre-Closing Period, Seller and Buyer shall promptly notify the other Party of any of the following after gaining knowledge thereof:

(a) any material actions, suits, claims or proceedings in connection with the transactions contemplated by this Agreement commenced or threatened against Seller relating to the Acquired Assets or the Assumed Liabilities, or Buyer, as the case may be;

(b) the occurrence or non-occurrence of any fact or event which would be reasonably likely to cause any condition set forth in Article V of this Agreement not to be satisfied;

(c) the occurrence or existence of any fact, circumstance or event which could result in any representation or warranty made by Seller in this Agreement or any exhibit, schedule or certificate or delivered herewith, to be untrue or inaccurate in any material respect;

(d) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(e) any oral or written communication Seller receives from any Governmental Entity with respect to the Acquired Assets, the Assumed Liabilities or the transactions contemplated hereby;

(f) the occurrence of any event, circumstance, development, state of facts, occurrence, change or Effect which has had a Seller Material Adverse Effect or the occurrence or non-occurrence of any event, circumstance, development, state of facts, occurrence, change or effect which would reasonably be expected, individually or in the aggregate to result in a Seller Material Adverse Effect; and

(g) any filings, payments or similar actions that must be taken within 120 days of the Closing Date for the purposes of obtaining, maintaining, perfecting or renewing registration of Registered IP.

If Seller provides a notification pursuant to this Section 4.04(a), (b), (c), (f) and (g) prior to the Closing, Seller shall also, by notice in accordance with the terms of this Agreement, supplement or amend the Seller Disclosure Letter (each, a “Supplement”), in order to correct any matter that first arises after the date hereof which may constitute a breach of any representation, warranty, agreement or covenant contained herein. If Buyer does not provide a written termination notice pursuant to Section 7.01(h) within five (5) Business Days after the expiration of the thirty (30) day cure period set forth in Section 7.01(b), Buyer shall be deemed to have waived its rights (i) to terminate this Agreement pursuant to Section 7.01(b) and (ii) to seek indemnification from Seller in accordance with Section 6.02, in each case, solely with respect to the subject matter of such Supplement.

Section 4.05 Release of Encumbrances. Seller shall take all actions required of Seller to cause any Encumbrance, other than Permitted Encumbrances, on the Acquired Assets to be terminated and released as of the Closing. For the avoidance of doubt, nothing in this Section 4.05 modifies Seller’s obligation to deliver the Acquired Assets free and clear of all Encumbrances, other than Permitted Encumbrances.

Section 4.06 No Solicitation by Seller; Seller Board Recommendation.

(a) During the Pre-Closing Period, Seller shall not, and shall cause its Subsidiaries and their respective Representatives not to, directly or indirectly, solicit, initiate, knowingly encourage or knowingly facilitate, or furnish or disclose non-public information in furtherance of, any inquiries that would reasonably be expected to lead to, or the making of any proposal or offer to implement, any Alternative Transaction, or negotiate or otherwise engage in discussions with any Person (other than Buyer or its Representatives) with respect to any Alternative Transaction, or approve, recommend or authorize any Alternative Transaction, or enter into any agreement, arrangement or understanding with respect to any Alternative Transaction or requiring it to abandon, terminate or fail to consummate the sale of the Acquired Assets in accordance with the terms hereof; provided, that at any time prior to receipt of the Seller Stockholder Approval (and in no event after receipt of the Seller Stockholder Approval), Seller may furnish information or afford access to, and negotiate or otherwise engage in discussions with, any Third Party who delivers a bona fide written proposal for an Alternative Transaction that was not solicited after the date of this Agreement or in violation of this Section 4.06, if and so long as the Seller Board determines in good faith after consultation with its outside legal counsel that failure to take such action would be reasonably likely to be inconsistent with the Seller Board’s fiduciary duties under Delaware Law and determines in good faith that such a proposal is, or would reasonably be expected to lead to, a Superior Proposal.

(b) During the Pre-Closing Period, Seller shall notify Buyer promptly (but in any event within 24 hours) of any inquiries, proposals or offers received by, or any discussions or negotiations sought to be initiated or continued with, Seller or any of its Representatives, in each case relating to an Alternative Transaction, indicating the name of such Person and providing to Buyer a summary of the material terms of such proposal or offer for an Alternative Transaction. Prior to providing any information or data to, or entering into any negotiations or discussions with, any Person in connection with a proposal or offer for an Alternative Transaction, Seller shall receive from such Person an executed confidentiality agreement containing confidentiality terms and provisions at least as restrictive as those contained in the Confidentiality Agreement (which shall not preclude discussions or negotiations relating to the proposal or offer from such Person and which shall not contain any exclusivity provision or other term that would restrict, in any manner, Seller’s ability to consummate the transactions contemplated by this Agreement). Seller agrees that it will keep Buyer reasonably informed, on a reasonably prompt basis, of the status and material terms of any such proposals or offers (including any material developments) in respect of any such discussions or negotiations and that it will deliver to Buyer a summary of any material changes to any such proposals or offers and all nonpublic information being furnished to such Person not previously provided to Buyer.

(c) Seller agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Third Parties conducted prior to the date of this Agreement with respect to any Alternative Transaction (and promptly terminate all physical and electronic data room access previously granted to any such Third Party) and will not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party and shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement.

(d) Notwithstanding anything in this Section 4.06 or Section 4.07 to the contrary, at any time prior to the receipt of the Seller Stockholder Approval (and in no event after the receipt of the Seller Stockholder Approval), the Seller Board may (i) effect a Seller Change of Recommendation in response to a Seller Intervening Event or (ii) effect a Seller Change of Recommendation and, subject to compliance with this Section 4.06 and Section 7.01(g), terminate this Agreement in accordance with Section 7.01(g), following receipt of an unsolicited bona fide written proposal for an Alternative Transaction after the date of this Agreement, which the Seller Board determines in good faith by resolution duly adopted after consultation with its outside legal counsel is a Superior Proposal, in each case with respect to clauses (i) and (ii), if and only if the Seller Board determines in good faith after consultation with its outside legal counsel that such action would be reasonably likely to be inconsistent with the Seller Board’s fiduciary duties under Delaware Law and Seller has complied in all material respects with the applicable provisions of this Section 4.06 with respect thereto. Prior to effecting a Seller Change of Recommendation or Seller Change of Recommendation and termination of this Agreement in accordance with Section 7.01(g) as provided above, Seller shall provide Buyer with five (5) Business Days’ prior written notice (it being understood and agreed that any amendment to the financial terms or any other material term of such applicable Alternative Transaction or any change to the material facts or circumstances relating to such Seller Intervening Event shall, in each case, require a new written notice and a new three (3) Business Day period commencing at the time of such new notice) advising Buyer of Seller’s intention to effect a Seller Change of Recommendation or Seller Change of Recommendation and termination of this Agreement in accordance with Section 7.01(g) as provided above, and specifying in reasonable detail (i) in the case of an Alternative Transaction, the material terms and conditions of, and the identity of any Person proposing, such Alternative Transaction or (ii) in the case of a Seller Intervening Event, the material facts and circumstances relating to such Seller Intervening Event, and that Seller shall, during such time and if requested by Buyer, engage in good faith negotiations with Buyer (including by making its officers and its legal advisors reasonably available to negotiate) to amend this Agreement (x) such that the proposed Alternative Transaction would no longer constitute a Superior Proposal or (y) in a manner that obviates the need to effect a Seller Change of Recommendation, as applicable. The Parties agree that nothing in this Section 4.06 shall in any way limit or otherwise affect Buyer’s right to terminate this Agreement pursuant to Section 7.01(d) at such time as the requirements of such subsection have been met. Any such Seller Change of Recommendation shall not change the approval of this Agreement or any other approval of the Seller Board in any respect that would have the effect of causing any state corporate takeover statute or other similar statute to be applicable to the transactions contemplated hereby. Notwithstanding any Seller Change of Recommendation, if this Agreement is not otherwise terminated by either Party in accordance with the terms hereof, this Agreement shall be submitted to the stockholders of Seller at the Seller Special Meeting for the purpose of voting on the authorization of this Agreement and the transactions consummated hereby, and nothing contained herein, including any rights of Seller to take certain actions pursuant to Section 4.06, shall be deemed to relieve Seller of such obligation. Nothing contained in this Agreement shall prohibit Seller from (A) complying with Rule 14a-9, Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act; provided, that any such action made that relates to an Alternative Transaction shall be deemed to be a Seller Change of Recommendation unless the Seller Board recommends against the Alternative Transaction and reaffirms the Seller Board Recommendation in connection with such action, (B) making any disclosure to the stockholders of Seller if the Seller Board determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with the Seller Board’s fiduciary duties under Delaware Law or (C) informing any Person of the existence of the provisions contained in this Section 4.06; provided, however, that neither the Seller Board nor any committee thereof shall, except as expressly permitted by this Section 4.06(d), effect any Seller Change of Recommendation, it being understood that a “stop, look and listen” communication to the stockholders of Seller pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communication to the stockholders of Seller) shall not be deemed to be or constitute a Seller Change of Recommendation.

Section 4.07 Preparation of the Proxy Statement; Seller Stockholders’ Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement (but in any event, no more than twenty (20) days following the date of this Agreement), Seller shall prepare and cause to be filed with the SEC the Proxy Statement in preliminary form, in such form and substance as Seller shall determine and providing Buyer with an opportunity to review (and Seller will give reasonable and due consideration to all comments by Buyer) and in compliance as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. Each of Seller and Buyer shall furnish all information concerning itself, its Affiliates and the holders of its Common Stock to the other and provide such other assistance as may be reasonably requested by such other Party in connection with the preparation, filing and distribution of the Proxy Statement. Seller shall promptly notify Buyer upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement, and shall, as promptly as reasonably practicable after receipt thereof, provide Buyer with copies of all correspondence related to the Proxy Statement between it and its Representatives, on one hand, and the SEC, on the other hand, and all written comments with respect to the Proxy Statement received from the SEC, and advise Buyer of any oral comments with respect to the Proxy Statement received from the SEC. Seller shall respond as promptly as reasonably practicable to any comments from the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, no filing of any amendment or supplement to the Proxy Statement or response to any comments of the SEC with respect to the Proxy Statement or any amendment or supplement thereof shall be made by Seller without providing Buyer with an opportunity to review (and Seller will give reasonable and due consideration to all comments by Buyer), except to the extent such amendment, supplement or response are made in connection with an Alternative Transaction as permitted by Section 4.06.

(b) Without limiting the generality of the foregoing, the information supplied or to be supplied by either Party for inclusion or incorporation by reference in the Proxy Statement shall not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of Seller, at the time of the Seller Special Meeting, or as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If, at any time prior to the Closing Date, any information relating to Seller or Buyer, or any of their respective Affiliates, should be discovered by Seller or Buyer that, in the reasonable judgment of Seller or Buyer, should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party, and Seller and Buyer shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to stockholders of Seller. Nothing in this Section 4.07(b) shall limit the obligations of any Party under Section 4.07(a). For purposes of this Section 4.07, any information concerning or related to Seller or its Affiliates or their respective Representatives will be deemed to have been provided by Seller, and any information concerning or related to Buyer or its Affiliates or their respective Representatives will be deemed to have been provided by Buyer.

(c) Subject to the provisions of Section 4.06, Seller shall, in accordance with applicable Law and Seller’s charter and bylaws, establish a record date for, duly call, give notice of, convene and hold the Seller Special Meeting as promptly as reasonably practicable after the date hereof, for the purpose of obtaining the Seller Stockholder Approval; provided, that the Seller Special Meeting shall occur no more than thirty (30) Business Days after the date that the SEC has advised that it will not provide further comments on the Proxy Statement (or the date on which the ten-day period referred to in Rule 14a-6 under the Exchange Act has expired without receipt of SEC comments or notice from the SEC that it will provide comments). Subject to the provisions of Section 4.06 and compliance with applicable Law, Seller shall, as promptly as reasonably practicable on or after the date that the SEC has advised that it will not provide further comments on the Proxy Statement (or the date on which the ten-day period referred to in Rule 14a-6 under the Exchange Act has expired without receipt of SEC comments or notice from the SEC that it will provide comments) (but it any event no more than five (5) Business Days thereafter), mail the Proxy Statement to the stockholders of Seller. Subject to the provisions of Section 4.06, Seller (i) shall include in the Proxy Statement the Seller Board Recommendation, (ii) shall use its reasonable best efforts to solicit and obtain the Seller Stockholder Approval, and (iii) shall not withhold, withdraw, amend, modify or qualify (or publicly propose to or publicly state that it intends to withdraw, amend, modify or qualify) in any manner adverse to Buyer the Seller Board Recommendation (it being understood that publicly taking a neutral position or no position with respect to an Alternative Transaction (other than a “stop, look and listen” communication to the stockholders of Seller pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communication to the stockholders of Seller) shall be considered a modification to the Seller Board Recommendation in a manner adverse to Buyer) (collectively, a “Seller Change of Recommendation”), except to the extent permitted by Section 4.06.

Notwithstanding the foregoing provisions of this Section 4.07(c), Seller shall be permitted to recess, adjourn, postpone or delay the Seller Special Meeting without the prior consent of Buyer if and solely to the extent that: (i) there are holders of an insufficient number of Common Stock present or represented by a proxy at the Seller Special Meeting to constitute a quorum at the Seller Special Meeting, provided, that any such recesses, adjournments, postponements or delays shall not cause the Seller Special Meeting to be recessed, adjourned, postponed or delayed by more than fifteen (15) days after the initial date established for the Seller Special Meeting; (ii) Seller has not received proxies representing a sufficient number of Common Stock to obtain the Seller Stockholder Approval, provided, that any such adjournments, postponements or delays shall not cause the Seller Special Meeting to be adjourned, postponed or delayed by more than more than fifteen (15) days after the initial date established for the Seller Special Meeting; (iii) such adjournment, postponement, delay or cancellation is required by applicable Law or a request from the SEC or its staff; or (iv) in the good faith judgment of the Seller Board (after consultation with its outside legal advisors), the failure to adjourn, postpone or delay the Seller Special Meeting would be reasonably likely to not allow sufficient time under applicable Laws for the distribution and review of any required or appropriate supplement or amendment to the Proxy Statement by Seller’s stockholders prior to the Seller Special Meeting as then-scheduled.

ARTICLE V

CONDITIONS PRECEDENT TO CLOSING

Section 5.01 Conditions to the Obligations of Each Party. The respective obligations of Buyer and Seller to consummate the transactions contemplated hereby are subject to the satisfaction or waiver (if permissible under applicable Law) by Buyer or Seller, as appropriate, at or before the Closing Date, of each of the following conditions:

(a) the Seller Stockholder Approval shall have been obtained;

(b) no Order, stipulation or injunction by any Governmental Entity of competent jurisdiction shall be in effect which prevents, makes illegal, or limits the consummation of any of the transactions contemplated by this Agreement, and no action, suit or proceeding shall be pending by or before any Governmental Entity of competent jurisdiction seeking an Order, stipulation or injunction seeking to enjoin, restrain or otherwise prevent or prohibit the consummation of, or limit, any of the transactions contemplated by this Agreement;

(c) no Law shall have been enacted, promulgated or deemed applicable to the transactions contemplated hereby by any Governmental Entity that prevents the consummation of such transactions or has the effect of making such consummation thereof illegal or otherwise prohibiting, restraining or enjoining the consummation of such transactions;

(d) all waiting periods under the HSR Act and any other applicable Antitrust Laws (and any extensions thereof) shall have been terminated or shall have expired; and

(e) the Escrow Agreement shall have been duly executed and delivered by the Escrow Agent.

Section 5.02 Conditions to Obligations of Buyer. In addition to the satisfaction or waiver, as applicable, of the conditions under Section 5.01, the obligation of Buyer to consummate the transactions to be consummated at the Closing is subject to the satisfaction (or waiver (if permissible under applicable Law) in writing by Buyer) of the following conditions:

(a) (i) each of the Fundamental Representations of Seller set forth in Article II shall be true and correct (disregarding all qualifications and exceptions as to materiality or Seller Material Adverse Effect contained therein) in all material respects on and as of the date of this Agreement and on and as of the Closing Date (except with respect to representations and warranties that address matters only as of a particular date, in which case, as of such other date); and (ii) each of the representations and warranties of Seller set forth in Article II (other than the Fundamental Representations) shall be true and correct (disregarding all qualifications and exceptions as to materiality or Seller Material Adverse Effect contained therein) on and as of the date of this Agreement and on and as of the Closing Date (except with respect to representations and warranties that address matters only as of a particular date, in which case, as of such other date), except for failures of such representations and warranties to be true and correct as to matters that would not reasonably be expected to have a Seller Material Adverse Effect;

(b) Seller shall have performed or complied in all material respects with the agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing;

(c) Seller shall have delivered to Buyer a certificate, validly executed by a duly authorized officer of Seller, dated as of the Closing Date, certifying that each of the conditions specified in clauses (a), (b) and (h) of this Section 5.02 is satisfied;

(d) Seller shall have delivered a certificate of non-foreign status satisfying the requirements of Treasury Regulation Section 1.1445-2(b) in a form reasonably acceptable to Buyer;

(e) Seller shall have delivered to Buyer all other items listed in Section 1.03(b) not otherwise delivered under this Section 5.02;

(f) Seller shall have delivered to Buyer letters from Seller to the FDA transferring to Buyer or any of its designees ownership of (i) Investigational New Drug Application # 12855 (and any additional applications with the FDA) in substantially the form attached hereto as Exhibit E-1 (the “Seller FDA Letter”) and (ii) the orphan drug designation of CTP-656 in substantially the form attached hereto as Exhibit E-2 (the “Seller Orphan Designation Letter”);

(g) Seller shall have delivered a counterpart to the Escrow Agreement, duly executed by Seller;

(h) All Third Party consents and notices set forth on Section 5.02(h) of the Seller Disclosure Letter shall have been obtained or delivered, as applicable, in form and substance reasonably satisfactory to Buyer;

(i) Since the date of this Agreement, there shall not have occurred a Seller Material Adverse Effect;

(j) No Antitrust Approval shall, individually or in the aggregate, impose any Burdensome Term or Condition; and

(k) Seller shall have in its inventory, a minimum quantity of Transferred Inventory with respect to CTP-656 Free Base equal to forty (40) kilograms.

Section 5.03 Conditions to Obligations of Seller. The obligation of Seller to consummate (or cause to be consummated) the transactions to be consummated at the Closing are subject to the satisfaction (or waiver in writing by Seller) of the following conditions:

(a) (i) each of the Fundamental Representations of Buyer set forth in Article III shall be true and correct (disregarding all qualifications and exceptions as to materiality or Buyer Material Adverse Effect contained therein) in all material respects on and as of the date of this Agreement and on and as of the Closing Date (except with respect to representations and warranties that address matters only as of a particular date, in which case, as of such other date); and (ii) each of the representations and warranties of Buyer set forth in Article III (other than the Fundamental Representations) shall be true and correct (disregarding all qualifications and exceptions as to materiality or Buyer Material Adverse Effect contained therein) on and as of the date of this Agreement and on and as of the Closing Date (except with respect to representations and warranties that address matters only as of a particular date, in which case, as of such other date), except for failures of such representations and warranties to be true and correct as to matters that would not reasonably be expected to have a Buyer Material Adverse Effect;

(b) Buyer shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing;

(c) Buyer shall have delivered to Seller a certificate, validly executed by a duly authorized officer of Buyer, dated as of the Closing Date, certifying that each of the conditions specified in clauses (a) and (b) of this Section 5.03 is satisfied;

(d) Buyer shall have delivered a counterpart to the Escrow Agreement, duly executed by Buyer;

(e) Buyer shall have delivered to Seller letters from Buyer or any of its designees to the FDA accepting ownership of (i) Investigational New Drug Application # 12855 (and any additional applications with the FDA) issued by the FDA in substantially the form attached hereto as Exhibit F-1 (the “Buyer FDA Letter”) and (ii) the orphan drug designation of CTP-656 in substantially the form attached hereto as Exhibit F-2 (the “Buyer Orphan Designation Letter”); and

(f) Buyer shall have delivered to Seller all other items listed in Section 1.03(b) not otherwise delivered under this Section 5.03.

ARTICLE VI

INDEMNIFICATION

Section 6.01 Survival.

(a) Other than claims alleging fraud or willful or intentional misconduct or breach of this Agreement, the representations and warranties of Seller and Buyer set forth in this Agreement and the certificates delivered at Closing pursuant to Sections 5.02(c) and 5.03(c) shall survive the Closing for a period of eighteen (18) months from the Closing Date, other than for the representations and warranties of Seller contained in Section 2.01 (Organization, Qualification and Corporate Power), Section 2.02 (Title to Assets), Section 2.03 (Authority),Section 2.05 (Non-Contravention; Consents) and Section 2.17 (Brokers’ Fees), and of Buyer contained in Sections 3.01 (Organization), Section 3.02 (Authorization of Transaction) and Section 3.04 (Brokers’ Fees), (collectively, the “Fundamental Representations”), which shall survive the Closing until the date that is sixty (60) days after the expiration of the applicable statute of limitations.

(b) The covenants and agreements to be performed by or on behalf of a Party prior to the Closing shall survive the Closing for a period of twenty four (24) months from the Closing Date. The covenants or other agreements contained in this Agreement that by their terms are to be performed by or on behalf of a Party after the Closing shall survive until the date that such covenants and agreements are fully performed.

(c) No Person shall be liable for any claim for indemnification under this Article VI unless a Claim Notice is delivered by the Person seeking indemnification to the Person from whom indemnification is sought prior to the expiration of the applicable survival period, in which case the representation, warranty, covenant or agreement which is the subject of such claim shall survive, to the extent of the claims described in such Claim Notice only, until such claim is resolved, whether or not the amount of the Damages resulting from such breach has been finally determined at the time the notice is given.

(d) The right of a Person to any remedy pursuant to this Article VI shall not be affected by any investigation or examination conducted, or any knowledge possessed or acquired (or capable of being possessed or acquired), by such Person at any time concerning any circumstance, action, omission or event relating to the accuracy or performance of any representation, warranty, covenant or obligation.

Section 6.02 Indemnification by Seller. Subject to the terms and conditions of this Article VI, from and after the Closing, Seller shall defend, indemnify and hold harmless Buyer and its Subsidiaries and their respective officers, directors, Affiliates, stockholders, members, partners and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Buyer Indemnified Parties”) in respect of any and all Damages incurred as a result or arising out of:

(a) any (i) breach of any representation or warranty of Seller in this Agreement or the certificate of Seller delivered at the Closing pursuant to Section 5.02(c) (without giving effect to any “Seller Material Adverse Effect” or other materiality threshold or qualifier contained therein, except in the case of the representation contained in Section 2.07(c)), or (ii) failure to perform any covenant or agreement of Seller contained in this Agreement or the Related Agreements;

(b) Seller’s and its Affiliates’ failure, fully or timely, to pay, satisfy or perform the Excluded Liabilities;

(c) any Tax for which Seller is responsible pursuant to Section 8.01;

(d) any Tax imposed on or relating to Acquired Assets that is attributable to any Pre-Closing Tax Period;

(e) any failure by Seller, or claim by a creditor of Seller that Seller has failed to comply with the provisions of any applicable bulk sales, bulk transfer or similar Laws; or

(f) all costs and Liabilities, including product Liability, associated with the open-label Phase 2 clinical trial of CTP-656 in Europe, including all costs associated with termination of such clinical trial.

Section 6.03 Indemnification by Buyer. Subject to the terms and conditions of this Article VI, from and after the Closing, Buyer shall indemnify Seller and its Subsidiaries and their respective officers, directors, Affiliates, stockholders, members, partners and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Seller Indemnified Parties”) in respect of, and hold the Seller Indemnified Parties harmless against, any and all Damages incurred as a result or arising out of:

(a) any (i) breach of any representation or warranty of Buyer contained in Article III of this Agreement or the certificate of Buyer delivered at the Closing pursuant to Section 5.03(c) (without giving effect to any “Buyer Material Adverse Effect” or other materiality threshold or qualifier contained therein), or (ii) failure to perform any covenant or agreement of Buyer contained in this Agreement or the Related Agreements;

(b) Buyer’s and its Affiliates’ failure, fully or timely, to pay, satisfy or perform the Assumed Liabilities;

(c) any Tax for which Buyer is responsible pursuant to Section 8.01; or

(d) any Tax imposed on or relating to Acquired Assets that is attributable to any Post-Closing Tax Period.

Section 6.04 Claims for Indemnification.

(a) Third Party Claims.

(i) All claims for indemnification made under this Agreement resulting from, related to or arising out of a Third Party claim, action, suit or proceeding (a “Third Party Claim”) against an Indemnified Party shall be made in accordance with the following procedures. A Person entitled to indemnification under this Article VI (an “Indemnified Party”) shall give prompt written notification to the Person from whom indemnification is sought (the “Indemnifying Party”) of the commencement of any Third Party Claim for which indemnification may be sought or, if earlier, upon the written assertion of any such Third Party Claim; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any Liability hereunder, except to the extent that the Indemnifying Party has been materially prejudiced thereby, and then only to such extent. Within twenty (20) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third Party Claim, so long as prior to the Indemnifying Party assuming control of such defense, it has provided reasonable assurance to the Indemnified Party (A) of its financial ability to assume the cost of such Third Party Claim and (B) that, as between the Indemnifying Party and the Indemnified Party, any Damages related to such Third Party Claim shall be the responsibility of the Indemnifying Party (subject to any applicable limitations provided in Section 6.05); provided, that the Indemnifying Party shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party if (i) the Third Party Claim seeks an injunction or other equitable or non-monetary relief, (ii) the maximum amount the Indemnified Party would be entitled to recover under this Article VI in respect of such Third Party Claim is anticipated to be more than the Cap, (iii) the Indemnified Party has been advised in writing by its counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party, and (iv) upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend such Third Party Claim. If the Indemnifying Party does not assume control of such defense in accordance with the terms hereof, the Indemnified Party shall control such defense.

(ii) The Party not controlling such defense may participate therein at its own expense and may retain separate co-counsel at its own expense; provided, that if (A) the Indemnifying Party shall have failed, or is not entitled, to assume the defense of such Third Party Claim in accordance with Section 6.04(a)(i), (B) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party, which authorization shall not be unreasonably withheld, conditioned or delayed, or (C) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised in writing by such counsel that there may be one (1) or more legal defenses available to the Indemnified Party which are not available to the Indemnifying Party, or are available to the Indemnifying Party but the assertion of which would be adverse to the interests of the Indemnified Party, the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith shall be considered Damages for purposes of this Agreement; provided, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one (1) counsel for all Indemnified Parties. The Party controlling such defense shall keep the other Party advised of the status of such Third Party Claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto.

(iii) The Indemnified Party shall not agree to any settlement of such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed so long as the Indemnifying Party is actively and diligently defending in good faith any such Third Party Claim. The Indemnifying Party shall not agree to any settlement of (y) such Third Party Claim that (A) does not include a complete and unconditional release of the Indemnified

Party from all Liability with respect thereto, (B) has a finding or admission of any violation of Law or any violation of the rights of any Person, (C) imposes any injunctive relief or other restrictions of any kind or nature on any Indemnified Party or (D) imposes any Liability on the Indemnified Party, or (z) any matters with respect to Taxes that could reasonably be expected to adversely impact Buyer or the Acquired Assets in any Post-Closing Tax Period, in each case without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed. Each of the Indemnifying Party and the Indemnified Party shall direct their respective counsel to reasonably cooperate with the other.

(b) Procedure for Other Claims. An Indemnified Party wishing to assert a claim for indemnification under this Article VI which is not subject to Section 6.04(a) shall deliver to the Indemnifying Party a written notice (a “Claim Notice”) which contains (i) a description and, if then known, the amount (the “Claimed Amount”) of any Damages incurred by the Indemnified Party or the method of computation of the amount of such claim of any Damages, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article VI and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages (including wire instructions if payment is requested to be made by wire transfer). Within twenty (20) days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response in which the Indemnifying Party shall (A) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case, within five (5) Business Days of such response, the Indemnifying Party shall, as applicable, pay to the Indemnified Party by check or by wire transfer, or Seller and Buyer shall deliver joint written instructions to the Escrow Agent to release to the Indemnified Party from the Escrow Amount an amount equal to the Claimed Amount to the bank account or accounts designated by the Indemnified Party in a notice to the Indemnifying Party not less than two (2) Business Days prior to such payment), (B) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the “Agreed Amount”) (in which case, within five (5) Business Days of such response, the Indemnifying Party shall, as applicable, pay to the Indemnified Party by check or by wire transfer, or Seller and Buyer shall deliver joint written instructions to the Escrow Agent to release to the Indemnified Party from the Escrow Amount an amount equal to the Agreed Amount to the bank account or accounts designated by the Indemnified Party in a notice to the Indemnifying Party not less than two (2) Business Days prior to such payment), or (C) contest that the Indemnified Party is entitled to receive any of the Claimed Amount including the reasons therefor. If the Indemnifying Party in such response contests the payment of all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall use commercially reasonable efforts to resolve such dispute. If such dispute is not resolved within sixty (60) days following the delivery by the Indemnifying Party of such response, the Indemnifying Party and the Indemnified Party shall each have the right to submit such dispute to a court of competent jurisdiction in accordance with the provisions of Section 10.09.

Section 6.05 Limitations. (a) Subject to Section 10.13, from and after the Closing, the rights of the Indemnified Parties under this Article VI shall be the sole and exclusive remedies of the Indemnified Parties with respect to claims resulting from any breach of warranty or failure to perform any covenant or agreement contained in this Agreement or any Related Agreement or otherwise relating to the transactions that are the subject of this Agreement. Notwithstanding the foregoing or anything in this Agreement to the contrary, nothing contained in this Agreement shall relieve or limit the Liability of any Party or any officer or director of such Party from any liability arising out of or resulting from fraud or intentional or willful misconduct in connection with the transactions contemplated by this Agreement or the Related Agreement, or in connection with the delivery of any of the documents referred to herein or therein.

(b) Notwithstanding anything to the contrary contained in this Agreement, each of the following limitations shall apply:

(i) the aggregate liability of Seller for all Damages (y) under Section 6.02(a)(i) (other than in respect of fraud or intentional or willful misconduct by Seller or in respect of any Fundamental Representation of Seller) shall not exceed an amount equal to the Escrow Amount (the “Cap”); and

(z) other than in respect of fraud or intentional or willful misconduct by Seller, under Section 6.02(a) shall not exceed an amount equal to the sum of the Base Purchase Price and any Contingent Payment paid pursuant to Section 1.02(b);

(ii) a Buyer Indemnified Party shall have no right to indemnification under Section 6.02(a)(i) (other than in respect of fraud or intentional or willful misconduct by Seller or in respect of any Fundamental Representation of Seller, in each case, as to which the limitation shall not apply) unless and until the amount of Damages suffered by such Buyer Indemnified Party with respect to an individual claim under such sections exceeds $50,000 (it being stated for the avoidance of doubt that Damages arising from any potential indemnification claims that arise out of or involve or relate to similar facts or are based on related or similar occurrences, events or circumstances will be aggregated and treated as an individual claim for this purpose) and the aggregate amount of Damages suffered by such Buyer Indemnified Party under such section exceeds $1,600,000 (the “Aggregate Threshold”), whereupon the Buyer Indemnified Parties shall be indemnified for all Damages (including Damages up to the Aggregate Threshold), subject to the limitations contained in Section 6.05(b)(i);

(iii) the aggregate liability of Buyer for all Damages (y) under Section 6.03(a)(i) (other than on account of fraud or intentional or willful misconduct by Buyer or in respect of any Fundamental Representation of Buyer) shall not exceed an amount equal to the Cap; and (z) other than on account of fraud or willful misconduct by Buyer, under Section 6.03(a) shall not exceed an amount equal to the sum of the Base Purchase Price and any Contingent Payment paid pursuant to Section 1.02(b); and

(iv) a Seller Indemnified Party shall have no right to indemnification under Section 6.03(a)(i) (other than on account fraud or intentional or willful misconduct by Buyer or in respect of any Fundamental Representation of Buyer, in each case, as to which the limitation shall not apply) unless and until the amount of Damages suffered by such Seller Indemnified Party with respect to an individual claim under such sections exceeds $50,000 (it being stated for the avoidance of doubt that Damages arising from any potential indemnification claims that arise out of or involve or relate to similar facts or are based on related or similar occurrences, events or circumstances will be aggregated and treated as an individual claim for this purpose) and the aggregate amount of Damages suffered by such Seller Indemnified Party under such sections exceeds the Aggregate Threshold, whereupon the Seller Indemnified Parties shall be indemnified for all Damages (including Damages up to the Aggregate Threshold), subject to the limitations contained in Section 6.05(b)(iii).

(c) In no event shall any Indemnifying Party be responsible and liable under this Article VI for special or punitive Damages, except to the extent that any of the foregoing are awarded to a Third Party against any Indemnified Party in circumstances in which such Indemnified Party is entitled to indemnification hereunder. In no event shall any Indemnifying Party be responsible and liable under this Article VI for indirect, consequential or incidental Damages except to the extent that (i) such Damages are awarded to a Third Party against any Indemnified Party in circumstances in which such Indemnified Party is entitled to indemnification hereunder, or (ii) such Damages are a reasonably foreseeable result of the event that gave rise thereto or the matter for which indemnification is sought hereunder.

(d) The amount of any Damages for which indemnification is provided under this Article VI shall be computed net of any Third Party insurance proceeds actually received by the Indemnified Party (net of any retroactive premium adjustments and any other costs of collection), each Party agreeing (i) to use commercially reasonable efforts to recover all available insurance proceeds and (ii) to the extent any indemnity payment under this Agreement has been paid by the Indemnifying Party to or on behalf of the Indemnified Party prior to the receipt, directly or indirectly by the Indemnified Party of any net insurance proceeds under Third Party insurance policies on account of such Damages which duplicate, in whole or in part, the payment by the Indemnifying Party to or on behalf of the Indemnified Party, the Indemnified Party shall remit to the Indemnifying Party an amount equal to the amount of the net insurance proceeds actually received by the Indemnified Party on account of such Damages which duplicate, in whole or in part, the payment made by the Indemnifying Party to or on behalf of the Indemnified Party. No Party shall be entitled to recover more than once for the same Damages.

Section 6.06 Manner of Payment. (i) Subject to the limitations set forth in Section 6.05(b), any indemnification of Buyer pursuant to Section 6.02 shall be effected (i) first, by release of funds held by the Escrow Agent with respect to indemnification of Buyer pursuant to Section 6.02 for any Damages incurred up to an amount equal to the Escrow Amount pursuant to the terms of the Escrow Agreement and (ii) second, to the extent of any difference, by wire transfer of immediately available funds from Seller to an account designated in writing by Buyer. In the event any payment is to be made from the Escrow Account in accordance with this Section 6.06, Seller and Buyer shall deliver joint written instructions to the Escrow Agent to release to the Indemnified Party from the Escrow Account the appropriate amount by wire transfer in immediately available funds to the bank account or accounts designated by the Indemnified Party in a notice to the Indemnifying Party not less than two (2) Business Days prior to such payment.

Section 6.07 Right of Setoff. Upon notice to Seller specifying in reasonable detail the basis therefor, Buyer may, at its sole discretion, set off any amount to which it may be entitled under this Article VI that is the subject of a final, non-appealable decision from a court of competent jurisdiction against amounts otherwise payable pursuant to Section 1.02.

Section 6.08 Adjustment to Purchase Price. Any payment by Buyer or Seller, as the case may be, pursuant to this Article VI shall be treated as an adjustment to the Base Purchase Price for Tax purposes unless otherwise required by applicable Law.

Section 6.09 Release of the Escrow Account. On the eighteen (18) month anniversary of the Closing Date, to the extent the amount remaining in the Escrow Account exceeds any amounts which are the subject of any unresolved or unsatisfied claims for indemnifiable Damages pursuant to Section 6.02 that were properly made on or prior to the eighteen (18) month anniversary of the Closing Date in accordance with the provisions of this Article VI, Buyer and Seller shall deliver to the Escrow Agent a joint written instruction in accordance with the terms of the Escrow Agreement to the effect that the Escrow Agent release any such excess amount to Seller as of such date. To the extent any amounts are retained in the Escrow Account pursuant to the immediately preceding sentence, Buyer and Seller shall instruct the Escrow Agent to release such funds, following the resolution of each such claim, to Buyer or to Seller in accordance with the resolution of the applicable claim, as appropriate.

ARTICLE VII

TERMINATION

Section 7.01 Termination of Agreement. The Parties may terminate this Agreement prior to the Closing as provided below:

(a) by mutual written agreement of Seller and Buyer;

(b) by Buyer if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Seller set forth in this Agreement shall have occurred that would cause any of the conditions set forth in Section 5.02(a) or (b) not to be satisfied, and such breach is incapable of being cured or not cured within thirty (30) days following Buyer’s delivery of notice to Seller of such breach or failure to perform, provided, that Buyer may terminate this Agreement pursuant to this Section 7.01(b) only if, at the time of termination, Buyer is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

(c) by Seller if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Buyer set forth in this Agreement shall have occurred that would cause any of the conditions set forth in Section 5.03(a) or (a) not to be satisfied, and such breach is incapable of being cured or not cured within thirty (30) days following Seller’s delivery of notice to Buyer of such breach or failure to perform, provided, that Seller may terminate this Agreement pursuant to this Section 7.01(c) only if, at the time of termination, Seller is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

(d) by Buyer, if the Seller Board (i) fails to make the Seller Board Recommendation referred to in Section 4.06(d) or shall fail to include in the Proxy Statement the Seller Board Recommendation, (ii) effects a Seller Change of Recommendation, (iii) authorizes, approves or recommends to Seller’s stockholders, or otherwise authorizes, approves or publicly recommends, an Alternative Transaction or (iv) fails to publicly confirm the Seller Board Recommendation within ten (10) Business Days after a written request (which request must be reasonable under the circumstances) by Buyer that it do so following Seller’s receipt of an Alternative Transaction;

(e) by Buyer, if there shall have been a material breach by Seller of Section 4.06 or Section 4.07;

(f) by Buyer or Seller by written notice to the other if;

(i) the condition set forth in Section 5.01(b) or Section 5.01(c) is not satisfied and the Order, stipulation or injunction giving rise to such non-satisfaction has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(f)(i) shall not be available to any party that has failed to perform fully its obligations under this Agreement in any manner that shall have proximately caused or resulted in the imposition of such Order, stipulation or injunction or the failure of such Order, stipulation or injunction to be resisted, resolved or lifted;

(ii) the Closing shall not have occurred on or before October 31, 2017 (the “Outside Date”); provided, however, that no Party may terminate this Agreement pursuant to this Section 7.01(f)(ii) if such Party’s material breach of any representation, warranty, covenant or other obligation under this Agreement shall have proximately caused or resulted in the Closing not having occurred on or prior to the Outside Date; or

(iii) the Seller Stockholder Approval is not obtained at the Seller Special Meeting or at any adjournment or postponement thereof, in each case at which a vote on such approval was taken; or

(g) by Seller, provided, that it has complied with its obligations under Section 4.06 and Section 4.07, at any time prior to obtaining the Seller Stockholder Approval at the Seller Special Meeting or at any adjournment or postponement thereof, in order to concurrently enter into a binding agreement for an Alternative Transaction that constitutes a Superior Proposal, if prior to or concurrently with such termination, Seller pays the Termination Fee (as defined in Section 7.02(b)); or

(h) by Buyer within five (5) Business Days following the cure period set forth in Section 7.01(b) upon receipt by Buyer of a Supplement pursuant to Section 4.04, if the Supplement gives rise to a breach that is not cured within the cure period.

Section 7.02 Effect of Termination.

(a) To terminate this Agreement as provided in Section 7.01 (except in the case of termination pursuant to Section 7.01(a)), the terminating party shall have given written notice to the other Party specifying the subsection of Section 7.01 pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there will be no liability of any Party (or any stockholder or Representative of such Party) to each other Party hereto, except with respect to the Confidentiality Agreement, this Section 7.02, Section 9.04 and Article X; provided, that no such termination shall relieve any Party from liability for any damages resulting from fraud or a willful breach of its representations, warranties or covenants set forth in this Agreement prior to such termination and any aggrieved Party will be entitled to all rights and remedies under applicable Law or in equity.

(b) Seller Termination Fee. (i) If this Agreement is terminated pursuant to:

(A) Section 7.01(d) or Section 7.01(e);

(B) Section 7.01(f)(ii) and (x) a vote of the stockholders of Seller contemplated by this Agreement at the Seller Special Meeting to obtain the Seller Stockholder Approval has not occurred and (y) a proposal with respect to an Alternative Transaction shall have been publicly proposed or announced or otherwise publicly disclosed and not withdrawn after the date of this Agreement and prior to the date of termination of this Agreement;

(C) Section 7.01(b) or Section 7.01(f)(iii), and, in either case, a proposal with respect to an Alternative Transaction shall have been publicly proposed or announced or otherwise publicly disclosed and not withdrawn after the date of this Agreement and prior to the date of the Seller Special Meeting; or

(D) Section 7.01(g);

then (x) in the case of a termination contemplated by Section 7.02(b)(i)(A), Seller shall pay or cause to be paid to Buyer within two (2) Business Days following the termination of this Agreement, a fee, by wire transfer in immediately available funds to an account specified by Buyer, equal to $6,400,000 (the “Termination Fee”); (y) in the case of termination contemplated by Section 7.02(b)(i)(D), Seller shall pay or cause to be paid to Buyer the Termination Fee on the date of termination of this Agreement; and (z) in the case of a termination contemplated by Section 7.02(b)(i)(B) or Section 7.02(b)(i)(C), if Seller, within twelve (12) months after such termination either consummates an Alternative Transaction or enters into a definitive agreement to implement an Alternative Transaction, Seller shall pay to Buyer the Termination Fee simultaneously with such consummation or entering into such definitive agreement, as the case may be. For purposes of clause (z) of this Section 7.02(b)(i), each reference to “15%” in the definition of “Alternative Transaction” shall be deemed to be a reference to “50%.”

(ii) If Buyer or Seller terminates this Agreement pursuant to Section 7.01(f)(iii), then Seller shall reimburse Buyer, or cause Buyer to be reimbursed, for Buyer’s reasonable, documented out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby, provided, however, Seller’s aggregate liability under this Section 7.02(b)(ii) shall not exceed an amount equal to $500,000.

(iii) In no event shall Seller be obligated to pay the Termination Fee on more than one occasion.

(c) Seller acknowledges that (i) the agreements contained in this Section 7.02 are an integral part of the transactions contemplated by this Agreement and that without this Section 7.02 Buyer would not have entered into this Agreement and (ii) the Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Buyer in the circumstances in which the Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby. If Seller fails to promptly pay any amount due pursuant to this Section 7.02, Seller shall pay to Buyer all reasonable fees, costs and expenses of enforcement (including reasonable attorney’s fees as well as reasonable expenses incurred in connection with any action initiated by Buyer), together with interest on the amount of the Termination Fee at the prime lending rate as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment is required to be made.

(d) If Seller becomes obligated to pay the Termination Fee pursuant to Section 7.02(b), Buyer agrees that Buyer’s right to receive the Termination Fee from Seller shall be Buyer’s sole and exclusive remedy against Seller, its Subsidiaries, Affiliates and their respective Representatives and, upon payment of the Termination Fee, neither Seller, its Subsidiaries, Affiliates nor their respective Representatives shall have any Liability or obligation to Buyer relating to or arising out of this Agreement or the transactions contemplated hereby.

(e) In the event that this Agreement is terminated (i) by either Buyer or Seller pursuant to Section 7.01(f)(ii), and at the time of such termination any of the conditions set forth in Section 5.01(b) or (c) (under conditions attributable to one or more Antitrust Laws) or Section 5.01(d) shall not have been satisfied or waived or (ii) by either Buyer or Seller pursuant to Section 7.01(f)(i) (under conditions attributable to one or more Antitrust Laws), and at the time of such termination under either Section 7.01(f)(i) or Section 7.01(f)(ii), all conditions set forth in Article 5 other than those attributable to Antitrust Laws have been satisfied or waived by the party or parties then entitled to give such waiver (other than those conditions that by their terms are to be satisfied as of the Closing, provided, that each such condition is then capable of being satisfied), then Buyer shall reimburse Seller, or cause Seller to be reimbursed, for Seller’s reasonable, documented out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby, provided, however, that Buyer’s aggregate liability under this Section 7.02(e) shall not exceed an amount equal to $500,000.

ARTICLE VIII

TAX MATTERS

Section 8.01 Certain Tax Matters. Buyer shall be responsible for the payment of any transfer, sales, use, stamp, conveyance, value added, recording, registration, documentary, filing and other non-income Taxes and administrative fees (including notary fees) arising in connection with the consummation of the transactions contemplated by this Agreement (“Transfer Taxes”). Buyer shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Seller shall cooperate with respect thereto as necessary). Buyer and Seller shall use commercially reasonable efforts to cooperate with each other to minimize any Transfer Taxes.

Section 8.02 Withholding Taxes. Each of Buyer and Escrow Agent shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to Seller or any other Person pursuant to this Agreement (including the Contingent Payments, if any) all Taxes that Buyer or the Escrow Agent, as the case may be, are required to deduct or withhold therefrom under any applicable provision of Tax Law with respect to the making of such payment. All such withheld amounts shall be treated as delivered to Seller; provided, that Buyer or the Escrow Agent shall remit or cause to be remitted to the applicable Governmental Entity the amounts withheld as required under any applicable provision of Tax Law. Buyer shall, to the extent reasonable, notify Seller if any such withholding is required.

ARTICLE IX

FURTHER AGREEMENTS

Section 9.01 Post-Closing Information. After the Closing, Buyer shall respond to reasonable, written requests for information and assistance by Seller in connection with Seller completing the audit of its accounts and preparation of its required federal, state and local Tax Returns.

Section 9.02 Wrong Pockets. If either Buyer, on the one hand, or Seller, on the other hand, becomes aware that any of the Acquired Assets has not been transferred to Buyer or that any of the Excluded Assets has been transferred to Buyer, Buyer or Seller, as applicable, shall promptly notify the other and the Parties shall, as soon as reasonably practicable, ensure that such property is transferred, with any necessary prior Third Party consent or approval, to (a) Buyer, in the case of any Acquired Asset which was not transferred to Buyer at the Closing; or (b) Seller, in the case of any Excluded Asset which was transferred to Buyer at the Closing.

Section 9.03 Use of Names. After the Closing Date, Seller shall, and shall cause its Affiliates to, cease to use the names set forth on Section 9.03 of the Seller Disclosure Letter and any name confusingly similar thereto

(collectively, the “Restricted Names”) and any trademarks, trade names, trade dress, service marks and logos that use or incorporate any Restricted Name. Seller agrees that from and after the Closing, Seller shall not have any right, title, interest, license or other right whatsoever in the Restricted Names. Seller shall, and shall cause its Affiliates to, remove, strike over or obliterate all Restricted Names and any trademarks, trade names, trade dress, service marks and logos that use or incorporate any Restricted Name from the Excluded Assets (it being understood that this requirement shall not apply to fair use of any Restricted Name, including, but not limited to, in documents and materials kept as records that are maintained for internal use only and not publicly disseminated, or to be archived as such records, for historical purposes or as required by applicable Law). Any use of the Restricted Names by Seller as permitted in this Section 9.03 is subject to its use of each Restricted Name in the same form and manner as, to the same extent as (without an increase in extent or type of uses of each Restricted Name) and subject to the same standards of quality that are in effect for each Restricted Name as of the Closing Date. All goodwill arising from any such use shall inure to the benefit of Buyer or an applicable Affiliate of Buyer owning the Restricted Name so used. Seller shall not to use any Restricted Name in any manner that may reflect negatively on such name and mark or on Buyer or any of its Affiliates.

Section 9.04 Confidentiality.

(a) From and after the date of this Agreement until the Closing, Buyer and Seller each agree they will be bound by and comply with the obligations of the Confidentiality Agreement. After the Closing Date, Buyer’s obligations with respect to Confidential Material under the Confidentiality Agreement shall be deemed to have been terminated by and the Confidentiality Agreement shall no longer be binding upon Buyer.

(b) Seller acknowledges that it is in possession of Confidential Material. Seller shall, and shall cause each of its Affiliates and their respective Representatives to, (i) treat confidentially and not disclose all or any portion of such Confidential Material and use such Confidential Material solely for the purpose of fulfilling its obligations under this Agreement and the Related Agreements and for no other purpose, in each case, following the Closing Date and (ii) from the date hereof and until the Closing Date, use Confidential Material for the sole purpose of developing and operating the Acquired Assets in the Ordinary Course and to consummate the transactions contemplated by this Agreement. Seller acknowledges and agrees that such Confidential Material is proprietary and confidential in nature and may be disclosed to its Representatives only to the extent necessary for Seller to consummate the transactions contemplated by this Agreement (it being understood that Seller shall be responsible for any disclosure by any such Representative not permitted by this Agreement). If, following the Closing Date, Seller or any of its Affiliates or their respective Representatives are requested or required to disclose (after Seller has used its commercially reasonable efforts to avoid such disclosure and after promptly advising and consulting with Buyer about Seller’s intention to make, and the proposed contents of, such disclosure) any of the Confidential Material (whether by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process), Seller shall, or shall cause such Affiliate or Representative, to provide Buyer with prompt written notice of such request so that Buyer may seek an appropriate protective order or other appropriate remedy. At any time that such protective order or remedy has not been obtained, Seller or such Affiliate or Representative may disclose only that portion of the Confidential Material which such Person is legally required to disclose or of which disclosure is required to avoid sanction for contempt or any similar sanction, and Seller shall exercise its commercially reasonable efforts to obtain assurance that confidential treatment will be accorded to such Confidential Material so disclosed. Seller further agrees that, from and after the Closing Date, Seller and its Affiliates and Representatives, upon the request of Buyer, promptly will deliver to Buyer all documents, or other tangible embodiments, constituting Confidential Material or other information with respect to the Acquired Assets, without retaining any copy thereof, and shall promptly destroy all other information and documents constituting or containing Confidential Material; provided, however, that Seller or its Representatives shall be permitted to retain one archival copy of any Confidential Material for record purposes and to evidence Seller’s compliance with this Agreement or applicable Law, and in addition, nothing in this Agreement shall require the alteration, modification, deletion or destruction of back-up tapes or other media made in the ordinary course of business.

Section 9.05 Restrictive Covenants. (a) During the period beginning on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date (the “Non-Compete Period”), Seller covenants and agrees not to, and shall cause its Affiliates not to, directly or indirectly anywhere in the world, acquire or Develop, Manufacture or Commercialize any compound or product or file any Intellectual Property related thereto, in each case with the intention of treating cystic fibrosis, and shall not control, advise, enable, provide services to, fund or guarantee the obligations of, any Third Party engaged in, or planning to engage in, any of the foregoing. Notwithstanding the foregoing, nothing in this Section 9.05 shall restrict, place conditions on or impede Seller from the current or planned (each as of the Closing Date) Development, Manufacturing, or Commercialization of any Excluded Therapeutic Products.

(b) During the period beginning on the date of this Agreement and ending on the date that is twelve (12) months after the earlier of (i) termination of this Agreement in accordance with its terms and (ii) the Closing Date, each of Buyer and Seller shall not, and shall cause their respective Affiliates not to, directly or indirectly, solicit for employment or employ or cause to leave the employ of the other Party or any of its Affiliates, any employee of the other Party or its Affiliates, without obtaining the prior written consent of the other Party; provided that each Party may make general solicitations for employment not specifically directed at the other Party or any of its Affiliates or their respective employees and employ any person who responds to such solicitations.

(c) Seller shall instruct its officers and directors, and shall cause its Affiliates to instruct their officers and directors, not to directly or indirectly through any other Person (whether as an officer, manager, director, employee, partner, consultant, holder of equity or debt investment, lender or in any other manner or capacity), engage in conduct, oral or otherwise, that disparages or damages or would reasonably be expected to disparage or damage any of Buyer, its Affiliates or any of their respective current or former Representatives, holders of equity or debt investments, lenders, businesses, activities, operations or reputations.

(d) As a material inducement to Buyer’s execution of this Agreement (without such inducement Buyer would not have entered into this Agreement), Seller acknowledges and agrees that the provisions of this Section 9.05 are reasonable and necessary to protect the legitimate business interests of Buyer and its acquisition of the Acquired Assets. Seller shall not contest that Buyer’s remedies at law for any breach or threat of breach by Seller or any of its Affiliates of the provisions of this Section 9.05 will be inadequate, and that Buyer shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the provisions of this Section 9.05 and to enforce specifically such terms and provisions, in addition to any other remedy to which Buyer may be entitled at Law or equity, as well as the reasonable costs and attorneys’ fees it incurs in enforcing the provisions contained in this Section 9.05. The covenants contained in this Section 9.05 are covenants independent of any other provision of this Agreement or any other agreement between the Parties hereunder, and the existence of any claim Seller may have against Buyer under any other provision of this Agreement or otherwise, shall not constitute a defense to the enforcement of the provisions contained in this Section 9.05. Seller further agrees that should it violate any provisions contained in this Section 9.05, the Non-Compete Period shall extend for an additional time period that is equal to the term of such violation so that Buyer is provided with the full benefit of the restrictive period set forth in this Section 9.05.

(e) If any of the provisions contained in this Section 9.05 shall for any reason be held by a court of competent jurisdiction to be excessively broad as to duration, scope, activity or subject, then such provision shall be construed by limiting and reducing it with respect to such jurisdiction, only to the extent necessary so as to be valid and enforceable to the extent compatible with the applicable Law of such jurisdiction.

Section 9.06 FDA Letters. Promptly after the Closing (but in no event later than two (2) Business Days following the Closing), Seller shall file, or cause to be filed, with the FDA the Seller FDA Letter, the Buyer FDA Letter, the Seller Orphan Designation Letter and the Buyer Orphan Designation Letter and shall provide an as-filed copy of each such letter to Buyer.

ARTICLE X

MISCELLANEOUS

Section 10.01 Certain Definitions. For the purposes of this Agreement, the term:

“Affiliates” has the meaning set forth in Rule 12b-2 of the Exchange Act.

“Alternative Transaction” means, whether or not proposed in writing, any of the following events (in each case in a single transaction or series of related transactions): (i) any sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, tender offer, exchange offer, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in Subsidiaries or otherwise) to any Third Party of (A) Acquired Assets (other than sales, dispositions or transfers in the Ordinary Course), or (B) beneficial ownership of fifteen percent (15%) or more of the combined voting securities of Seller or of any resulting parent company of Seller (excluding voting securities acquired in open market purchases), or (ii) any issuance, sale or other disposition, directly or indirectly, to any Third Party (or the shareholders of any Third Party) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing fifteen percent (15%) or more of the combined voting securities of Seller (excluding voting securities acquired in open market purchases), in each case other than transactions contemplated by this Agreement.

“Anti-Bribery Law” means (i) the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations issued thereunder, and (ii) any law, rule, regulation, or other legally binding measure of any jurisdiction including, without limitation, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or that otherwise relates to bribery or corruption.

“Antitrust Laws” means the Sherman Act, 15 U.S.C. §§ 1-7, as amended; the Clayton Act, 15 U.S.C. §§ 12-27, 29 U.S.C. §§ 52-53, as amended; the HSR Act; the Federal Trade Commission Act, 15 U.S.C. § 41-58, as amended; and all other Laws and Orders that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade, or lessening of competition through merger or acquisition.

“Base Purchase Price” means $160,000,000.

“Business Day” means any day that is not a Saturday or Sunday or a day on which banking institutions located in New York, New York or Boston, Massachusetts are required by Law to remain closed.

“Buyer Material Adverse Effect” means any Effect that is materially adverse to the ability of Buyer to consummate the transactions contemplated by this Agreement.

“Commercialize” or “Commercialization” means all activities related to importing, storing, transporting, distributing, marketing, detailing, and selling a medicinal product or any such use with a view to sale of a medicinal product; and “Commercialization” shall be construed accordingly. Commercialization shall not include Development or Manufacturing.

“Common Stock” means the common stock of Seller, par value $0.001 per share.

“Confidential Material” means all data and information (whether written or oral) that is confidential, proprietary or is not otherwise generally available to the public regarding the Acquired Assets or the Assumed Liabilities. Notwithstanding the foregoing, the restrictions set forth in Section 9.04 shall not apply to data or information (a) that is or becomes generally available to the public, other than as a result of disclosure by Seller, its Affiliates or their respective Representatives in violation of this Agreement, (b) becomes available to Seller its

Affiliates or their respective Representatives from a Person other than a member of the Buyer Group or their respective Representatives on a non-confidential basis, provided, that such Person was not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Buyer Group or such Representatives with respect to such materials or (c) to the extent not severable, that primarily relates to the Excluded Assets and Excluded Liabilities.

“Contract” means any contract, agreement, license, sublicense, indenture, instrument, commitment and any other legally binding agreement, whether written or oral.

“Damage” or “Damages” means, without duplication, (a) any and all claims, actions, causes of action, judgments, awards, penalties, Liabilities, losses, costs or damages (of any kind including economic, consequential, special, indirect, incidental, punitive, or exemplary losses, costs or damages, including without limitation, lost profits ), including reasonable fees and expenses of attorneys, accountants and other professional advisors, whether involving a dispute solely between the parties hereto or otherwise, and (b) any losses or costs incurred in investigating, defending or settling any claim, action or cause of action described in clause (a).

“DCE Platform Know-How” means Seller’s Know-How, other than Transferred Know-How that has specific application to the ownership, operation or conduct of the CF Enterprise, to Develop, Manufacture or Commercialize deuterium-substituted therapeutic agents, including Know-How to (i) assess compounds as suitable targets for deuterium substitution; (ii) synthesize a wide range of chemical compounds that incorporate deuterium selectively at specific positions and accurately analyze deuterium content at those positions; (iii) optimize assays to evaluate the metabolic stability and metabolite profile of deuterated compounds; (iv) identify deuterated compounds that possess improved in vitro or in vivo metabolic or pharmacokinetic properties relative to the corresponding non-deuterated compound; (v) develop and apply bioanalytical methods to identify and measure metabolites formed by the in vitro and in vivo metabolism of deuterated compounds; (vi) understand how the effects of selective deuterium substitution may translate from in vitro to in vivo systems and from non-human models to humans, and how deuterium substitution affects individual and population-based ADME parameters; (vii) manufacture, analyze, and formulate deuterated compounds, including development of analytical methods for determining level of deuterium incorporation; and (viii) sourcing deuterium reagents, starting materials, and intermediates, and developing and utilizing a supply chain of multiple vendors.

“Develop”, “Developed” or “Development” means all activities related to research and development of a medicinal product including, all testing and studies (non-clinical, preclinical and clinical), toxicology testing, pharmacology, statistical analysis, and reporting, together with all other activities with respect to the product useful for the preparation and submission of applications or other filings to a Regulatory Authority to obtain Regulatory Approval for the product and in support of obtaining Regulatory Approval. Development shall not include Manufacturing or Commercialization.

“Effect” means any event, occurrence, change, development or effect.

“EMA” means the European Medicines Agency or any successor agency that is responsible for reviewing applications seeking approval for the sale of pharmaceuticals in the European Union.

“Encumbrance” means any charge, claim, condition, equitable interest, lien, encumbrance, option, pledge, security interest, hypothecation, mortgage, right of first refusal, or any restriction on use, voting, transfer, receipt of income, right of set-off, title retention, or exercise of any other attribute of ownership.

“Escrow Agent” means Citibank, N.A.

“Escrow Agreement” means the Escrow Agreement to be entered into on the Closing Date in substantially the form attached hereto as Exhibit G.

“Escrow Account” means the escrow account to be established and maintained pursuant to the terms of the Escrow Agreement for the Escrow Amount.

“Escrow Amount” means, initially, $16,000,000, which amount shall be adjusted to reflect any earnings thereon and any amounts released pursuant to the terms and subject to the conditions set forth in this Agreement and the Escrow Agreement.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Therapeutic Product” means any product of Seller that is not a Transferred Product, including compounds that are solely intended for use as a treatment of antibacterial infections in patients with cystic fibrosis.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Entity” means any United States or non-United States federal, state, provincial or local court, tribunal, arbitrator or arbitral body, the United States Congress or other state or local legislative body, administrative agency or commission or other governmental or regulatory agency or authority or any securities exchange.

“Indebtedness” means, with respect to any Person, any principal, interest, premiums or other obligations of such Person (excluding accrued expenses and trade payables), whether or not contingent: (a) in respect of notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured; (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (c) in respect of banker’s acceptances; (d) representing capital lease obligations; (e) representing the balance deferred and unpaid of the purchase price of any property or services; (f) representing any hedging obligations, if and to the extent any of the preceding items (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP; (g) in respect of accrued bonuses owed to any employees of such Person with respect to the 2016 calendar year; (h) any Liability of such Person in respect of banker’s acceptances or letters of credit (but solely to the extent drawn and not paid), (i) all prepayment premiums, penalties, costs and/or expenses related to any items of Indebtedness of the type referred to in clauses (a) through (i) above that would be required to be paid as a result of the transactions contemplated hereby or to extinguish the Indebtedness as of immediately prior to the Closing or (j) direct or indirect guarantees or other contingent Liabilities (including so called “make-whole”, “take-or-pay” or “keep-well” agreements) with respect to any indebtedness, obligation, claim or Liability of any other Person of a type described in clauses (a) through (i) above. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

“Intellectual Property” means any and all intellectual property rights or similar proprietary rights and description throughout the world, whether registered or unregistered, including all rights pertaining to or deriving from: (a) Patents, inventions, invention disclosures, discoveries and improvements, whether or not patentable; (b) trademarks, trade dress, service marks, certification marks, logos, brands, slogans, design rights, names, corporate names, trade names, Internet domain names, social media accounts and addresses and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing; (c) copyrights and copyrightable subject matter; (d) rights in any computer software or firmware (whether in source code, object code or other form), algorithms, data files, databases, compilations and data technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing; (e) trade secrets (including those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign Law), and all other non-public confidential or proprietary information, Know-How, clinical data, non-clinical data, pre-clinical data, in-vitro data, inventions, processes, formulae, models, and methodologies, excluding Patents, and rights to limit the use or disclosure thereof by any Person; and (f) all applications, registrations, and renewals for the foregoing in any jurisdiction throughout the world.

“Know-How” means any know-how, trade secret, proprietary invention, discovery, data, information, process, method, technique, material, technology, result or other know-how, whether or not patentable, and all other non-public confidential or proprietary information.

“knowledge” means (i) with respect to Seller, the knowledge, within the scope of his or her responsibility assuming reasonable inquiry of those employees known to such persons to have specialized knowledge of the subject matter of the representation and warranty, of the individuals listed in Section 10.01(a) of the Seller Disclosure Letter and (ii) with respect to Buyer, the knowledge, within the scope of his or her responsibility assuming reasonable inquiry of those employees known to such persons to have specialized knowledge of the subject matter of the representation and warranty, of the Chief Legal and Administrative Officer.

“Law” means (i) any statute, code, rule, regulation, ordinance, rule of common law, requirement or other pronouncement of any Governmental Entity having the effect of law and (ii) any binding guidance document with regard to drug approval requirements.

“Liability” means any debt, Indebtedness, obligation, Tax, duty or liability of any nature (including known, unknown, fixed, absolute, disclosed, undisclosed, matured, unmatured, accrued, unaccrued, asserted, unasserted, determined, determinable, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, Indebtedness, obligation, Tax, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

“Manufacture” or “Manufacturing” shall mean any and all activities related to making, producing, processing, filling, finishing, packaging, labeling or quality assurance testing and releasing of a medicinal product (or any ingredient thereof). Manufacturing shall not include Development or Commercialization.

“Milestone Event” means each of the events set forth in Section 1.02(b).

“Official” means any official, employee or representative of, or any other person acting in an official capacity for or on behalf of, any (i) Governmental Entity, including any entity owned or controlled thereby, (ii) political party, party official or political candidate, or (iii) public international organization.

“Orders” means all orders, rulings, judgments, settlements, arbitration awards or decrees of any Governmental Entity (or any agreement entered into or any administrative, judicial or arbitration award with any Governmental Entity).

“Ordinary Course” means the ordinary course of the ownership, operation, Development, Manufacture and Commercialization of the Acquired Assets consistent with past practice.

“Patents” means patents, including utility and design patents, patent applications, including provisionals, non-provisionals, utility models and any and all related national or international counterparts thereto, including any divisional, continuation, continuation-in-part applications, reissues, reexaminations, substitutions and extensions thereof (including supplementary protection certificates, requests for, and grants of, continued examination, post-grant confirmations or amendments, counterparts claiming priority from any of the foregoing; and any patents or patent applications that claim priority to or from any of the foregoing) and all rights associated with any of the foregoing, including the right to claim priority arising from or related to any of the foregoing.

“Permitted Encumbrance” means: (i) Encumbrances for Taxes, assessments and governmental charts or levies either not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (ii) Encumbrances incurred in the Ordinary Course for mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other similar liens that are not yet due and payable or that are being contested in good faith by appropriate proceedings;

and (iii) Encumbrances incurred in the Ordinary Course for pledges and deposits to secure the performance of bids, trade Contracts, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the Ordinary Course.

“Permits” means any and all federal, state, local and foreign qualifications, permits, registrations, clearances, certificates, rights, applications, submissions, variances, exemptions, filings, approvals and authorizations from Governmental Entities.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, association, unincorporated organization, other form of entity, of whatever nature, or Governmental Entity.

“Post-Closing Tax Period” means a Tax period that begins after the Closing Date and the portion of a Straddle Period that begins after the Closing Date.

“Pre-Closing Tax Period” means a Tax period that ends on or before the Closing Date and the portion of a Straddle Period ending on and including the Closing Date.

“Proxy Statement” means a proxy statement to be sent to the stockholders of Seller (together with any amendments or supplements thereto) with respect to the Seller Special Meeting.

“Regulatory Approval” means any and all registration, clearance, license permit, approval, concession, variance, waiver, or other authorization of any national, regional, state, or regulatory authority, department, bureau, commission, council or other Governmental Entity that is necessary for any activities in relation to or with a medicinal product in a given country, jurisdiction, or region (including for the Development, Manufacture, supply, and Commercialization of such medicinal product) in such country or jurisdiction.

“Regulatory Documentation” means with respect to any Transferred Products, the regulatory documentation, or portion thereof, related to each such product, including (as applicable) all applications for Transferred Registrations and renewals thereof (including investigational new drug applications, orphan designations, new drug applications, abbreviated new drug applications and marketing authorization applications), and the safety reports, information on adverse events, and copies of all correspondence, reports, or minutes with any Governmental Entity, and all data submitted to Governmental Entities in connection with Transferred Registrations, pricing studies, and documents (including, without limitation, laboratory, clinical and pre-clinical animal study data) relating to the Transferred Registrations or to the subject matter of the Transferred Registrations to the extent relating to the Transferred Products. For the avoidance of doubt, Regulatory Documentation shall not include laboratory notebooks, internal audit reports or batch records (other than those batch records contained in Transferred Registrations).

“Representatives” means, when used with respect to Buyer or Seller, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers, lenders and other agents, advisors and representatives of Buyer or Seller, as applicable, and their respective Subsidiaries.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Board Recommendation” means the recommendation of the Seller Board that the stockholders of Seller vote in favor of approval of the sale of the Acquired Assets pursuant to this Agreement and the transaction contemplated hereby.

“Seller Intervening Event” means an Effect that affects or would reasonably be expected to affect the Acquired Assets, taken as a whole, that (a) is material, (b) was not known to the Seller Board as of the date of this Agreement (and which could not have become known through any further reasonable investigation, discussion, inquiry or negotiation with respect to any event, fact, circumstance, development or occurrence known to Seller as of the date of this Agreement), (c) becomes known to the Seller Board prior to obtaining the Seller Stockholder Approval (d) does not relate to or involve any Alternative Transaction and (e) is not the result of a material breach of this Agreement by Seller.

“Seller Material Adverse Effect” means any Effect that is materially adverse to (i) the ability of Seller to consummate the transactions contemplated by this Agreement or (ii) the condition (financial or otherwise) or ownership, operation or development of the Acquired Assets, taken as a whole; provided, however, that a “Seller Material Adverse Effect” shall not include, either alone or in combination, any Effect resulting from or arising out of (and the following will not be taken into account when determining whether a “Seller Material Adverse Effect” has occurred): (A) the announcement, pendency or consummation of this Agreement or the transactions contemplated hereby, including the identity of, or any facts or circumstances relating to, Buyer or any of its Affiliates to the extent resulting from the public announcement of this Agreement or the pendency of the transactions contemplated hereby; (B) any action taken by Seller at the written request of Buyer or with Buyer’s written consent, or the failure of Seller to take an action that Seller is specifically prohibited from taking by the terms of this Agreement; (C) any event or occurrence generally affecting the industries in which Seller operates relating to the Acquired Assets or in the economy generally or other general business, financial or market conditions; (D) changes affecting the national or international general economic, political, legal or regulatory conditions; (E) changes in Laws after the date hereof applicable to the Acquired Assets; or (F) national or international political conditions or instability, including the engagement by the United States in hostilities, whether or not pursuant to a declaration of emergency or war, or the occurrence of any military or terrorist attack upon the United States or any other nation, except, in each of clauses (C), (D), (E), or (F) above, to the extent such Effects have a disproportionate impact on the Acquired Assets and the Assumed Liabilities, taken as a whole, relative to other Persons owning assets similar to the Acquired Assets, in the industry or markets in which Seller operates.

“Seller Special Meeting” means the meeting of the holders of Common Stock for the purpose of seeking the Seller Stockholder Approval, including any postponement or adjournment thereof.

“Seller Stockholder Approval” means the affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote upon the authorization of this Agreement and the transactions contemplated hereby at the Seller Special Meeting.

“Straddle Period” means a taxable period that begins before the Closing Date and ends after the Closing Date

“Subsidiaries” means all those corporations, associations or other business entities of which the entity in question (a) owns or controls a majority of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which a majority of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (b) in the case of partnerships, serves as a general partner, (c) in the case of a limited liability company, serves as a managing member, or (d) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

“Superior Proposal” means any bona fide written proposal made to Seller by any Third Party which did not result from a breach of Section 4.06 with respect to any Alternative Transaction or any purchase or acquisition (a) involving the Acquired Assets or more than 50% of the voting power of the Common Stock, (b) that is on terms that the Seller Board determines in good faith (after consultation with its financial advisors and outside legal counsel) would result in a transaction that, if consummated, is more favorable to Seller’s stockholders from a financial point of view than the transactions contemplated by this Agreement (taking into account any proposal by Buyer to amend the terms of this Agreement); (c) with respect to which the cash consideration and other amounts (including costs associated with the proposed acquisition) payable at closing are subject to fully committed financing from recognized financial institutions; and (d) that is reasonably likely to receive all required governmental approvals on a timely basis and otherwise reasonably capable of being completed within a reasonable period of time on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal.

“Tax Returns” means all reports, returns, declarations, statements, forms or other information required to be supplied to a Governmental Entity in connection with Taxes, including amendments thereto.

“Taxes” means (a) all taxes, including income, gross receipts, capital gain, ad valorem, value-added, goods and services, excise, real property, personal property, sales, use, transfer, withholding, employment and franchise taxes or other similar charges imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and (b) any liability for any item described in clause (a) of another natural person, corporation, limited liability company, association, partnership, not for profit entity, other form of business, or Governmental Entity, whether by Contract (other than any Contract entered into in the Ordinary Course the principal purpose of which is not related to taxes) or express or implied agreement, pursuant to any applicable Law, as a transferee or successor, or otherwise.

“Third Party” means any Person other than the Parties or any of their respective Subsidiaries and Affiliates.

“Transaction Litigation” means any claim or legal proceeding (including any class action or derivative litigation) not involving a Governmental Entity asserted or commenced by, on behalf of or in the name of, against or otherwise involving Seller and/or any of its directors or officers relating directly or indirectly to this Agreement, the sale of the Acquired Assets or any of the other transactions contemplated by this Agreement (including any such claim or legal proceeding based on allegations that Seller’s entry into the Agreement or the terms and conditions of the Agreement constituted a breach of the fiduciary duties of Seller’s Board or any officer of Seller).

“Transferred Inventory” means all inventory of Transferred Products and reference standards, retains and intermediates related thereto, ingredients and any other raw materials, work-in-progress materials, package inserts, packaging and labeling materials, supplies and other inventories used in the manufacturing or production of any Transferred Products, but specifically excluding such quantity of CTP-656 as may be required by Seller prior to Closing in the Ordinary Course, including material required for Seller to support and conduct its clinical trials.

“Transferred Know-How” means Know-How (other than DCE Platform Know-How) that is necessary or useful for the ownership, Development, Manufacture and Commercialization of the CF Enterprise.

“Transferred Products” means (i) all deuterated ivacaftor, including the deuterated form of ivacaftor having a chemical formula as set forth on Section 10.01(b) of the Seller Disclosure Letter, including the compound coded by Seller as CTP-656, and (ii) any other compounds used, planned for use or held for use, in each case, in the ownership, operation or conduct of the CF Enterprise (including deuterated tezacaftor) as of the date hereof and the Closing Date, in each of cases (i) and (ii), including any derivatives, combinations, or other forms thereof; provided, that compounds that are (a) solely intended for use as a treatment of antibacterial infections in patients with cystic fibrosis or (b) listed on Section 10.01(c) of the Seller Disclosure Letter shall not be considered Transferred Products.

“Transferred Product Records” (i) written records lab notebooks, accounts, notes, reports, batch records and data, (ii) Regulatory Documentation, (iii) Development data (of any kind) from discovery through to submission (raw data, stability, validation, quality by design work), all analytical methods development and validation, (iv) Manufacturing data (of any kind), batch records, Manufacturing facility, quality control lab commissioning, validation protocols, testing protocols, and reports, (v) facility and equipment detailed drawings, all equipment maintenance and calibration data, and (vi) records relating to the filing, prosecution, issuance, maintenance, enforcement or defense of the Transferred IP, in the case of clauses (i) – (vi) that are owned or controlled by or otherwise in the possession of Seller as of the Closing Date and related to the Transferred Products.

“Transferred Registrations” any and all Regulatory Approvals granted or issued by, or applied for to a national, regional, state, or regulatory authority, department, bureau, commission, council or other Governmental Entity for any activities in relation to or with a medicinal product in a given country, jurisdiction, or region (including for the Development, Manufacture, supply, and Commercialization of such medicinal product).

Section 10.02 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

Acquired Assets	Section 1.01(a)
Acquired Assets Permits	Section 2.12(a)
Acquired Assets Regulatory Filings	Section 2.12(a)
Aggregate Threshold	Section 6.05(b)(ii)
Agreed Amount	Section 6.04(b)
Agreement	Preamble
Antitrust Approvals	Section 4.03(b)
Assigned Contracts	Section 1.01(a)(iv)
Assigned IP Contracts	Section 1.01(a)(iv)
Assumed Liabilities	Section 1.01(d)
Assumption Agreements	Section 1.01(d)
Bill of Sale	Section 1.03(b)(iii)
Burdensome Term or Condition	Section 4.03(f)
Buyer	Preamble
Buyer FDA Letter	Section 5.03(e)
Buyer Group	Section 1.01(a)
Buyer Indemnified Parties	Section 6.02
Buyer Orphan Designation Letter	Section 5.03(e)
Cap	Section 6.05(b)(i)
CF Enterprise	Recitals
Claim Notice	Section 6.04(b)
Claimed Amount	Section 6.04(b)
Closing	Section 1.03(a)
Closing Date	Section 1.03(a)
Confidentiality Agreement	Section 4.02
Contingent Payment	Section 1.02(b)
CTAs	Section 2.10(a)(viii)
DOJ	Section 4.03(a)
Electronic Delivery	Section 10.07
Excluded Assets	Section 1.01(b)
Excluded Liabilities	Section 1.01(e)
FDA	Section 2.12(a)
FDCA	Section 2.12(a)
FTC	Section 4.03(a)
Fundamental Representations	Section 6.01(a)
Guarantor	Preamble

HSR Act	Section 2.05(c)
Indemnified Party	Section 6.04(a)
Indemnifying Party	Section 6.04(a)
IP Assignment Agreements	Section 1.03(b)(iv)
Material Contract	Section 2.10(a)
MTAs	Section 2.10(a)(viii)
NDAs	Section 2.10(a)(viii)
Non-Compete Period	Section 9.05(a)
Outside Date	Section 7.01(f)(ii)
Parties	Preamble
Party	Preamble
PHSA	Section 2.12(a)
Pre-Closing Period	Section 4.01(a)
Research and Testing Agreement	Recitals
Registered Business IP	Section 2.09(a)
Regulatory Authority	Section 2.12(a)
Regulatory Filings	Section 4.03(a)
Related Agreements	Section 2.03
Restricted Names	Section 9.02
Safety Notice	Section 2.12(d)
Seller	Preamble
Seller Board	Section 2.03
Seller Board Approval	Section 2.20
Seller Change of Recommendation	Section 4.07(c)
Seller Disclosure Letter	Article II
Seller FDA Letter	Section 5.02(f)
Seller Indemnified Parties	Section 6.03
Seller Orphan Designation Letter	Section 5.02(f)
Supplement	Section 4.04
Termination Fee	Section 7.02(b)
Third Party Claim	Section 6.04(a)
Third Party IP	Section 2.09(f)
Transfer Taxes	Section 8.01(a)
Transferred IP	Section 1.01(a)(ii)
Transferred IP Documentation	Section 1.01(a)(iii)
Transferred Permits	Section 1.01(a)(vi)
Transition Services Agreement	Section 1.03(b)(vii)

Section 10.03 Press Releases and Announcements. Each Party shall consult with the other Party and give the other Party a reasonable opportunity to comment on such Party’s press release announcing the execution and delivery of this Agreement. No Party shall issue (and each Party shall cause its Affiliates not to issue) any press release or public disclosure relating to the subject matter of this Agreement, or its terms, without the prior written approval of the other Party; provided, however, that nothing in this Section 10.03 shall prevent any Party from (a) making any public disclosure it believes in good faith is required by Law, regulation or stock exchange rule (in which case the disclosing Party shall use its commercially reasonable efforts to advise the other Party prior to making disclosure and the other Party shall have the right to review such press release or announcement prior to its publication) or (b) enforcing its rights hereunder.

Section 10.04 No Third Party Beneficiaries. Except as provided by applicable Law, this Agreement shall not confer any rights or remedies upon any Person other than each Party and its respective successors and permitted assigns and, to the extent specified herein, its respective Affiliates; provided, however, that the provisions of Article VI and Article VII are intended for the benefit of the entities and individuals specified therein and their respective legal representatives, successors and assigns.

Section 10.05 Entire Agreement. This Agreement (including the documents referred to herein), the Related Agreements, the Confidentiality Agreement and the Escrow Agreement constitute the entire agreement between the Parties with respect to the subject matters hereof and thereof and supersede all other prior agreements (except that the Confidentiality Agreement shall be deemed amended hereby so that until the termination of this Agreement in accordance with Section 7.01, Buyer shall be permitted to take the actions contemplated by this Agreement) and understandings, both written and oral, between the Parties or any of them with respect to the subject matter hereof and thereof.

Section 10.06 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by each of the Parties named herein and its respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder (whether by operation of Law or otherwise) without the prior written consent of the other Party; provided, that (i) Seller may assign all of its rights and obligations hereunder to any successor or assign of Seller’s business through the acquisition (whether by operation of Law or otherwise) of more than 50% of the voting power of Common Stock and/or substantially all of Seller’s assets and (ii) Buyer may assign the right to acquire certain of the Acquired Assets to one or more of its Affiliates prior to the Closing (provided, that in connection with any such assignment, Buyer shall remain primarily liable for such assigned obligations); provided, however, following the Closing, Buyer may assign and delegate, in whole or in part, its rights and obligations hereunder to either (i) a wholly-owned Subsidiary of Buyer, (ii) an Affiliate under common control with Buyer or (iii) in connection with the transfer by Buyer of all or substantially all of the Acquired Assets; and provided, further, however, that no such assignment shall relieve Buyer of any obligation or liability under this Agreement.

Section 10.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by e-mail of a .pdf, .tif, .jpeg or similar attachment (“Electronic Delivery”), and any such counterparty delivered using Electronic Delivery shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

Section 10.08 Notices. All written notices that are required or permitted hereunder will be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier, addressed as follows:

if to Buyer, to:

Vertex Pharmaceuticals Incorporated

Attention: Business Development

50 Northern Avenue

Boston, MA 02110

with a copy (which shall not constitute notice) to:

Vertex Pharmaceuticals Incorporated

Attention: Corporate Legal

50 Northern Avenue

Boston, MA 02110

Email: Legal_Notice@vrtx.com

and

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

Attn:   Daniel G. Dufner, Jr., Esq.

           Michael A. Deyong, Esq.

Email: daniel.dufner@whitecase.com

           michael.deyong@whitecase.com

If to Seller, to:

Concert Pharmaceuticals, Inc.

99 Hayden Avenue, Suite 500

Lexington, MA 02421

Attn: Chief Executive Officer and General Counsel

Email: rtung@concertpharma.com

    rsilverman@concertpharma.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Ave

Boston, MA 02210

Attn:     John M. Mutkoski, Esq.

     Andrew H. Goodman, Esq.

Email: JMutkoski@goodwinlaw.com

    AGoodman@goodwinlaw.com

or to such other address as the Party to whom written notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such written notice will be deemed to have been given and received by the other Party: (a) when delivered if personally delivered; or (b) on receipt if sent by overnight courier.

Section 10.09 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state. Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if such court finds it lacks subject matter jurisdiction, the federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any suit, action, legal proceeding or claim arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such suit, action, legal proceeding or claim except in the Court of Chancery of the State of Delaware, or, if such court finds it lacks subject matter jurisdiction, the federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, (ii) agrees that any claim in respect of any such suit, action, legal proceeding or claim may be heard and determined in the Court of Chancery of the State of Delaware, or, if such court finds it lacks subject matter jurisdiction, the federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such suit, action, legal proceeding or claim in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such suit, action, legal proceeding or claim in such courts. Each of the Parties hereto (A) agrees that a final judgment in any such suit, action, legal proceeding or claim shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law and (B) waives any objection to the recognition and enforcement by a court in other jurisdictions of any such final judgment. Each Party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 10.09 in the manner provided for notices in Section 10.08. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.

Section 10.10 Amendments and Waivers. The Parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

Section 10.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

Section 10.12 Expenses. Except as otherwise specifically provided to the contrary in this Agreement or any of the Related Agreements, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, whether or not the Closing takes place.

Section 10.13 Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or are threatened to be breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. It is accordingly agreed that prior to the valid termination of this Agreement in accordance with Section 7.01, (i) the Parties shall be entitled to seek (in a court of competent jurisdiction as set forth in Section 10.09) an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (including Buyer’s obligation to effect the Closing), without bond or other security being required, this being in addition to any remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither Seller nor Buyer would have entered into this Agreement. Without limiting the generality of the foregoing, it is explicitly agreed that Seller shall be entitled to an injunction, specific performance or other equitable remedy to specifically enforce Buyer’s obligation to effect the Closing on the terms and conditions set forth herein in the event that all conditions in Sections 5.01 and 5.02 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, each of which is then capable of being satisfied at a Closing on such date) at the time when the Closing would have occurred but for the failure of Buyer to comply with its obligations to effect the Closing pursuant to the terms of this Agreement. Each of Seller and Buyer acknowledges and agrees that following a valid termination of this Agreement in accordance with Section 7.01, each Party shall be entitled to seek monetary damages for a willful or intentional breach of this Agreement in accordance with Section 7.02(a).

Section 10.14 Guaranty. Guarantor irrevocably guarantees each and every covenant and obligation of Buyer and the full and timely performance of Buyer’s obligations under the provisions of this Agreement. This is a guaranty of payment and performance, and not of collection, and Guarantor acknowledges and agrees that this guaranty is full and unconditional, and no release or extinguishments of Buyer’s Liabilities (other than in accordance with the terms of this Agreement), whether by decree in any bankruptcy proceeding or otherwise, will affect the continuing validity and enforceability of this guaranty. Guarantor hereby waives, for the benefit of Seller, (i) any right to require Seller as a condition of payment or performance of Guarantor to proceed against Buyer or pursue any other remedies whatsoever and (ii) to the fullest extent permitted by Law, any defenses or benefits that may be derived from or afforded by Law that limit the liability of or exonerate guarantors or sureties, except to the extent that any such defense is available to Buyer. Guarantor understands that Seller is relying on this guaranty in entering into this Agreement. Under no circumstances shall the maximum amount payable by Guarantor hereunder for any reason and under any legal theory in law or at equity exceed an amount equal to the Base Purchase Price and any Contingent Payment that becomes payable pursuant to Section 1.02(b).

Section 10.15 Construction. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “either” and “or” are not exclusive and “include”, “includes” and “including” are not limiting; (b) “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) the word “will” shall be construed to have the same meaning as the word “shall”; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (f) references to any Law, Contract, instrument or other document shall mean such Law, Contract, instrument or other document as amended, supplemented or otherwise modified from time to time, including by succession of comparable successor Laws; (g) references to a person or entity are also to its permitted successors and assigns; (h) references to an “Article”, “Section”, “Exhibit”, “Annex” or “Schedule” refer to an Article or Section of, or an Exhibit, Annex or Schedule to, this Agreement; (i) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; (j) unless the context so requires, references to any Laws or specific provisions of Laws shall include any rules, regulations and delegated legislation issued thereunder; (k) references to any pronoun shall include the corresponding masculine, feminine and neuter forms; (l) the table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof; and (m) references herein to “primarily” shall include “primarily” as well as any other standard that reflects a majority or more of the matter addressed, including “exclusively” or any similar term. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified, and if any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either Party. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

Section 10.16 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH AND THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.16.

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The Parties hereto have executed this Agreement as of the date first above written.

CONCERT PHARMACEUTICALS, INC.

By:	/s/ Roger Tung
Name:	Roger Tung
Title:	President & CEO

VERTEX PHARMACEUTICALS (EUROPE) LIMITED

By:	/s/ Ian Smith
Name:	Ian Smith
Title:	Director

Solely with respect to Section 10.14 herein:
VERTEX PHARMACEUTICALS INCORPORATED

By:	/s/ Ian Smith
Name:	Ian Smith
Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

[Bach – Signature Page to Asset Purchase Agreement]

Annex B

March 3, 2017

Board of Directors

Concert Pharmaceuticals, Inc.

99 Hayden Avenue, Suite 500

Lexington, Massachusetts 02421

Members of the Board of Directors:

You have asked us to advise you with respect to the fairness, from a financial point of view, to Concert Pharmaceuticals, Inc. (“Concert,” or the “Company”) of the Consideration (as defined below) to be received by the Company for all of the Company’s right, title and interest in CTP-656 and certain related assets and liabilities associated therewith (collectively, “CTP-656”) in accordance with the terms of the Asset Purchase Agreement by and among the Company, Vertex Pharmaceuticals (Europe) Limited and Vertex Pharmaceuticals Incorporated (together, “Vertex”), dated March 3, 2017 (the “Asset Purchase Agreement”). In exchange for CTP-656, (a) the Company will receive $160,000,000 in cash at the Closing (less the Escrow Amount, which shall be paid to the Escrow Agent), (b) Vertex will assume the Assumed Liabilities at the Closing, and (c) the Company will have the right to receive each Contingent Payment based on the achievement by or on behalf of Vertex or its Affiliates, licensees, sublicensees or transferees of the corresponding Milestone Event ((a) and (c), together, the “Consideration”). The transaction contemplated by the Asset Purchase Agreement shall be referred to herein as the “Transaction.” Defined terms used herein but not otherwise defined shall be as defined in the Asset Purchase Agreement.

Our opinion addresses only the fairness, from a financial point of view, to the Company of the Consideration to be received by the Company for CTP-656 in accordance with the Asset Purchase Agreement and does not address any other aspect or implication of the Transaction, including, but not limited to, any other aspect of the Company’s business unrelated to CTP-656 or any other asset of the Company other than CTP-656, or any other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Transaction, or any other aspect of the Company’s business or any of its other assets. In addition, we express no opinion on, and our opinion does not in any manner address, the likelihood or probability of the achievement or satisfaction of the Milestone Events.

In arriving at our opinion, we have reviewed, analyzed and considered: the Purchase Agreement; certain annual and interim reports to stockholders on Form 10-K and 10-Q of the Company and Vertex; certain other publicly available business and financial information relating to the Company, CTP-656 and Vertex we deemed relevant; certain other financial information relating to the Company, including financial forecasts relating to the Company, which were provided to us by the Company; certain business and financial information, including financial forecasts, relating to CTP-656 separately, which were provided to us by the Company; the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies or their asset(s) and comparisons of these terms with the proposed financial terms of the Transaction; certain publicly available financial and business information concerning certain other companies and certain of their assets we deemed relevant and comparisons of this financial and business information to that of CTP-656; and such other factors as we considered appropriate. In addition, we have discussed with the

March 3, 2017

management of the Company the business, operations, financial condition and prospects of the Company, both with and without CTP-656, including such management’s views of the operational and financial risks and uncertainties associated with continuing to develop CTP-656 itself.

In connection with our review, we have not assumed any responsibility for independent verification of any of the information and have, with your consent, relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for the Company and CTP-656, respectively, the management of the Company has advised us, and we have assumed with your consent, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and CTP-656, respectively. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, whether with or without CTP-656, nor have we been furnished with any such evaluations or appraisals. Furthermore, we have not been requested to make, and have not made, any physical inspection of CTP-656.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Asset Purchase Agreement are true and correct, (b) each party to the Asset Purchase Agreement will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Asset Purchase Agreement, without any amendments or modifications thereto. We also have relied upon and assumed, without independent verification, that all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Company that would be material to our analyses or this opinion. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or to which CTP-656 is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or to which CTP-656 is or may be subject. Our opinion does not address (i) the solvency, creditworthiness or fair value of the Company, whether with or without CTP-656, or Vertex, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (ii) the ability of the Company or Vertex to continue as a going concern; (iii) the underlying business decision of the Company to engage in the Transaction, or (iv) any legal, regulatory, tax or accounting matters.

We have been engaged by the Company to render this opinion and will receive a fee for doing so, which is payable upon delivery of this opinion. In addition, the Company has agreed to reimburse us for the payment of certain expenses rendered by us in connection with the delivery of this opinion and indemnify us for certain liabilities and other items arising out of our engagement. During the two year period prior to the date hereof, no material relationship existed between us or any of our affiliates and the Company or Vertex pursuant to which compensation was received by us or our affiliates; however, we and/or our affiliates may in the future provide investment banking and other financial services to the Company or Vertex and their respective affiliates for which we would expect to receive compensation. We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transaction or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Board of Directors of the Company or any other party with respect to alternatives to the Transaction. This opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof.

March 3, 2017

The issuance of this opinion has been approved by a fairness opinion committee of Aquilo Partners, L.P. (“Aquilo Partners”). This opinion is for the use and benefit of the Board of Directors of the Company in connection with its evaluation of the Transaction. This opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Transaction or any other matter. This opinion shall not be reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor shall any public references to Aquilo Partners or any of its affiliates be made by the Company or any of its affiliates, without the prior written consent of Aquilo Partners, provided that this opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the Company for CTP-656 in accordance with the Asset Purchase Agreement is fair, from a financial point of view, to the Company.

Very truly yours,

AQUILO PARTNERS, L.P.

By:	/s/ John Dyer
John Dyer
Managing Director

PRELIMINARY PROXY CARD DATED MARCH 23, 2017 – SUBJECT TO COMPLETION

CONCERT PHARMACEUTICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS

[●], 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Concert Pharmaceuticals, Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated [●], 2017, and hereby appoints Roger D. Tung, D. Ryan Daws and I. Robert Silverman, and each of them, with full power of substitution, as proxy or proxies, to vote all shares of the common stock of the undersigned at the Annual Meeting of stockholder of Concert Pharmaceuticals, Inc. to be held [●], 2017, and at any adjournments or postponements thereof, upon the proposals set forth on this form of proxy and described in the proxy statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

1.	Election of three class III directors to our Board of Directors to serve until the 2020 annual meeting of stockholder:

Nominees:

01) Richard H. Aldrich

02) Thomas G. Auchincloss, Jr.

03) Christine van Heek

☐    FOR ALL                 ☐    WITHHOLD ALL                ☐    FOR ALL EXCEPT

        To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

☐    FOR                ☐     AGAINST                ☐    ABSTAIN

3.	Authorization of the sale by the Company to Vertex Pharmaceuticals (Europe) Limited, a U.K. limited company of the assets related to the synthesis, research and development of compounds as potential therapeutic products for treating cystic fibrosis, including the compound CTP-656, pursuant to an Asset Purchase Agreement, dated as of March 3, 2017, by and among the Company, Vertex and Vertex Pharmaceuticals Incorporated, a Massachusetts corporation, as Guarantor, for an aggregate of $160 million in cash upon closing of the transaction, and an aggregate of up to $90 million following the closing upon the achievement of certain milestone events.

☐    FOR                ☐     AGAINST                ☐    ABSTAIN

4.	The adjournment of the Annual Meeting, if necessary and to the extent permitted by the Asset Purchase Agreement, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the proposals described.

☐    FOR                ☐     AGAINST                ☐    ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

(This proxy should be marked, dated and signed by the stockholder or stockholders exactly as the stockholder’s or stockholders’ names appear hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary or representative capacity should so indicate. If shares are held by joint tenants, as community property or otherwise by more than one person, all should sign.)

Signature:	Date:	Signature:	Date: